As filed with the Securities and Exchange Commission on October 6, 2004

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                               AMENDMENT NO. 3 TO
                                    FORM S-11
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                        American Church Mortgage Company
        (Exact Name of Registrant as Specified in Governing Instruments)

                            10237 Yellow Circle Drive
                              Minnetonka, MN 55343
                                 (952) 945-9455
       (Address, Including Zip Code, and Telephone Number, Including Area
               Code, of Registrant's Principal Executive Offices)

                           Philip J. Myers, President
                            10237 Yellow Circle Drive
                              Minnetonka, MN 55343
                                 (952) 945-9455
                     (Name, Address, Including Zip Code, and
          Telephone Number, Including Area Code, of Agent For Service)

                                   copies to:

                             Philip T. Colton, Esq.
                           Winthrop & Weinstine, P.A.
                       225 South Sixth Street, Suite 3500
                              Minneapolis, MN 55402
                                 (612) 604-6400

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                                                      Prospectus


                        AMERICAN CHURCH MORTGAGE COMPANY

              $23,000,000 of Series B Secured Investor Certificates


     American  Church  Mortgage  Company is a real estate  investment  trust, or
"REIT." We make mortgage loans to churches and other non-profit religious organizations. We also purchase mortgage-secured bonds issued by such organizations.

     We are offering our Series B Secured Investors Certificates.

     We may offer new  certificates  with  maturities  ranging from eight (8) to
fifteen  (15)  years.  Renewal  certificates,   which  aggregate  no  more  than
$3,000,000 principal amount, with maturities ranging from two to three years will be offered to investors desiring to renew certificates from prior offering. Depending on our capital needs, certificates with certain terms may not always be available. We will periodically establish and may change interest rates on the unsold certificates offered in this prospectus. Current interest rates can be found in the Description of the Certificates section of this prospectus. Investors are advised to check for prospectus supplments as interest rate are subject to change. However, once a certificate is sold, its interest rate will not change during its term.

     The certificates are non-negotiable and may be transferred only in limited circumstances with the consent of our advisor. There is no public market for the certificates. The certificates will not be listed on any securities exchange or NASDAQ. Our investors may have difficulty selling certificates.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The certificates are not certificates of deposit or similar obligations and are not guaranteed by the FDIC or any other governmental fund or private entity. Investing in certificates involves risks and conflicts of interest. See "Risk Factors" beginning on p. 6 and "Conflicts of Interest" beginning on p. 15. Those risks include the following:

     >> If we lose our REIT status, we will be taxed as a corporation, which could affect adversely our ability to make interest payments to holders of certificates.
     >> We have conflicts of interest with the underwriter and our advisor, which are controlled by the same person. >> You may have difficulty selling your certificates because there is no public market and our advisor must approve all transfers of certificates.
     >> Our mortgages and bonds are secured by churches, which are typically limited purpose properties.

     The use of forecasts in this offering is prohibited. Any representations to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in this program is not permitted.

  ================================================= ======================== ============================== ==================
  Series B Secured Investor Certificates                 Price to Public         Selling Commission (2)       Proceeds to Us
  ------------------------------------------------- ------------------------ ------------------------------ ------------------
  ------------------------------------------------- ------------------------ ------------------------------ ------------------
     Minimum Purchase                                      $1,000 (1)                    $40.00                   $960.00
  ------------------------------------------------- ------------------------ ------------------------------ ------------------
  ------------------------------------------------- ------------------------ ------------------------------ ------------------
  Total                                                    $23,000,000                $845,000 (3)              $22,155,000
  ================================================= ======================== ============================== ==================

(1)  Certificates may be purchased in any multiple of $1,000.
(2) Estimated for purposes of this table based on the average commission we will pay the underwriter. Actual commissions we pay the underwriter will vary based on the term to maturity of the certificates sold on our behalf. Includes 1.00% underwriter's management fee that we will pay to the underwriter upon original issuance of each certificate. Of the $23,000,000 Series B Secured Investor Certificates, $3,000,000 of the certificates are reserved for the renewal of the Series A Secured Investor Certificates. These certficates will have maturities ranging from two to three years.
(3) The average commission we will pay the underwriter on the renewal of the Series A Secured Investor Certificates is 1.5%. An underwriter's management fee will not be paid on any certificates that are renewed.

                         AMERICAN INVESTORS GROUP, INC.
                              Minnetonka, Minnesota

                               October __, 2004

                                Table of Contents


PROSPECTUS SUMMARY............................................................1
------------------
RISK FACTORS..................................................................6
------------
WHO MAY INVEST................................................................11
--------------
USE OF PROCEEDS...............................................................12
---------------
COMPENSATION TO ADVISOR AND AFFILIATES........................................13
--------------------------------------
CONFLICTS OF INTEREST.........................................................15
---------------------
DISTRIBUTIONS.................................................................16
-------------
CAPITALIZATION................................................................18
--------------
SELECTED FINANCIAL DATA.......................................................19
-----------------------
MANAGEMENT'S DISCUSSION  AND ANALYSIS OF FINANCIAL CONDITION AND
 RESULTS OF OPERATIONS........................................................20
----------------------
OUR BUSINESS..................................................................24
------------
MANAGEMENT....................................................................36
----------
SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS...................................38
-------------------------------------------
CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH MANAGEMENT........................39
------------------------------------------------------
THE ADVISOR AND THE ADVISORY AGREEMENT........................................40
--------------------------------------
FEDERAL INCOME TAX CONSEQUENCE ASSOCIATED WITH THE CERTIFICATES...............41
---------------------------------------------------------------
FEDERAL INCOME TAX CONSEQUENCES ASSOCIATED WITH REITS.........................43
-----------------------------------------------------
ERISA CONSEQUENCES............................................................44
------------------
DESCRIPTION OF CAPITAL STOCK..................................................44
----------------------------
DESCRIPTION OF THE CERTIFICATES...............................................45
-------------------------------
SUMMARY OF THE ORGANIZATIONAL DOCUMENTS.......................................53
---------------------------------------
PLAN OF DISTRIBUTION..........................................................56
--------------------
COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES.........57
---------------------------------------------------------------------
LEGAL MATTERS.................................................................57
-------------
EXPERTS  58
REPORTS TO SHAREHOLDERS AND RIGHTS OF EXAMINATION.............................58
-------------------------------------------------
ADDITIONAL INFORMATION........................................................58
----------------------

INDEX TO FINANCIAL STATEMENTS................................................F-1

                               PROSPECTUS SUMMARY

     This summary highlights some information from the prospectus. It may not be all the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and the financial statements. In this prospectus, American Church Mortgage Company refers to itself as "we," "us, " and "our." Our prospective investors are sometimes referred to as "you" or "your."

                        AMERICAN CHURCH MORTGAGE COMPANY

     American Church Mortgage Company is a real estate investment trust, or REIT. We make mortgage-backed loans from $100,000 to $1,000,000 to churches and other non-profit religious organizations for the purchase, construction or refinancing of real estate and improvements. As of June 30, 2004 we have 64 mortgage loans outstanding in the aggregate principal amount of $29,395,983, and own church bonds having a face value of $7,723,860. The principal balance of our loan and bond portfolios at June 30, 2004, were $27,681,993 and $7,677,044, respectively. We intend to continue to lend funds pursuant to our business plan as funds from the sale of certificates and otherwise become available.

     American Church Mortgage Company was incorporated in the State of Minnesota on May 27, 1994. Our executive offices and those of our advisor are located at 10237 Yellow Circle Drive, Minnetonka (Minneapolis), Minnesota 55343. Our telephone number is (952) 945-9455.

                                   OUR ADVISOR

     We are managed by Church Loan Advisors, Inc. Church Loan Advisors, Inc. is referred to in this prospectus as our advisor. Our advisor manages our business activities, provides our office space, personnel, equipment and support services. Our advisor assumes most of the normal operating expenses we would otherwise incur if we had our own employees and directly managed our business activities. Pursuant to the advisory agreement between us and our advisor, we pay our advisor advisory fees based on our average invested assets and certain expenses. We also pay our advisor one-half of any origination fees we collect. Our advisor is affiliated by common ownership with American Investors Group, Inc., which is the underwriter of this offering (the "Underwriter").


                            THE CERTIFICATES OFFERED

Issuer........................................ American Church Mortgage Company
Trustee....................................... The Herring National Bank, Amarillo, Texas
Securities Offered............................ Series B Secured Investor Certificates
Offering Price................................ 100%  of  the  principal  amount  per  certificate;  multiples  of  $1,000  per certificate.
Maturity.......................................8, 9, 10, 11, 12, 13, 14 and 15 year  maturities.  Certificates  will mature on the last day of the  calendar  quarter  in which  they were  purchased.  We may cease offering  specified  maturities,  and begin  reoffering  any  unavailable maturity, at any time.
Interest Rates.................................As of the offering date, interest rates we will pay for each maturity of certificates are set forth in the section entitled Description of the Certificates in this prospectus.  However, investors are advised to check for prospectus supplements as interest rates are subject to change.
Interest Payments..............................Interest will be paid quarterly.
Principal Payment..............................Unless you renew your  certificate,  we will pay the entire principal amount of the certificate at maturity.
Redemption.....................................We generally will not be required to redeem outstanding  certificates.  We will redeem outstanding certificates only in the following cases:
                                               o    If  you  die,  your  representative  may  require  us to  redeem  your certificate,  subject to an aggregate limit of $25,000 in any calendar quarter for all redemptions.
                                               o    If there is a change of  control of our  business,  we may redeem each outstanding certificate at our option.
                                               o    If  our   outstanding   indebtedness   exceeds   the   amount  of
                                                    indebtedness allowed by our bylaws, we may redeem certificates in an amount  sufficient to bring our outstanding  indebtedness into compliance with our bylaws.
                                               o    If we terminate our advisory agreement with Church Loan Advisors,
                                                    Inc., our current advisor, for any reason, we will be required to offer to redeem all outstanding certificates.
                                                    If we redeem any  certificate,  we will pay the holder an amount equal to the outstanding  principal amount of the redeemed  certificate plus accrued but unpaid interest.
Collateral....................................To secure payment of the  certificates,  we will assign to the trustee as  collateral  non-defaulted  mortgage-secured  promissory  notes and church bonds with an aggregate  outstanding principal balance equal to at least 120% of the  aggregate  outstanding  principal  amount of the certificates.  We will not assign  underlying  mortgages  securing the assigned promissory notes.
Renewal.......................................Certificates  are  renewable  at  your  option  at the  interest  rates  we are offering at the time the  certificate  matures.  We may cease offering to renew certificates at any time.
Transferability...............................The  certificates  are  non-negotiable  and may be transferred  only in limited circumstances with the consent of our advisor.
Absence of Public Market..................... There is no market for the certificates. We do not believe that a public  market  will  develop.  You may not be able to sell  your certificates.
 Sales Commission............................ We will pay the  underwriter  a  commission  for  assisting us in selling the  certificates.  The Underwriter  will receive a sales commission of 3.0% and an  underwriting  management  fee equal to
                                              1.0% of the principal  amount of  certificates  sold. We will pay the  underwriter a commission  up to 1.5% when a  certificate  is renewed.
Outstanding Indebtedness......................Our  bylaws  prohibit  us from  borrowing  in excess  of 300% of  Shareholders'
                                              Equity.

                                 USE OF PROCEEDS

     We will use the proceeds received from the sale of the certificates principally to fund mortgage loans we make to churches and other non-profit religious organizations and to purchase bonds issued by those organizations. Some of the proceeds may be used to pay down our line of credit, redeem our equity securities and repay maturing certificates.

                                 OUR REIT STATUS

     As a REIT, we generally are not subject to federal income tax on income that we distribute to our shareholders. Under the Internal Revenue Code, we are subject to numerous organizational and operational requirements, including a requirement that we distribute to our shareholders at least 90% of our taxable income as calculated on an annual basis. If we fail to qualify for taxation as a REIT in any year, our taxable income will be taxed at regular corporate rates, and we may not be able to qualify for treatment as a REIT for that year and the next four years. Even if we qualify as a REIT for federal income tax purposes, we may be subject to federal, state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

                                  RISK FACTORS

     An investment in our certificates involves a degree of risk. See "Risk Factors" for a more complete discussion of factors you should consider before purchasing certificates. Some of the significant risks include:

     >> As a "best efforts" offering, all or a material amount of the certificates may not be sold, and consequently, some or all of the additional capital we are seeking may not be available to us.

     >> As a "no minimum" offering, there is no minimum number of principal amount of certificates that must be sold. We will receive the proceeds from the sale of certificates as they are sold.

     >> If we fail to maintain our REIT status, we will be taxed as a corporation, which could adversely affect our ability to make interest payments to holders of certificates.

     >> Conflicts of interest with the underwriter and our advisor in connection with this offering and our on-going business operations could affect decisions made by our advisor on our behalf.

     >> There is no public trading market for the certificates. A market likely will not develop after this offering.

     >> Fluctuations in interest rates or default in repayment of loans by borrowers could adversely affect our ability to make interest payments on and repay certificates as they mature.

                              CONFLICTS OF INTEREST

     A number of potential conflicts exist between us and our advisor and its principals. These conflicts include:

     >>   Our President owns both our advisor and the underwriter.

     >> Agreements between us and our advisor and the underwriter were not negotiated at arm's-length.

     >>   We and the underwriter have common business interests.

     >> Negotiations between us and our advisor during the organization and structuring of our operations were not at arm's length.

     >>   The advisory agreement was not negotiated at arm's-length.

     >>   We share operations facilities with our advisor and the underwriter.

     Our advisor and its affiliates may engage in businesses similar to ours. We compensate our advisor and its affiliates for services rendered and pay an annual advisory fee equal to 1.25% of average invested assets.

                            OUR INVESTMENT OBJECTIVES

     Our investment objectives are to provide our certificate holders with:

     >> a higher level of distributable income or interest rate than is available in guaranteed or government-backed fixed-income investments;

     >>   preservation   of   their   investment   capital   through   portfolio
          diversification   (lending  funds  to  many  different  borrowers  and
          purchasing bonds issued by numerous issuers);

     >>   greater  security  for  our  portfolio  through   investment  only  in
          mortgage-backed loans and securities (providing us with collateral in the event of a borrower's default); and

     >> greater security for our certificate holders by our pledging mortgage-secured promissory notes or debt securities that we hold to secure our obligations under the certificates (providing certificate holders with a stream of revenue and potential sale proceeds in the event of our default).

                        BUSINESS OBJECTIVES AND POLICIES

     We seek to provide cash distributions of current income to our shareholders through the implementation of our investment and operating strategy. We make mortgage loans from $100,000 to $1,000,000 to churches and other non-profit religious organizations throughout the United States. We seek to enhance returns by:

     >> lending at rates of interest in excess of standard commercial and residential mortgage interest rates;

     >> seeking origination fees (i.e. "points") from the borrower at the outset of a loan and upon any renewal of a loan;

     >> making a limited amount of higher-interest rate and increased risk second mortgage loans and short-term construction loans to qualified borrowers; and

     >> purchasing a limited amount of mortgage-secured debt securities issued by churches and other non-profit religious organizations, typically at a discount from par value.

     Our policies limit the amount of second mortgage loans to 20% of our average invested assets on the date any second mortgage loan is closed and limit the amount of mortgage-secured debt securities to 30% of our average invested assets on the date of their purchase. All other mortgage loans we make are secured by a first mortgage (or deed of trust). We may make fixed-interest rate loans having maturities of three to twenty-five years. We may borrow up to 300% of our shareholders' equity.

                               LENDING GUIDELINES

     We follow specified lending guidelines and criteria in evaluating the creditworthiness of potential borrowers. These guidelines and criteria include:

     >> Loans we make cannot exceed 75% of the appraised value of the real property and improvements securing the loan.

     >>   We may not loan more than $1,000,000 to a single borrower.

     >>   We require appraisals of the property securing our loans.

     >> The borrower must furnish us with a mortgagee title policy insuring our interest in the collateral.

     >> The borrower's long-term debt (including the proposed loan) as of the date of the mortgage loan may not exceed four times the borrower's gross income for its most recent twelve (12) months.

     >> The borrower must furnish us with its reviewed or audited financial statements for the last two (2) complete fiscal years and financial statements for the period within ninety (90) days of the loan closing date.


                       RATIO OF EARNINGS TO FIXED CHARGES

                                               For the Period Ended Decmeber 31,                           Six Month Period
                                               ---------------------------------                             Ended June 30,
                                                                                                           ------------------
                              1999        2000         2001         2002         2003       2003 (1)        2004       2004 (1)
                                                                               (actual)   (proforma)      (actual)   (pro forma)
                           ----------- ------------ ------------ ------------ ----------- -----------    ----------- ------------
                           ----------- ------------ ------------ ------------ ----------- -----------    ----------- ------------

Earnings (Interest           $952,712  $ 1,208,452  $ 1,304,845  $ 1,451,182  $2,106,358  $3,477,211       $1,268,622 $1,929,050
Income)

Fixed Expenses                    833       68,199       26,835      161,241     805,604   2,176,457        522,969     1,183,397

Ratio of Earnings to        1143.71:1      17.72:1      48.62:1       9.00:1      2.61:1      1.60:1         2.43:1       1.63:1
Fixed Charges

(1) Adjusted to reflect the sale of all certificates offered and assumes a weighted average interest rate of 6.525% per year ($1,305,000 total). As of the offering date interest rates we will pay on certificates are set forth in the Description of the Certificates section of this prospectus. However, investors are advised to check for prospectus supplements as interest rates are subject to change. Further assumes that we derive no income from the application of certificate sale proceeds to new mortgage loans.


                                 WHO MAY INVEST

     You may purchase up to $5,000 of certificates only if you have either (i) a minimum annual gross income (without regard to your investment in shares or certificates) of at least $30,000 and a net worth (exclusive of home, home furnishings and automobiles) of $30,000; or (ii) a net worth (determined with the foregoing exclusions) of at least $100,000. You may purchase more than $5,000 of certificates only if you have either: (i) a minimum annual gross income (without regard to your investment in shares or certificates) of at least $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000; or (ii) a net worth (determined with the foregoing exclusions) of at least $150,000. Suitability standards may be higher in certain states. Potential investors who are residents of Arizona, Arkansas, Kansas, Minnesota, North Dakota, Texas or Washington should read Exhibit A for suitability requirements particular to their state.

     In addition to the above suitability standards, it is recommended that Kansas investors limit their investment to no more than 10% of their net worth (exclusive of home, home furnishings and automobiles).

     In addition to the above suitability standards, residents of Texas are limited to investing no more than 10% of their net worth (exclusive of home, home furnishings and automobiles) in our shares or certificates.

     In the case of fiduciary accounts, these minimum standards must be met by the beneficiary of the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds to purchase the shares or certificates if the donor or grantor is the fiduciary.

     The account application to be signed by all purchasers of the Series B Secured Investors Certificates contains an arbitration agreement. By this agreement, each purchaser agrees that all controversies relating to the Certificates will be determined by arbitration before the NASD.

                                  RISK FACTORS

     An investment in our certificates involves various risks. In addition to the other information set forth in the prospectus, you should consider the following factors before making a decision to purchase certificates.

     This prospectus contains statements of a forward-looking nature relating to future events or our future performance. These forward-looking statements are based on our current expectations, assumptions, estimates and projections about us and our industry. When used in this prospectus, the words "expects," "believes," "anticipates," "estimates," "intends," "will" and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements of our plans, strategies and prospects contained in this prospectus.

     These forward-looking statements are only predictions and are subject to risks and uncertainties that could cause actual events or results to differ materially from those projected. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. We assume no obligation to update these forward-looking statements publicly for any reason. Actual results could differ materially from those anticipated in these forward-looking statements.

Risks Related to Method and Terms of This Offering

     This is a Best Efforts Offering. The underwriter's obligation to sell the certificates requires only its best efforts to locate purchasers on our behalf. The underwriter is not obligated to purchase any certificates. Less than all of the certificates offered may be sold. If less than all the certificates offered are sold, we will have less cash to loan to churches and other non-profit religious organizations.

     This is a No Minimum Offering. The distribution agreement does not require that a minimum number of certificates be sold before we receive proceeds from their sale. We will receive proceeds from the sale of certificates when and if they are sold.

     We Will Incur Expenses in this Offering. Expenses incurred in connection with this offering will reduce our assets that will be available for investment.

Risks Related to Us

     Our Failure to Qualify as a Real Estate Investment Trust Could Reduce the Funds We Have Available For Investment. We operate as a real estate investment trust. As a REIT, we are allowed a deduction for dividends paid to our shareholders in computing our taxable income. Thus, only our shareholders are taxed on our taxable income that we distribute. This treatment substantially eliminates the "double taxation" of earnings to which most corporations and their shareholders are subject. Qualification as a REIT involves the application of highly technical and complex Internal Revenue Code provisions.

     To qualify and maintain our status as a REIT, we must meet certain share ownership, income, asset and distribution tests on a continuing basis. No assurance can be given that we will satisfy these tests at all times. Further, the requirements for a REIT may substantially affect day-to-day decision-making by our advisor. Our advisor may be forced to take action it would not otherwise take or refrain from action which might otherwise be desirable in order to maintain our REIT status.

     If we fail to qualify as a REIT in any taxable year, then we would be subject to federal income tax on our taxable income at regular corporate rates and not be allowed a deduction for distributions to shareholders. We would be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. We intend to operate as a REIT. However, future economic, market, legal, tax or other consequences may cause our board of directors to revoke the REIT election. Loss of REIT status from either our disqualification as a REIT or our revocation of REIT status would not affect whether we may deduct interest paid to certificate holders for United States federal income tax purposes. To generate funds with which to pay federal income taxes because of the loss of REIT status, however, could reduce our funds that are available for investment, could cause us to incur additional indebtedness, or could cause us to liquidate investments, each of which could affect adversely our ability to make interest payments to holders of certificates.

     Conflicts of Interest Arise From Our Relationship with Our Advisor and the Underwriter. The terms of transactions involving our formation and the formation of our advisor, and our contractual relationship with our advisor, were not negotiated at arm's-length. Our non-independent directors and officers may have conflicts of interest in enforcing agreements between us and our advisor or the underwriter. Future business arrangements and agreements between us and our advisor or the underwriter and their affiliates must be approved by our board of directors, including a majority of our independent directors.

Risks Related to the Certificates

     We May Incur More Indebtedness. We may incur additional indebtedness in the future. We may assign or pledge some of our mortgage-secured promissory notes or other collateral in connection with incurring this additional indebtedness. Our ability to incur additional indebtedness is limited to 300% of our Shareholders' Equity by our bylaws. Once this threshold is reached, we will not be able to incur additional indebtedness unless we raise additional equity capital. This limitation could restrict our growth or affect our ability to repay the certificates as they mature.

     There Are Potential Adverse Effects Associated With Lending Borrowed Funds. We intend to deploy the proceeds from this offering to make loans to churches and other non-profit religious organizations. We have also used our line of credit with Beacon Bank, Shorewood, Minnesota, to fund loans, and intend to use our line of credit in this way in the future. Lending borrowed funds is subject to greater risks than in unleveraged lending. The profit we realize from lending borrowed funds is largely determined by the difference, or "spread," between the interest rates we pay on the borrowed funds and the interest rates that our borrowers pay us. Our spread may be materially and adversely affected by changes in prevailing interest rates. Furthermore, the financing costs associated with lending borrowed funds could decrease the effective spread in lending borrowed funds, which could adversely affect our ability to pay interest on and repay the certificates as they mature.

     Fluctuations In Interest Rates May Affect Our Ability to Sell Certificates. If the interest rates we offer on certificates become less attractive due to changes in interest rates for similar investments, our ability to sell certificates could be adversely affected or certificate holders could choose not to renew their certificates upon maturity. Since we will rely on the proceeds from the sales of certificates and renewals of certificates, in part, to pay maturing certificates, a decline in sales of certificates could adversely affect our ability to pay your certificate upon maturity. We may change the interest rates at which we are currently offering certificates in response to fluctuations in interest rates.

     There Is No Public Market for the Certificates. There is no market for the certificates. It is unlikely that a market will develop. The certificates will not be listed on any exchange and will not be qualified for quotation on NASDAQ. In addition, the market for REIT securities historically has been less liquid than other types of publicly-traded securities. It may be impossible for you to recoup your investment prior to maturity of the certificates.

     There Will Not Be a Sinking Fund, Insurance or Guarantee Associated With the Certificates. We will not contribute funds to a separate account, commonly known as a sinking fund, to repay principal or interest on the certificates upon maturity or default. The certificates are not certificates of deposit or similar obligations of, or guaranteed by, any depository institution. Further, no governmental or other entity insures or guarantees payment on the certificates if we do not have enough funds to make principal or interest payments. Therefore, if you purchase certificates, you will have to rely on our revenue from operations, along with the security provided by the collateral for the certificates, for repayment of principal and interest on the certificates.

     The Collateral for the Certificates May Not Be Adequate If We Default. The certificates will at all times be secured by mortgage-secured promissory notes and church bonds having an outstanding principal balance equal to at least 120% of the outstanding principal balance of the certificates. If we default in the repayment of the certificates, or another event of default occurs, the trustee will not be able to foreclose on the mortgages securing the promissory notes and bonds in order to obtain funds to repay certificate holders. Rather, the trustee will need to look to the revenue stream associated with our borrowers' payments on or repayment of the promissory notes and bonds or revenue derived from sale of the promissory notes or bonds to repay certificate holders. If the trustee chooses to rely on revenues received from our borrowers, certificate holders may face a delay in payment on certificates in the event of default, as borrowers will repay their obligations to us in accordance with amortization schedules associated with their promissory notes or bonds. If the trustee chooses to sell promissory notes or bonds in the event of our default, the proceeds from the sales may not be sufficient to repay our obligations on all outstanding or defaulted certificates.

     The Certificates Are Not Negotiable Instruments and Are Subject to Restrictions on Transfer. The certificates are not negotiable debt instruments. Rights of record ownership of the certificates may be transferred only with our advisor's prior written consent. You will not be able to freely transfer the certificates.

     We Are Obligated To Redeem Certificates Only In Limited Circumstances. You will have no right to require us to prepay or redeem any certificate prior to its maturity date, except in the case of your death or if we replace our current advisor. Further, even in the event of your death, we will not be required to redeem your certificates if we have redeemed at least $25,000 of principal amount of certificates during the calendar quarter in which your representative notifies us of your death and requests redemption. We do not intend to redeem certificates prior to maturity except in the case of death.

     We May Not Have Sufficient Available Cash to Redeem Certificates If We Terminate Our Advisory Agreement With Our Current Advisor. We will be required to offer to redeem all outstanding certificates if we terminate our advisory agreement with Church Loan Advisors, Inc., our current advisor, for any reason. If the holders of a significant principal amount of certificates request that we redeem their certificates, we may be required to sell a portion of our mortgage loan and church bond portfolio to satisfy the redemption requests. Any such sale would likely be at a discount to the recorded value of the mortgage loans and bonds being sold. Further, if we are unable to sell loans or church bonds in our portfolio, we may be unable to satisfy the redemption obligations.

     The Indenture Contains Limited Protection For Holders of Certificates. The indenture governing the certificates contains only limited events of default other than our failure to pay principal and interest on the certificates on time. Further, the indenture provides for only limited protection for holders of certificates upon a consolidation or merger between us and another entity or the sale or transfer of all or substantially all of our assets. If we default in the repayment of the certificates or under the indenture, you will have to rely on the trustee to exercise your remedies on your behalf. You will not be able to seek remedies against us directly.

Risks Related to Management

     We Are Dependent Upon Our Advisor. Our advisor, Church Loan Advisors, Inc., manages us and selects our investments subject to general supervision by our board of directors and compliance with our lending policies. We depend upon our advisor and its personnel for most aspects of our business operations. Our success depends on the success of our advisor in locating borrowers and negotiating loans upon terms favorable to us. Among others, our advisor performs the following services for us:

o        mortgage loan marketing and procurement                  o    managing   relationships  with  our  accountants  and
o        bond portfolio selection and investment                       attorneys
o        mortgage loan underwriting                               o    corporate management
o        mortgage loan servicing                                  o    bookkeeping
o        money management                                         o    reporting to state, federal, tax and other
o        developing and maintaining business relationships             regulatory authorities
o        maintaining "goodwill"                                   o    reports to shareholders and shareholder relations

Our shareholders' right to participate in management is generally limited to the election of directors. Certificate holders will have no right to participate in our management. You should not purchase certificates unless you are willing to entrust our management to our advisor and our board of directors.

     We Have Conflicts of Interest with Our Advisor and the Underwriter. Affiliations and conflicts of interests exist among our officers and directors and the owner and officers and directors of our advisor and the underwriter. Our advisor and the underwriter are both owned by our President, Philip Myers. Our President and the officers and directors of our advisor are involved in the church financing business through their affiliations with the underwriter. The underwriter originates, offers and sells first mortgage bonds for churches. We may purchase first mortgage bonds issued by churches through the underwriter in its capacity as underwriter for the issuing church, or as broker or dealer on the secondary market. In such event, the underwriter would receive commissions (paid by the issuing church) on original issue bonds, or "mark-ups" in connection with any secondary transactions. If we sell church bonds in our portfolio, the bonds will be sold through the underwriter. We would pay the underwriter commissions in connection with such transactions.

     Our bylaws limit the amount of all commissions, mark-downs or mark-ups paid to the underwriter. Our business dealings with our advisor and its affiliates also must be approved by a majority of our board of directors, including a majority of our independent directors.

     Generally, mortgage loans we originate are smaller than the bond financings originated by the underwriter. However, there may be circumstances where our advisor and the underwriter could recommend either type of financing to a prospective borrower. The decisions of our advisor and the underwriter could affect the credit quality of our portfolio.

     Redemption Obligations Relating to the Certificates May Affect Our Ability to Replace our Advisor. We will be required to offer to redeem all outstanding certificates if we terminate our advisory agreement with Church Loan Advisors, Inc. Our independent directors are required to review and approve the agreement with our advisor on an annual basis. The redemption provision relating to the certificates may have the effect of reducing our ability to replace our current advisor.

Risks Related to Mortgage Lending

     We Are Subject to the Risks Generally Associated with Mortgage Lending. Mortgage lending involves various risks, many of which are unpredictable and beyond our control and foresight. It is not possible to identify all potential risks associated with mortgage lending. Some of the more common risks encountered may be summarized as follows:

o        low demand for mortgage loans                    o    availability   of   alternative    financing   and
                                                               competitive conditions
o        interest rate fluctuations
                                                          o    factors affecting specific borrowers
o        changes in the level of consumer confidence
                                                          o    losses  associated with default,  foreclosure of a
o        availability of credit-worthy borrowers               mortgage, and sale of the mortgaged property

o        national and local economic conditions           o    state and federal laws and regulations

o        demographic and population patterns              o    bankruptcy or insolvency of a borrower

o        zoning regulations

o        taxes and tax law changes

     Second Mortgage Loans Pose Additional Risks. Our financing policies allow us to make second mortgage loans. The principal amount of such loans may not exceed 20% of our average invested assets. Second mortgage loans entail more risk than first mortgage loans, as foreclosure of senior indebtedness or liens could require us to pay the senior debt or risk losing our mortgage.

     Fixed-Rate Debt Can Result in Yield Fluctuations. Fixed-rate debt obligations carry certain risks. A general rise in interest rates could make the yield on a particular mortgage loan lower than prevailing rates. This could negatively affect our value and consequently the value of the certificates. Neither we nor our advisor can predict changes in interest rates. We will attempt to reduce this risk by maintaining medium and longer-term mortgage loans and through offering adjustable rate loans to borrowers. We do not intend to borrow funds or sell certificates if the cost of such borrowing exceeds the income we believe we can earn from lending the funds.

     The Mortgage Banking Industry Is Highly Competitive. We compete with a wide variety of lenders, including banks, savings and loan associations, insurance companies, pension funds and fraternal organizations for mortgage loans. Many competitors have greater financial resources, larger staffs and longer operating histories than we have, and thus may be a more attractive lender to potential borrowers. We intend to compete by limiting our business "niche" to lending to churches and other non-profit religious organizations, offering loans with competitive and flexible terms, and emphasizing our expertise in the specialized industry segment of lending to churches and other non-profit religious organizations.

     Fluctuations in Interest Rates May Affect Our Ability to Repay the Certificates. Prevailing market interest rates impact borrower decisions to obtain new loans or to refinance existing loans, possibly having a negative effect upon our ability to originate mortgage loans. If interest rates decrease and the economic advantages of refinancing mortgage loans increase, then prepayments of higher interest mortgage loans in our portfolio would likely reduce our portfolio's overall rate of return (yield).

     We Are Subject to the Risks Associated with Fluctuations in National and Local Economic Conditions. The mortgage lending industry is subject to increased credit risks and rates of foreclosures during economic downturns. In addition, because we provide mortgages to churches and other religious organizations who generally receive financing through charitable contributions, our financial results are subject to fluctuations based on a lack of consumer confidence or a severe or prolonged national or regional recession. As a result of these and other circumstances, our potential borrowers may decide to defer or terminate plans for financing their properties decreasing demand for mortgage loans. In addition, during such economic times we may be unable to locate as many credit-worthy borrowers.

     Our Business May Be Adversely Affected If Our Borrowers Become Insolvent or Bankrupt. If any of our borrowers become insolvent or bankrupt, the borrower's mortgage payments will be delayed and may cease entirely. We may be forced to foreclose on the mortgage and take legal title to the real estate and incur expenses related to the foreclosure and disposition of the property.

Risks Related to Mortgage Lending to Churches

     Churches Rely on Member Contributions to Repay Our Loans. Churches rely on member contributions for their primary source of income. Member contributions are used to repay our loans. The membership of a church or the per capita contributions of its members may not increase or remain constant after a loan is funded. A decrease in a church's income could result in its inability to pay its obligation to us, which may affect our ability to pay interest due on or repay the certificates. We have no control over the financial performance of a borrowing church after a loan is funded.

     Churches Depend Upon Their Senior Pastors. A church's senior pastor usually plays an important role in the management, spiritual leadership and continued viability of that church. A senior pastor's absence, resignation or death could have a negative impact on a church's operations, and thus its continued ability to generate revenues sufficient to service its obligations to us.

     The Limited Use Nature of Church Facilities Limits the Value of Our Mortgage Collateral. Our loans are secured principally by first mortgages upon the real estate and improvements owned or to be owned by churches and other religious and non-profit organizations. Although we will require an appraisal of the premises as a pre-condition to making a loan, the appraised value of the premises cannot be relied upon as being the actual amount which might be obtained in the event of a default by the borrower. The actual liquidation value of church, school or other institutional premises could be adversely affected by, among other factors: (i) its limited use nature; (ii) the availability on the market of similar properties; (iii) the availability and cost of financing, rehabilitation or renovation to prospective buyers; (iv) the length of time the seller is willing to hold the property on the market; or (v) the availability in the area of the mortgaged property of congregations or other buyers willing to pay the fair value for a church facility.

     Expenses of Foreclosure May Prevent Us From Recovering the Full Value of a Loan. If we foreclose on a mortgage and take legal title to a church's real estate, real estate taxes could be levied and assessed against the property since the property would no longer be owned by a non-profit entity. The property may also incur operating expenses pending its sale, such as property insurance, security, repairs and maintenance. These expenses would be our financial responsibility, and could be substantial in relation to our prior loan if we cannot readily dispose of the property. Such expenses could prevent us from recovering the full value of a loan in the event of foreclosure.

Risks Related to Environmental Laws

     We May Face Liability Under Environmental Laws. Under federal, state and local laws and regulations, a secured lender (like us) may be liable, under certain limited circumstances, for the costs of removal or remediation of certain hazardous or toxic substances and other costs (including government fines and injuries to persons and adjacent property). Liability may be imposed whether or not the owner or lender knew of, or was responsible for, the presence of hazardous or toxic substances. The costs of remediation or removal of hazardous or toxic substances, or of fines for personal or property damages, may be substantial and material to our business operations. The presence of hazardous or toxic substances, or the failure to promptly remediate such substances, may adversely affect our ability to resell real estate collateral after foreclosure or could cause us to forego foreclosure. This is a changing area of the law. The courts have found both in favor and against lender liability in this area under various factual scenarios.

     The Collateral For Our Loans and Our Lenders May Be Subject to Environmental Claims. If there are environmental problems associated with the real estate securing any of our loans, the associated remediation or removal requirements imposed by federal, state and local laws could affect our ability to realize value on our collateral or our borrower's ability to repay its loan.

Future Changes in Tax Laws May Affect Our REIT Status

     In this prospectus, we discuss our tax treatment as a REIT based on existing provisions of the Internal Revenue Code, existing and proposed regulations, existing administrative interpretations and existing court decisions. New legislation, regulations, administrative interpretations or court decisions may significantly change the tax laws. Therefore, continuing qualification as a REIT may vary substantially from the treatment we describe in this prospectus, which may impact the consequences of purchasing certificates.

                                 WHO MAY INVEST

     Who May Purchase Certificates. You should purchase certificates only if you are prepared to hold the certificates until maturity, only if you have significant financial means, and only if you have no immediate need for liquidity of your investment. We have established financial suitability standards for investors desiring to purchase certificates. You may purchase up to $5,000 of certificates only if you have either (i) a minimum annual gross income (without regard to your investment in shares or certificates) of at least $30,000 and a net worth (exclusive of home, home furnishings and automobiles) of $30,000; or (ii) a net worth (determined with the foregoing exclusions) of at least $100,000. You may purchase more than $5,000 of certificates only if you have either: (i) a minimum annual gross income of (without regard to your investment in shares or certificates) at least $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of $45,000; or (ii) a net worth (determined with the foregoing exclusions) of at least $150,000. Suitability standards may be higher in some states. Potential investors who are residents of Arizona, Arkansas, Kansas, Minnesota, North Dakota, Texas or Washington should read Exhibit A for suitability requirements particular to their state. You must represent in your subscription agreement that you satisfy any applicable suitability standards.

     In addition to the above suitability standards, it is recommended that Kansas investors limit their investment to no more than 10% of their net worth (exclusive of home, home furnishings and automobiles).

     In addition to the above suitability standards, residents of Texas are limited to investing no more than 10% of their net worth (exclusive of home, home furnishings and automobiles) in our shares or certificates.

     We may not complete a sale of certificates until five days after you have received a prospectus. We will refund your investment upon your request, which we must receive within five days after you subscribe, if you received a prospectus only at the time of subscription.

     Fiduciary Accounts. In the case of fiduciary accounts, these minimum standards must be met by the beneficiary of the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds to purchase the shares or certificates if the donor or grantor is the fiduciary.

                                 USE OF PROCEEDS

     The following represents our estimate of the use of the offering proceeds from the sale of the certificates, assuming that all the offered certificates are sold.

                                                               Total          Percent

         Gross Offering Proceeds (1)                           $23,000,000    100.00%
         Less Expenses
            Selling Commissions (2)                                800,000      3.48%
            Commissions on Renewals (3)                             45,000       .20%
         Underwriter's Expense Allowance (4)                       120,000       .52%
            Offering Expenses (5)                                  100,000       .43%

         Total Public Offering-Related Expenses                  1,065,000      4.63%

         Amount Available for Investment (6)                   $21,935,000     95.37%

--------------------------------

(1) We are offering the certificates on a "best efforts" basis through the underwriter. There is no assurance that any shares or certificates will be sold.
(2) We will pay the underwriter a sales commission of 3.0% and an underwriting management fee equal to 1.0% of the principal amount of certificates sold.
(3) We will pay the underwriter a sales commission of up to 1.50% on the renewal of any of the Series A certificates. An underwriter's management fee will not be paid on any certificates that are renewed.
(4) We will pay the underwriter a non-accountable expense allowance of up to $120,000, if all of the shares and certificates are sold, payable as follows: (i) $20,000 is payable upon the sale of $1,000,000 of certificates; and (ii) $100,000 is payable ratably as the remaining $19,000,000 of certificates is sold.
(5) These figures are our best estimates of the legal, accounting, printing, filing fees and other expenses attendant to this offering, all of which have been or will be paid to independent professionals and service providers.
(6) Substantially all of the net proceeds from the sale of certificates will be used to make mortgage loans to churches and other non-profit religious organizations and purchase mortgage bonds issued by churches. Some of the proceeds may be used to pay down our line of credit, redeem our equity securities and repay maturing certificates. We will use no more that 15% of the gross proceed of this offering to pay interest on certificates and repay principal to certificate holders. Pending application of the proceeds as outlined above, the net proceeds of this offering will be invested in permitted temporary investments.

                     COMPENSATION TO ADVISOR AND AFFILIATES

     This table discloses all the compensation our advisor and its affiliates can receive either directly or indirectly. In accordance with applicable state law, the total of all acquisition fees and expenses we pay in connection with our business cannot exceed 6% of the amount loaned, unless a majority of the directors (including a majority of our independent directors) not otherwise interested in the transaction approve the transaction as being commercially competitive, fair and reasonable to us. Our total operating expenses cannot (in the absence of a satisfactory showing to the contrary) in any fiscal year exceed the greater of: (a) 2% of our average invested assets; or (b) 25% of our net income for the year. Our independent directors may, upon a finding of unusual and nonrecurring factors which they deem sufficient, determine that a higher level of expenses is justified in any given year.

                              ADVISOR COMPENSATION

ITEM OF                    RECIPIENT            AMOUNT OR METHOD OF COMPENSATION
--------                   ---------            --------------------------------
COMPENSATION

Advisory Fee               Advisor              1.25%  annually,  paid  monthly,  of our average  invested  assets.  This fee is reduced to 1.00% on assets from $35 million to $50 million and to .75% on assets over $50 million.  Our advisor received  advisory fees in the amount of $116,293 for the year ended  December 31, 1999,  $154,389 for the year ended December 31,
                                                2000, $162,131 for the year ended December 31, 2001, $172,151 for the year ended
                                                December 31, 2002, $269,043 for the year ended December 31, 2003 and $101,673for the six months ended June 30, 2004.  Assuming all of the certificates are sold and our average  invested  assets were  $45,000,000,  the  advisory fee would be
                                                $537,500 per year.

Acquisition               Advisor               In connection with mortgage loans we make,  borrowers may be required to pay our
Fees/Expenses                                   advisor's  expenses  for  closing  and  other  loan-related  expenses,  such  as accounting  fees and appraisal fees paid by our advisor to  independent  service providers.  Our advisor may retain  payments  made by the  borrower in excess of costs,  but our bylaws limit the total of all  acquisition  fees and acquisition expenses to a reasonable amount and in no event in excess of six percent (6%) of the funds advanced to the borrower.

Advisor Loan               Advisor              One-half  of the  origination  fees  collected  from the  borrower at closing in
Origination Fee                                 connection  with each mortgage loan we make.  Our advisor  received  origination fees in the amount of $114,685 for the year ended December 31, 1999, $21,250 for the year ended December 31, 2000,  $37,297 for the year ended December 31, 2001,
                                                $98,270  for the year  ended  December  31,  2002,  $275,860  for the year ended
                                                December  31, 2003  and  $41,236  for the six  months  ended June 30,  2004.  We cannot estimate the total amount of loan  origination  fees that may be realized by our advisor,  but assuming all of the  certificates are sold and we invest in that  one-year  period net  proceeds of  $18,980,000  in mortgage  loans with an average  origination fee of 3%, the loan origination fees payable to our advisor in such year would be $284,700.  As our loans mature or are otherwise repaid, we may make new loans to borrowers.  Loan  origination fees would be payable to our advisor in connection with these loans.

                                       13


                             AFFILIATE COMPENSATION

ITEM OF                              RECIPIENT    AMOUNT OR METHOD OF COMPENSATION
--------                             ---------    --------------------------------
COMPENSATION

Commissions on the Sale of          Underwriter    3.0% of the principal amount of the  certificates.  The underwriter may re-allow
Certificates in this Offering                      all or a portion of this amount to other  participating  broker-dealers  who are members of the National Association of Securities Dealers, Inc.

Non-Accountable Expense             Underwriter    Up to  $120,000  to cover the  underwriter's  costs  and  expenses  relating  to
Allowance                                          Relating to the Sale of the offer and sale of the certificates in this offering, payable as Certificates in this Offering follows: (i) $20,000 paid upon the sale of the first $1,000,000 of certificates, and (ii) $100,000 payable ratably based on the principal amount of the certificates sold thereafter.

Underwriter's Management Fee        Underwriter    1.0% of the  principal  amount of the  certificates,  payable only upon original issuance.  We will not pay the  underwriter  a  management  fee upon  renewal of certificates.

Commissions and Expenses on         Underwriter    Customary mark-ups and mark-downs on first mortgage church bonds we purchase and
First Mortgage Bonds                               sell through the underwriter on the secondary  market,  and  commissions  earned
Purchased                                          through the underwriter on church bonds we purchase in the primary market.

Renewal Commissions                  Underwriter   We will pay the  underwriter  a commission  not to exceed 1.5% on the renewal of each certificate.

                              CONFLICTS OF INTEREST

     We are subject to various conflicts of interest arising from our relationship with our advisor and the underwriter. Our President owns both our advisor and the underwriter. Our advisor, its affiliates, our directors and the directors of our advisor are not restricted from engaging for their own accounts in business activities similar to ours. Occasions may arise when our interests would be in conflict with those of one or more of the directors, our advisor or their affiliates. Our directors, a majority of whom are independent, will endeavor to exercise their fiduciary duties in a manner that will preserve and protect our rights and the interests of the shareholders in the event any conflicts of interest arise. Any transactions between us and any director, our advisor or any of their affiliates, other than the purchase or sale, in the ordinary course of our business, of church bonds from or through the underwriter, will require the approval of a majority of the directors who are not interested in the transaction.

Transactions with Affiliates and Related Parties

     We compensate our advisor and its affiliates for services they provide to us. Our board of directors has the responsibility to ensure that such services are provided on terms no less favorable than we could obtain from unrelated persons or entities. The underwriter may receive commissions from our transactions in church bonds.

Compensation to Our Advisor and Conflicts of Interest

     We pay our advisor an annual advisory fee equal to a 1.25% of our average invested assets. This fee is reduced to 1.0% on assets from $35 million to $50 million and to .75% on assets over $50 million. The fee is not dependent on our advisor's performance. Our advisor receives fees when we make or renew a mortgage loan based upon a percentage of the amount paid by a mortgage borrower as "points," or origination fees. Accordingly, a conflict of interest could arise since the retention, acquisition or disposition of a particular loan could be advantageous to our advisor, but detrimental to us, or vice-versa. Because origination fees are payable upon the closing of the loan or its renewal, and the amount is dependent upon the size of the mortgage loan, our advisor may have a conflict of interest in negotiating the terms of the loan and in determining the appropriate amount of indebtedness to be incurred by the borrower.

     We and our advisor believe that it would not be possible, as a practical matter, to eliminate these potential conflicts of interest. However, the advisory agreement must be renewed annually by the affirmative vote of a majority of the independent directors. The independent directors may determine not to renew the advisory agreement if they determine that our advisor is not satisfactorily performing its duties. In connection with the performance of their fiduciary responsibilities, the existence of possible conflicts of interest will be one of the factors for the directors to consider in determining the action we will take.

Compensation to the Underwriter and Conflicts of Interest

     We will pay the underwriter commissions based on the gross amount and maturities of the certificates it sells on our behalf in this offering. A conflict of interest could arise from this compensation arrangement, as the underwriter may be incentivized to sell certificates prior to our being able to deploy the resulting proceeds to fund mortgage loans or purchase church bonds.

Our Affiliates May Compete with Us

     Any of our directors or officers may have personal business interests that conflict with our interests and may engage in the church lending business or any other business. A director or officer may have an interest in an entity we engage to render advice or services, and may receive compensation from such entity in addition to compensation received from us.

     The underwriter provides financing to churches and other not-for-profit religious organizations. Therefore, a conflict could arise if the underwriter were to pursue and secure a lending opportunity otherwise available to us. However, the average size of first mortgage bond financings undertaken by the underwriter is approximately $1.75 million, with $1,000,000 being its stated (but not required) minimum financing. We focus on financings ranging from $100,000 to $1,000,000 in size. Conflicts of interest between the underwriter and us likely will be reduced by virtue of the targeted size of loans pursued by each. We have agreed with the underwriter that financing prospects of less than $1,000,000 will be first directed to us for consideration. If we determine that the loan is not suitable or decline to make the loan for any reason, or if the prospective borrower independently declines to accept our lending, then the underwriter or its affiliates will have the opportunity to provide financing to that prospective borrower.

     The underwriter conducted the first mortgage bond offerings for the churches owning the three properties on which we hold second mortgages. If a default were to occur on any of our second mortgage loans or the first mortgage bonds secured by the properties securing or second mortgages, our interests may be in conflict with those of the underwriter or its affiliates.

     Neither our advisor nor its affiliates are prohibited from providing the same services to others, including competitors. These relationships may produce conflicts in our advisor's and its affiliates' allocation of time and resources among various projects.

Non Arm's-Length Agreements

     Many agreements and arrangements we have with our advisor and its affiliates, including those relating to compensation, were not negotiated at arm's-length. The conflicts or potential conflicts arising from these agreements and arrangements will be mitigated by the following factors: (i) our Bylaws limit our operating expenses to an amount that does not exceed the greater of 2% of our average invested assets or 25% of our net income unless the independent directors approve a higher amount and disclose the justification for the higher expenses to our investors; (ii) our advisor intends to structure its business relationships so as to be competitive with other programs in the marketplace; and (iii) the agreements and arrangements are subject to approval by a majority of our independent directors.

Lack of Separate Legal Representation

     We are represented by the law firm of Winthrop & Weinstine, P.A., Minneapolis, Minnesota, which has also acted and will continue to act as counsel to the underwriter, our advisor, our affiliates, and various affiliates of our advisor with respect to other matters.

Shared Operations Facilities

     We are located in the leased offices of the underwriter, American Investors Group, Inc., in Minnetonka (Minneapolis), Minnesota. We expect to continue to be housed in these or similar leased premises along with the underwriter and its affiliates. We are not separately charged for rent or related expenses. Our advisor incurs our occupancy expense and many of our operating expenses in exchange for the advisory fee.

                                  DISTRIBUTIONS

     In order to qualify for the beneficial tax treatment afforded real estate investment trusts by the Internal Revenue Code, we are required to pay dividends in annual amounts which are equal to at least 90% of our "real estate investment trust taxable income." We intend to make distributions that meet this requirement. Annual distributions will be estimated for the first three quarters of each fiscal year and adjusted annually based upon our audited year-end financial report.


     Investors who purchase certificates in this offering will not be entitled to receive dividends from us as they will not own any of our common stock.

     We began making regular quarterly distributions to our shareholders for the period of operations ended June 30, 1996. Distributions to date, and the annualized effective yield represented by such distributions (assuming shares you own were purchased for $10.00 per share) are as follows:

--------------------------------- ------------------------------- ------------------------------- -------------------------------
                                                                          Dollar Amount                  Annualized Yield
                                           Distribution                    Distributed                      Per Share
       For Quarter Ended:                     Date:                       Per Share(2):                  Represented (3):
--------------------------------- ------------------------------- ------------------------------- -------------------------------
--------------------------------- ------------------------------- ------------------------------- -------------------------------
      June 30, 1996                      July 31, 1996                         0.1927 (1)                      9.25%
--------------------------------- ------------------------------- ------------------------------- -------------------------------
--------------------------------- ------------------------------- ------------------------------- -------------------------------
      September 30, 1996                 October 30, 1996                      0.23125                         9.25%
--------------------------------- ------------------------------- ------------------------------- -------------------------------
--------------------------------- ------------------------------- ------------------------------- -------------------------------
      December 31, 1996                  January 31, 1997                      0.240625                        9.625%
--------------------------------- ------------------------------- ------------------------------- -------------------------------
--------------------------------- ------------------------------- ------------------------------- -------------------------------
      March 31, 1997                     April 30, 1997                        0.225                           9.00%
--------------------------------- ------------------------------- ------------------------------- -------------------------------
--------------------------------- ------------------------------- ------------------------------- -------------------------------
      June 30, 1997                      July 31, 1997                         0.22875                         9.15%
--------------------------------- ------------------------------- ------------------------------- -------------------------------
--------------------------------- ------------------------------- ------------------------------- -------------------------------
      September 30, 1997                 October 30, 1997                      0.2375                          9.50%
--------------------------------- ------------------------------- ------------------------------- -------------------------------
--------------------------------- ------------------------------- ------------------------------- -------------------------------
      December 31, 1997                  January 31, 1998                      0.25625                        10.25%
--------------------------------- ------------------------------- ------------------------------- -------------------------------
--------------------------------- ------------------------------- ------------------------------- -------------------------------
      March 31, 1998                     April 30, 1998                        0.23125                         9.25%
--------------------------------- ------------------------------- ------------------------------- -------------------------------
--------------------------------- ------------------------------- ------------------------------- -------------------------------
      June 30, 1998                      July 31, 1998                         0.23125                         9.25%
--------------------------------- ------------------------------- ------------------------------- -------------------------------

                                       16


--------------------------------- ------------------------------- ------------------------------- -------------------------------
      September 30, 1998                 October 30, 1998                      0.2125                          8.50%
--------------------------------- ------------------------------- ------------------------------- -------------------------------
--------------------------------- ------------------------------- ------------------------------- -------------------------------
      December 31, 1998                  January 31, 1999                      0.215625                        8.625%
--------------------------------- ------------------------------- ------------------------------- -------------------------------
--------------------------------- ------------------------------- ------------------------------- -------------------------------
      March 31, 1999                     April 30, 1999                        0.1875                          7.50%
--------------------------------- ------------------------------- ------------------------------- -------------------------------
--------------------------------- ------------------------------- ------------------------------- -------------------------------
      June 30, 1999                      July 31, 1999                         0.21875                         8.75%
--------------------------------- ------------------------------- ------------------------------- -------------------------------
--------------------------------- ------------------------------- ------------------------------- -------------------------------
      September 30, 1999                 October 30, 1999                      0.228125                        9.125%
--------------------------------- ------------------------------- ------------------------------- -------------------------------
--------------------------------- ------------------------------- ------------------------------- -------------------------------
      December 31, 1999                  January 31, 2000                      0.215625                        8.625%
--------------------------------- ------------------------------- ------------------------------- -------------------------------
--------------------------------- ------------------------------- ------------------------------- -------------------------------
      March 31, 2000                     April 30, 2000                        0.20                            8.00%
--------------------------------- ------------------------------- ------------------------------- -------------------------------
--------------------------------- ------------------------------- ------------------------------- -------------------------------
      June 30, 2000                      July 31, 2000                         0.1875                          7.50%
--------------------------------- ------------------------------- ------------------------------- -------------------------------
--------------------------------- ------------------------------- ------------------------------- -------------------------------
      September 30, 2000                 October 31, 2000                      0.2125                          8.50%
--------------------------------- ------------------------------- ------------------------------- -------------------------------
--------------------------------- ------------------------------- ------------------------------- -------------------------------
      December 31, 2000                  January 31, 2001                      0.225                           9.00%
--------------------------------- ------------------------------- ------------------------------- -------------------------------
--------------------------------- ------------------------------- ------------------------------- -------------------------------
      March 31, 2001                     April 30, 2001                        0.2125                          8.50%
--------------------------------- ------------------------------- ------------------------------- -------------------------------
--------------------------------- ------------------------------- ------------------------------- -------------------------------
      June 30, 2001                      July 31, 2001                         0.225                           9.00%
--------------------------------- ------------------------------- ------------------------------- -------------------------------
--------------------------------- ------------------------------- ------------------------------- -------------------------------
      September 30, 2001                 October 30, 2001                      0.20                            8.00%
--------------------------------- ------------------------------- ------------------------------- -------------------------------
--------------------------------- ------------------------------- ------------------------------- -------------------------------
      December 31, 2001                  January 31, 2002                      0.19375                         7.75%
--------------------------------- ------------------------------- ------------------------------- -------------------------------
--------------------------------- ------------------------------- ------------------------------- -------------------------------
      March 31, 2002                     April 30, 2002                        0.20625                         8.25%
--------------------------------- ------------------------------- ------------------------------- -------------------------------
--------------------------------- ------------------------------- ------------------------------- -------------------------------
      June 30, 2002                      July 31, 2002                         0.209375                        8.375%
--------------------------------- ------------------------------- ------------------------------- -------------------------------
--------------------------------- ------------------------------- ------------------------------- -------------------------------
      September 30, 2002                 October 31, 2002                      0.1875                          7.50%
--------------------------------- ------------------------------- ------------------------------- -------------------------------
--------------------------------- ------------------------------- ------------------------------- -------------------------------
      December 31, 2002                  January 31, 2003                      0.165625                        6.625%
--------------------------------- ------------------------------- ------------------------------- -------------------------------
--------------------------------- ------------------------------- ------------------------------- -------------------------------
      March 31, 2003                     April 30, 2003                        0.165625                        6.625%
--------------------------------- ------------------------------- ------------------------------- -------------------------------
--------------------------------- ------------------------------- ------------------------------- -------------------------------
      June 30, 2003                      July 31, 2003                         0.1625                          6.50%
--------------------------------- ------------------------------- ------------------------------- -------------------------------
--------------------------------- ------------------------------- ------------------------------- -------------------------------
      September 30, 2003                 October 31, 2003                      0.1531255                       6.125%
--------------------------------- ------------------------------- ------------------------------- -------------------------------
--------------------------------- ------------------------------- ------------------------------- -------------------------------
      December 31, 2003                  January 31, 2004                      0.16875                         6.75%
--------------------------------- ------------------------------- ------------------------------- -------------------------------
--------------------------------- ------------------------------- ------------------------------- -------------------------------
      March 31, 2004                     April 30, 2004                        0.1625                          6.50%
--------------------------------- ------------------------------- ------------------------------- -------------------------------
--------------------------------- ------------------------------- ------------------------------- -------------------------------
      June 30, 2004                      July 31, 2004                         0.153125                        6.125%
--------------------------------- ------------------------------- ------------------------------- -------------------------------

(1)  Represents a 75 day operating period (April 15 to June 30, 1996).
(2) Distributions for the first three quarters of a year may exceed accumulated earnings and profits at such date. However, the annual cumulative dividends for each year are not intended to exceed annual earnings and profits.
(3)  Annualized yield for shares purchased for $10.00 per share.

     We terminated our dividend reinvestment plan on July 1, 2004.

                                 CAPITALIZATION

     The following table sets forth our capitalization as of December 31, 2003 and June 30, 2004 and as of December 31, 2003 and June 30, 2004 as adjusted to give effect to sale of all of the certificates offered hereby.

                                          December 31, 2003         December 31, 2003       June 30, 2004            June 30, 2004
                                                Actual                 As Adjusted             Actual                 As Adjusted

Long Term Debt                         $       13,573,000        $       33,573,000    $        13,920,000      $        33,920,000

Current Liabilities                             1,144,407                 1,144,407              1,419,779                1,419,779

Deferred Income                                   556,673                   556,673                512,410                  512,410

Shareholder's Equity Common Stock, $.01 par
        value per share; 30,000,000 shares
        authorized; issued and outstanding
        2,452,277 shares at December 31, 2003
        and 2,546,094 shares at June 30, 2004      24,523                    24,523                  25,461                  25,461

Additional Paid-In Capital                     22,471,234                22,471,234              23,321,854              23,321,854

Accumulated Deficit                             (630,850)                 (630,850)                (676,985)               (676,985)

Total Shareholder's Equity                    21,864,907                21,864,907                22,670,330             22,670,330

      Total Capitalization             $       37,138,987        $       57,138,987       $        38,522,519   $        58,522,519

                             SELECTED FINANCIAL DATA

     The selected financial data presented below is derived from our audited financial statements at and for the years ended December 31, 1999, 2000, 2001, 2002 and 2003. The selected financial data is from our unaudited financial statement at and for the six months ended June 30, 2004. The financial statements are included in the appendix. You should refer to the financial statements, and notes thereto, for a more detailed presentation of financial information.

                                                                                                                  Six Months
                                                           Year Ended December 31,                                   Ended
                                 -----------------------------------------------------------------------------
                                                                                                                   June 30,
                                     1999            2000             2001           2002            2003            2004
                                -------------    ------------     -----------    ------------    ------------    ------------
Statement of Operations Data
Revenues
   Interest Income Loans             $848,346      $1,160,113      $1,247,261      $1,338,459      $1,906,051      $1,140,388
   Interest Income Other              200,165         219,857         243,504         389,416         447,733         283,287
   Capital Gains Realized              14,828           1,293           5,839           7,208          34,207           3,061
   Origination Income                  45,690          25,223          27,071          49,543          71,204          86,491
   Income Other Sources                   407             928           1,887             817              59           - 0 -
                                   ----------       ----------        -------        --------       ---------       ---------
Total Revenues                      1,109,436       1,407,414       1,525,562       1,785,443       2,459,254       1,513,227

Operating Expenses
   Professional Fees                   11,351          21,241          20,606          29,187          37,273          26,828
   Director Fees                        3,200           3,200           3,200           3,800           3,800           2,800
   Amortization                           833           2,917           - 0 -          29,874         113,466          85,244
   Advisory Fees                      116,293         154,389         162,131         172,151         269,043         101,673
   Other                               25,880          20,132          34,780         141,840          42,780         113,304
                                     --------         -------         -------         -------          ------         -------
Total Operating Expenses              157,557         201,879         220,717         376,852         466,362         329,849

   Interest Expense                     - 0 -          65,282          26,835         118,650         692,138         437,725

Benefit From Income Taxes            (20,000)           - 0 -           - 0 -           - 0 -           - 0 -           - 0 -
                                     --------         -------         -------         --------        -------          ------

Net Income                           $971,879      $1,140,253      $1,278,010      $1,289,941      $1,300,754        $745,653
                                      =======       =========       =========       =========       =========         =======

Income per Common Share                $  .81         $   .81      $   .80              $ .66            $.55          $  .30

Weighted Average Common
   Shares Outstanding               1,203,954       1,414,275       1,593,568       1,964,428       2,345,604       2,503,080

Dividends Declared                 $1,024,501      $1,164,973      $1,324,091      $1,496,369      $1,524,061        $791,788

Dividends Declared per Share           $  .85        $   .825      $   .83125        $ .76875        $ .64975       $ .315625



                                                                   December 31,                                     June 30,
                                  ----------------------------------------------------------------------------
                                     1999             2000            2001            2002           2003            2004
                                  ------------    -------------    -----------     -----------    ------------     ----------
Balance Sheet Data:
Assets:
   Cash and Cash Equivalents        $ 382,765         $213,084    $ 1,256,556     $ 7,852,220     $ 4,368,769     $ 2,325,357

   Current maturities of loans
    receivable                        218,398          276,565        298,921         290,759         919,859       2,496,705
   Current  maturities  of  bond        - 0 -            - 0 -          - 0 -          47,000          54,000          49,000
portfolio
   Loans Receivable, net of
     current maturities            10,189,529       11,463,484     11,724,272      16,140,961      25,383,192      25,100,288
   Bonds Receivable                 2,056,199        2,289,962      3,162,511       4,309,637       5,431,286       7,628,044
   Accounts Receivable                  5,782            9,892         58,008          63,602          61,423          67,061
   Interest Receivable                  - 0 -           15,651         66,236          94,385         135,648         134,075
   Prepaid Expense                      2,917            9,110          - 0 -           - 0 -           - 0 -          11,001
   Real-Estate Held for Sale            - 0 -            - 0 -          - 0 -           - 0 -         156,352         120,000
   Deferred Offering Costs              - 0 -            - 0 -         56,587         377,174         568,458         530,988
   Deferred Tax Asset                  60,000           60,000         60,000          60,000          60,000          60,000
                                       ------           ------         ------          ------          ------          ------

Total Assets                      $12,915,590      $14,337,748    $16,683,091     $29,235,738     $37,138,987     $38,522,519
                                   ==========       ==========     ==========      ==========      ==========      ==========

Liabilities and Shareholder's
Equity
   Account Payable                  $   - 0 -        $ 116,997       $  4,350       $  39,690       $  17,296     $    46,131
   Investors Saver Certificates         - 0 -            - 0 -          - 0 -       7,428,000      14,257,000      14,872,000
   Note payable, line of credit       500,000          399,653          - 0 -           - 0 -           - 0 -           - 0 -
   Mortgage Loan Commitment             - 0 -            - 0 -          - 0 -       1,243,827           - 0 -           - 0 -
   Deferred Income                    187,991          213,059        260,942         364,969         588,303         545,803
   Dividends Payable                  274,280          293,629        344,504         361,941         411,481         388,255
   Shareholder's Equity            11,953,319       13,314,410     16,073,295      19,797,311      21,864,907      22,670,330
                                   ----------       ----------     ----------      ----------      ----------      ----------
                                  $12,915,590      $14,337,748     $16,683,091     $29,235,738    $37,138,987     $38,522,519
                                   ==========       ==========      ==========      ==========     ==========      ==========

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

Management's Discussion and Analysis

     The following discussion regarding our financial statements should be read in conjunction with the financial statements and notes thereto included in this prospectus beginning at page F-1. We commenced operations as a real estate investment trust in 1996, specializing in providing mortgage loans to churches and other religious non-profit organizations.

Financial Condition

     During the six months ended June 30, 2004 and the year ended December 31, 2003 our total assets increased by $1,383,532 and $7,903,249, respectively due primarily to sale of our common stock and secured investor certificates in our fourth "best efforts" public offering. Our total liabilities increased by $4,843,504 and $5,835,653 at June 30, 2004 and December 31, 2003, respectively due primarily to the issuance of our secured investor certificates.

     Since our inception, we have experienced our highest quarterly dividend payment for the quarter ended December 31, 1997 and experienced our lowest quarterly dividend payment for the quarter ended September 30, 2003 and June 30, 2004. The quarterly dividend paid for each share held of record on December 31, 1997 was $.25625 per share representing an annualized yield of 10.25% for each share purchased at $10 per share. The quarterly dividend payment for each share held of record on September 30, 2003 was $.153125 representing an annualized yield of 6.125% for each share purchased at $10 per share. The dividend payment for December 31, 1997 was significantly higher than the average dividend amount due to the large number of loans funded during the quarter and a corresponding high level of origination income earned during the quarter. Each loan funded during the quarter generates origination income which is due and payable to shareholders as "Taxable Income" even though origination income was not recognized in its entirety for the period under generally accepted accounting principals in the United States of America ("GAAP"). Recognition of origination income under GAAP must be deferred over the expected life of each loan. By way of further comparison, the dividend payment made to September 30, 2003 and June 30, 2004 shareholders of record was significantly lower than the average dividend amount due directly to large cash balances we received from our fourth public offering of stock and secured investor certificates and held in money market instruments pending deployment into new loans to churches. Because interest earned in our money market account at current yields is substantially lower than interest earned on our mortgage loans, interest income earned was lower than is anticipated to be earned once the offering proceeds are fully deployed into new loans.

Results of Operations - June 30, 2004

     Net income for the Company's six month periods ended June 30, 2004 and 2003 was $745,653 and $593,047 on total revenues of $1,513,227 and $1,097,223.
Interest income earned on our portfolio of loans was $1,140,388 and $836,686 for the six month periods ended June 30, 2004 and 2003. The increase was due to the funding of additional mortgage loans and purchase of first mortgage bonds. Interest and debt offering amortization expenses were $437,725 and $289,712 for the six month periods ended June 30, 2004 and 2003. The increase was due to the sale of additional secured investor certificates. We have elected to operate as a real estate investment trust, therefore we distribute to shareholders at least 90% of "Taxable Income," the dividends declared and paid to shareholders for the period ended June 30, 2004 may include origination income even though it is not recognized in its entirety for the period under GAAP. As of June 30, 2004 and 2003, we had origination income of $43,991 and $175,185 during the first six months of the fiscal year for tax purposes.

     Our Board of Directors declared dividends of $.153125 for each share held of record on June 30, 2004. During our public offering, dividends are computed and paid to each Shareholder based on the number of days during a quarter that the shareholder owned their shares. The dividend, which was paid July 31, 2004, represents a 6.125% annual rate of return on each share of common stock owned and purchased for $10 per share. Our liabilities at the end of the six month period ended June 30, 2004 are primarily comprised of dividends declared as of June 30, 2004 but not yet paid, our secured investor certificates and accounts payable.

Results of Operations - 2003

     Net income for our fiscal year ended December 31, 2003 was $1,300,754 on total revenues of $2,459,254 compared to $1,289,941 on total revenues of $1,785,443 for the year ended December 31, 2002. Interest income earned on the Company's portfolio of loans was $1,906,051 for the year ended December 31, 2003, compared to $1,338,459 for 2002. This increase was due to the fact that 26 new loans were originated in fiscal year ended December 31, 2003. Excluded from revenue for the year ended December 31, 2003 is $286,836 of origination income we received. However, under tax principles, origination income is recognized in the period received. Accordingly, because our status as a real estate investment trust requires, among other things, the distribution to Shareholders of at least 90% of "Taxable Income," the dividends declared and paid to our shareholders for the quarters ended March 31, 2003, June 30, 2003, September 30, 2003 and December 31, 2003 included origination income even though it was not recognized in its entirety as income for the period under GAAP. Our operating expenses for our fiscal year ended December 31, 2003 were $466,362 compared to $376,852 for our fiscal year ended December 31, 2002.

     Our Board of Directors declared dividends of $.165625 for each share of record on March 31, 2003, $.1625 for each shares held of record on June 30, 2003, $.153125 for each shares held of record September 30, 2003 and $.16875 for each share held of record on December 31, 2003. Based on the four quarters ended March 31, 2003, June 30, 2003, September 30, 2003 and December 31, 2003, the dividends paid represented an 6.625%, 6.50%, 6.125% and 6.75% annualized yield to shareholders, respectively, for an effective overall annual yield of 6.50% in 2003. In 2003, and especially in the third quarter of 2003, our dividend yield was significantly lower than in prior periods. This decrease results primarily from the large cash balances we received from our public offering of common stock and Secured Investor Certificates, which were held in money market instruments pending deployment into new loans. Because interest earned in our money market account is substantially lower than interest earned on our mortgage loans, interest income earned on a per share basis was lower than in prior periods.

Results of Operations - 2002

     Net income for our fiscal year ended December 31, 2002 was $1,289,941 on total revenues of $1,785,443 compared to $1,278,010 on total revenues of $1,525,562 for the year ended December 31, 2001. Interest income earned on the Company's portfolio of loans was $1,785,443 for the year ended December 31, 2002, compared to $1,525,562 for 2001. This increase was due to the fact that 16 new loans were originated in fiscal year ended December 31, 2002. Excluded from revenue for the year ended December 31, 2002 is $151,485 of origination income we received. As previously noted, recognition of origination income under GAAP must be deferred over the expected life of each loan.

     Our Board of Directors declared dividends of $.20625 for each share of record on March 31, 2002, $.209375 for each shares held of record on June 30, 2002, $.1875 for each shares held of record September 30, 2002 and $.165625 for each share held of record on December 31, 2002. Based on the four quarters ended March 31, 2002, June 30, 2002, September 30, 2002 and December 31, 2002, the dividends paid represented an 8.25%, 8.375%, 7.50% and 6.625% annualized yield to shareholders, respectively, for an effective overall annual yield of 7.6875% in 2002. In 2002, an especially in the last quarter of 2002, our dividend yield was significantly lower than in prior periods. This decrease results primarily from the large cash balances we received from our public offering of common stock and Secured Investor Certificates, which were held in money market instruments pending deployment into new loans. Because interest earned in our money market account is substantially lower than interest earned on our mortgage loans, interest income earned on a per share basis was lower than in prior periods.

Results of Operations - 2001

     Net income for our fiscal year ended December 31, 2001 was $1,278,010 on total revenues of $1,525,562 compared to $1,140,253 on total revenues of $1,407,414 for the year ended December 31, 2000. Interest income earned on the Company's portfolio of loans was $1,195,464 for the year ended December 31, 2001, compared to $1,160,113 for 2000. This increase was due to the fact that five new loans were originated in fiscal year ended December 31, 2001. Excluded from revenue for the year ended December 31, 2001 is $74,112 of origination income we received. Distribution to Shareholders of at least 90% of "Taxable Income," the dividends declared and paid to our Shareholders for the quarters ended March 31, 2001, June 30, 2001, September 30, 2001 and December 31, 2001 included origination income even though it was not recognized in its entirety as income for the period under GAAP. Our operating expenses for our fiscal year ended December 31, 2001 were $220,717 compared to $201,879 for our fiscal year ended December 31, 2000.

     Our Board of Directors declared quarterly dividends of $.2125 for each share held of record on March 31, 2001, $.225 per share held of record June 30, 2001, $.20 per share held of record September 30, 2001, and $.19375 per share held of record on December 31, 2001. Based on the four quarters of operations for the quarters ended March 31, 2001, June 30, 2001, September 30, 2001, and December 31, 2001, the dividends paid represented a 8.50%, 9.00%, 8.00% and 7.75% annualized yield to shareholders respectively for an effective overall annual dividend yield of 8.3125% in 2001.

Liquidity and Capital Resources

     Our revenue is derived principally from interest income, and secondarily, from origination fees and renewal fees generated by mortgage loans that we make. We also earn income through interest on funds that are invested pending their use in funding mortgage loans or distributions of dividends to our shareholders, and on income generated on church bonds we may purchase and own. We generate revenue through (i) permitted temporary investments of the net proceeds from the sale of the shares, and (ii) implementation of our business plan of making mortgage loans to churches and other non-profit religious organizations. Our principal expenses are advisory fees, legal and accounting fees, communications costs with our shareholders, and the expenses of our stock transfer agent, registrar and dividend reinvestment agent.

     In addition, we are able to borrow funds in an amount not to exceed 300% of Shareholders' Equity in order to increase our lending capacity. We currently have a $2,000,000 secured line of credit with Beacon Bank, Shorewood, Minnesota. As of June 30, 2004 we have no outstanding balance against our line of credit. This credit line is secured by the pledge of $2,000,000 in principal amount of our Church Bonds. Interest on our line of credit is payable to Beacon Bank on a monthly basis. We believe that the rate at which we lend funds will always be higher than the cost at which we borrow the funds (currently our rate at which we can borrow funds is the prime interest rate plus 1/2% totalling 5.25%). However, there can be no assurance that we can loan funds out at rates higher than the rate at which we borrow the funds. We anticipate to "pay-down" any future borrowings on our line of credit by (i) selling additional securities in our public offering; (ii) applying the proceeds from principal payments on our current loan portfolio payments and any loan re-payments. Increases or decreases in the prime lending rate as well as the increase or decrease in the rate of interest charged on our loans has and likely will continue to impact interest income we will earn and, accordingly, influence dividends declared by our Board of Directors.

     Our registration statement to sell to the public 1,500,000 shares of our common stock at $10 per share ($15,000,000) and to sell to the public $15,000,000 of debt securities, which we call "Secured Investor Certificates" terminated in May 2004. In this offering we raised $7,180,440 through the sale of shares and $15,000,000 through the sale of Secured Investor Certificates. Our future capital needs over the next three to five years are expected to be met by
(i) this public offering; (ii) the repayment of existing loans; and (iii) borrowing under our line of credit.

     We may borrow funds up to an amount that equals 300% of Shareholders' Equity. The objective of our current offering of certificates is to raise intermediate term funds that we can deploy into new loans at rates that provide a positive spread. This additional loan development will further diversify our loan portfolio while generating origination income to the advantage to our shareholders. The cost of this capital is expected to be lower than if borrowed directly from banks at variable rates of interest.

Critical Accounting Policies and Estimates

     Preparation of our financial statements requires estimates and judgments to be made that affect the amounts of assets, liabilities, revenues and expenses reported. Such decisions include the selection of the appropriate accounting principles to be applied and the assumptions on which to base accounting estimates. We evaluate these estimates based on assumptions we believe to be reasonable under the circumstances.

     The difficulty in applying these policies arises from the assumptions, estimates and judgments that have to be made currently about matters that are inherently uncertain, such as future economic conditions, operating results and valuations as well as management intentions. As the difficulty increases, the level of precision decreases, meaning that actual results can and probably will be different from those currently estimated.

     Of our significant accounting policies, described in the notes to our financial statements included herewith, we believe that the estimation of fair value of our mortgage loans receivable and bond portfolio involve a high degree of judgment. We estimate the fair value of our mortgage loans receivable to be the same as the carrying value because of the substantial activity/turnover in this portfolio. We estimate the fair value of the bond portfolio to be the same as the carrying value because, even though there is no ready public market for these bonds, the cost is current. We do not consider future cash flows, the interest rate or the yield rate of a loan or bond in estimating fair value. We do not consider the availability of a market for a loan or bond in estimating fair value.

     We follow a loan loss reserve policy on our portfolio of loans outstanding. This critical policy requires complex judgments and the need to make estimates of future events, which may or may not materialize as planned. This policy reserves for principal amounts outstanding on a particular loan if cumulative interruptions occur in the normal payment schedule of a loan. Our policy will reserve for the outstanding principal amount of a loan in our portfolio if the amount is in doubt of being collected.

Listed below is our current loan loss reserve policy:

        --------------- ------------------------ ------------------------------------------------------------------------------

           Incident       Percentage of Loan                                    Status of Loan
                               Reserved
        --------------- ------------------------ ------------------------------------------------------------------------------
        --------------- ------------------------ ------------------------------------------------------------------------------

        1.                                       None Loan is current, no
                                                 interruption in payments during
                                                 history of the loan,
                                                 ("interruption" means receipt
                                                 by us more than 30 days after
                                                 scheduled payment date).
        --------------- ------------------------ ------------------------------------------------------------------------------
        --------------- ------------------------ ------------------------------------------------------------------------------

        2.              None                     Loan current,  previous interruptions  experienced,  but none in the last six month period.
        --------------- ------------------------ ------------------------------------------------------------------------------
        --------------- ------------------------ ------------------------------------------------------------------------------

        3.              None                     Loan current,  previous  interruptions  experienced,  but none in the last 90 day period.
        --------------- ------------------------ ------------------------------------------------------------------------------
        --------------- ------------------------ ------------------------------------------------------------------------------

        4.              1.00%                    Loan  serviced  regularly,  but  2  or  3  payments  cumulative  in  arrears.
                                                 Delinquency notice been sent.
        --------------- ------------------------ ------------------------------------------------------------------------------
        --------------- ------------------------ ------------------------------------------------------------------------------

        5.              2.00%                    Loan serviced regularly, but 4 or 5 payments cumulative in arrears.
        --------------- ------------------------ ------------------------------------------------------------------------------
        --------------- ------------------------ ------------------------------------------------------------------------------

        6.              5.00%                    Loan more than 5 payments cumulative in arrears, loan servicing  intermittent during the last 90 days.  Ability of obligor to  continue to service the loan at scheduled levels in doubt.  Restructuring contemplated or imminent.
        --------------- ------------------------ ------------------------------------------------------------------------------
        --------------- ------------------------ ------------------------------------------------------------------------------

        7.              The Greater Of: (i)      Loan  is  declared  to be in  default.  Foreclosure  proceeding  underway  or
                        Accumulate reserve       imminent.  Reserve  amount  dependent  on value of  collateral.  All expenses
                        during default period    related to enforcing loan agreements are expensed.
                        equal to principal
                        loan balance in excess
                        of 65% of original
                        collateral value; or
                        (ii) 1% of the
                        remaining principal
                        balance each quarter
                        during which the
                        default remains in
                        effect
        --------------- ------------------------ ------------------------------------------------------------------------------

Loan loss reserves are recorded on a quarterly basis.

Quantitative and Qualitative Disclosure About Market Risk

     We are exposed to changes in interest rate as a result of borrowing activities used to fund operations and to make mortgage loans and as a result of the interest income received on the mortgage loans that we make. We borrow using both floating interest rate lines of credit and fixed rate notes payable. We primarily use medium-term (five to seven years) debt as a source of capital. We do not currently use derivative securities, interest-rate swaps or any other type of hedging activity to manage our costs of capital.

     At June 30, 2004, we had no floating interest rate debt outstanding under our credit facilities and $15,000,000 of fixed rate notes payable. The floating interest rate on the line of credit is based upon the prevailing prime interest rate plus 1/2% totalling 5.25%. A hypothetical one-percent change in the prime rate would not have affected our net income as there was currently no outstanding balance on our variable rate line of credit. The weighted average interest rate as of June 30, 2004 on our fixed rate notes payable was 5.91%.

                                  OUR BUSINESS
General

     American Church Mortgage Company was established by American Investors Group, Inc. (the "underwriter" or "American") to service demand that American identified through the course of its business for mortgage lending to borrowers in the amount of $100,000 to $1,000,000. Because of the regulatory and administrative expenses associated with bond financing, the economic feasibility of bond financing diminishes for financings under $750,000. As a result, American believed that many churches were forced to either forego the project for which their financing request was made, fund their project from cash flow over a period of time and at greater expense, or seek bank financing on terms which were not always favorable or available to them. We were incorporated in Minnesota on May 27, 1994 to provide a lending source to this segment of the industry, capitalizing on a lack of significant competition in the specialized business of making smaller church loans, the experienced human resources available at American and our advisor, and the marketing, advertising and general goodwill of American. We began making loans in April 1996.

     We make loans throughout the United States in principal amounts limited in range from $100,000 to $1,000,000. We may invest up to 30% of our average invested assets in mortgage-secured debt securities (bonds) issued by churches and other non-profit religious organizations. We intend to lend funds and acquire mortgage secured investments pursuant to our business plan as additional funds become available from this offering, and thereafter as funds from loan repayments, bond maturities and other resources become available.

     We utilize American's unique specialization in procuring, qualifying and servicing church loans to enhance our operations. American has underwritten first mortgage bonds for churches throughout the United States since 1987. In underwriting church bonds, American reviews financing applications, analyzes prospective borrowers' financial capability, and structures, markets and sells, mortgage-backed bond securities to the investing public. Since its inception, American has underwritten approximately 204 church bond financings, in which approximately $387,982,000 in first mortgage bonds have been sold to public investors. The average size of church bond financings underwritten by American since its inception is approximately $1,901,873.

Financing Business

     We make first mortgage loans in amounts ranging from $100,000 to $1,000,000, to churches and other non-profit religious organizations, and invest in mortgage-secured debt instruments issued by churches and other non-profit religious organizations, called church bonds. We apply essentially all of our working capital (after adequate reserves determined by our advisor) toward making mortgage loans and investing in church bonds. We seek to enhance returns on investments by:

     o offering competitively attractive mid-term (5-15 years) loans and long-term (20-25 year) loans (although there is no limit on the term of our loans);
     o seeking origination fees, or "points," from the borrower at the outset of a loan and upon any renewal of a loan;
     o making a limited amount of higher-interest rate second mortgage loans and construction loans to qualified borrowers; and
     o purchasing a limited amount of church bonds, typically at a discount from par value.

     Our policies limit the amount of second mortgage loans to 20% of our average invested assets on the date any second mortgage loan is closed, and limit the amount of mortgage-secured debt securities to 30% of average invested assets on the date of their purchase. All other mortgage loans we make (or church bonds purchased for investment) will be secured by a first mortgage or deed of trust on the borrower's real property. As of June 30, 2004, the percentage of average invested assets in second mortgage loans, and the percentage of average invested assets in mortgage-secured debt securities, was 8.53% and 21.7% respectively. As we attempt to make mortgage loans that maximize interest income, we may make longer-term fixed-rate loans in our discretion in order to reduce the risk of downward interest rate fluctuations.

     Our lending and investing decisions, including determination of a prospective borrower's or church bond issuer's financial credit worthiness, are made for us by our advisor. We have no employees. Employees and agents of our advisor conduct all aspects of our business, including (i) marketing and advertising; (ii) communication with prospective borrowers; (iii) processing loan applications; (iv) closing loans; (v) servicing loans; and (vi) administering our day-to-day business activities. In consideration of its services, the Advisor is entitled to receive a fee equal to 1.25% annually of the Company's average invested assets, plus one-half of any origination fee charged to borrowers on mortgage loans we make. The Advisor's management fees are computed and payable monthly.

Current First Mortgage Loan Terms

     We offer prospective borrowers a selection of loan types, which include a choice of fixed or variable rates of interest indexed to the prime rate, the U.S. Treasury 10-Year Notes, or another generally recognized reference index, and having various terms to maturity, origination fees and other terms and conditions. The terms of loans we offer may be changed by our advisor as a result of such factors as (i) the credit quality and experience of the borrowers; (ii) the terms of loans in our portfolio; (iii) competition from other lenders; (iv) anticipated need to increase the overall yield on our mortgage loan portfolio; (v) local and national economic factors; and (vi) actual experience in borrowers' demand for the loans. We currently make the loan types described in the table below. This table describes material terms of loans available from us. The table does not purport to identify all possible terms, rates, and fees we may offer. We may modify the terms identified below or offer loan terms different than those identified below. Many loans are individually negotiated and differ from the terms described below.

         ----------------------------------- -------------------------------------- -----------------------------

                     Loan Type                         Interest Rate (1)                Origination Fee (2)
         ----------------------------------- -------------------------------------- -----------------------------
         ----------------------------------- -------------------------------------- -----------------------------

         20/25 Year Term (3)                 Fixed @ 8.25%/8.50% respectively                   3.5%
         ----------------------------------- -------------------------------------- -----------------------------
         ----------------------------------- -------------------------------------- -----------------------------

         20 Year Term (3)                    Variable Annually @ Prime + 2.50%                  3.5%
         ----------------------------------- -------------------------------------- -----------------------------
         ----------------------------------- -------------------------------------- -----------------------------
         Renewable Term  (4)                 Fixed @:
              3 Year                                 7.75%                                      3.5%
              5 Year                                 7.95%                                      3.5%
              7 Year                                 8.25%                                      3.5%
            10 Year                                  8.35%                                      3.5%
         ----------------------------------- -------------------------------------- -----------------------------
         ----------------------------------- -------------------------------------- -----------------------------
         Construction 1 Year Term            Fixed @ 9.00%                                      2.0%
         ----------------------------------- -------------------------------------- -----------------------------



     (1) "Prime" means the prime rate of interest charged to preferred customers, as published by a federally chartered bank chosen by us. We may also tie our offered interest rates to other indexes.

     (2) Origination fees are generally based on the original principal amount of the loan and are collected from the borrower at the origination and renewal of loans, one-half of which is payable directly to our advisor.

     (3) Fully amortized repayment term. Amortization terms may vary, as may other loan terms, depending on individual loan negotiations and competitive forces.

     (4) Renewable term loans are repaid based on a 20-year amortization schedule, and are renewable at the conclusion of their initial term for additional like terms up to an aggregated maximum of 20 years. We charge a fee of 1% upon the date of each renewal. If renewed by the borrower, the interest rate is adjusted upon renewal to Prime plus a specified percentage "spread."

Property (Portfolio) of the Company

     As of June 30, 2004, we had sixty-one first mortgage loans aggregating $27,005,983 in original principal amount, three second mortgage loans aggregating $2,390,000 in original principal amount, and purchased $7,723,860 original principal amount first mortgage bonds issued by churches. The table below identifies the borrowing institutions and certain key terms of the loans currently comprising our loan portfolio.

===================================== ============== ============== ============= ======================== ====================

          Borrowing Church                Loan           Loan         Interest     Collateral Appraised       Funding Date
                                         Amount          Term          Rate              Value
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------

Landmark Apostolic Church               $290,000        5 years        10.00%            $650,000               04/25/96
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------

Fountain of Life Church                 $375,000       15 years        11.25%            $500,000               05/15/96
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------

River of Life Church (1)                $425,000        7 years        9.25%             $600,000               05/06/96
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------

St. Luke's Pentecostal (2)              $207,000        5 years        6.75%             $277,000               12/04/97
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------

Bethlehem Temple, Rialto                $290,000        5 years        7.00%            $2,375,000              12/24/97
(Second Mortgage Loan) (3)
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------

Mt. Ararat Baptist Church (4)           $170,000        5 years        10.75%           $1,000,000              09/24/98
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------

Praise Chapel International (5)         $115,000        5 years        10.00%            $175,000               03/02/99
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------

Bread of Life Church                    $435,000       20 years        9.85%             $950,000               05/17/99
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------

Greater Hill Zion Baptist Church        $500,000       20 years        9.75%            $1,040,000              05/20/99
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------

Freewill Christian Center               $596,000       20 years        10.00%            $797,000               06/22/99
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------

Bethel Temple of Longview               $500,000       20 years        10.25%           $1,550,000              07/04/99
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------

Greater Fort Lauderdale                 $605,000       20 years        9.75%             $900,000               09/08/99
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------

New Growth in Christ                    $460,000       20 years        9.85%             $697,400               11/22/99
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------

Holy Deliverance Church                 $250,000       20 years        9.85%             $360,000               12/14/99
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------

Old Morning Star Church (6)             $280,000       20 years        9.85%             $356,000               12/21/99
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------

Praise Christian Center                 $500,000       20 years        9.85%             $926,000               01/21/00
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------

St. Paul A.M.E Church                   $200,000       20 years        10.25%            $325,000               11/02/00
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------

First Metro Church of Houston           $100,000        5 years        12.00%           $3,500,000              12/13/00
(Second Mtg Loan)
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------

Second Missionary Baptist Church        $225,000       20 years        10.25%            $370,000               06/19/01
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------

Bethel Christian Mission                $268,000       20 years        10.25%            $384,000               06/25/01
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------

True Vine Gospel Church                 $350,000       25 years        9.95%             $500,000               11/15/01
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------

Nehemiah Christian Center               $115,000        3 years         8.5%             $140,000               05/30/02
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------

Unity of Faith Worship Center           $426,000       20 years         8.5%             $835,150               05/31/02
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------

Peniel Baptist Church                   $555,000       20 years        9.75%            $1,358,496              06/26/02
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------

New Light Fellowship                    $350,000       20 years        9.25%            $1,650,000              07/15/02
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------

Eagle Vision Community Church           $165,000       20 years        9.25%             $215,000               07/19/02
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------

Aaron's Rod Kathedral (7)               $347,000       20 years        9.25%             $444,000               08/06/02
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------

Abundant Faith Apostolic Church of      $400,000       20 years        9.25%             $634,000               08/06/02
Deliverance
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------

Holly Grove Baptist Church              $263,000       20 years        9.25%             $425,000               08/12/02
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------

Holly Grove Missionary Baptist          $205,000       20 years        9.25%             $461,900               09/19/02
Church
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------

                                       26

------------------------------------- -------------- -------------- ------------- ------------------------ --------------------

Full Life Gospel Center                 $327,000       20 years        9.25%             $560,000               11/27/02
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------

New Hope Christian Center               $450,000       25 years        9.25%             $725,000               12/13/02
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------

House of Praise Ministries              $610,000       20 years        8.75%            $1,785,000              12/30/02
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------

House of Joy & Praise Outreach          $435,000       20 years        9.25%             $780,000               12/30/02
Center
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------

New Creation Family Church              $500,000       20 years        9.25%             $680,000               02/07/03
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------

United Apostolic Church                 $950,000       25 years        9.50%            $1,990,000              02/14/03
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------

Bread of Life Baptist Church            $763,000       20 years        9.25%            $1,160,000              02/21/03
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------

Life Changing Faith Christian Church    $460,000       20 years        9.00%             $690,000               03/12/03
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------

Good News Family Worship Center         $567,000       25 years        9.25%             $750,000               03/13/03
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------

United for Chirst                       $267,000       25 years        8.75%             $382,000               05/28/03
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------

Zion Hill Baptist Church                $255,000       20 years        8.65%             $365,000               05/30/03
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------

Bend Christian Center                   $445,000       25 years        8.65%            $1,010,000              06/19/03
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------

Believers New Life Ministries           $280,000        5 years        7.95%             $395,000               06/26/03
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------

Pembroke Park Church of Christ          $520,000       20 years        8.65%             $880,000               06/26/03
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------

Glad Tidings Community Church           $663,000       25 years        8.75%             $900,000               06/30/03
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------

Roanoke Chapel M.B. Church             $1,955,000      25 years        8.75%            $2,625,000              06/30/03
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------

Assured Faith C.O.G.I.C.                $355,000       20 years        8.65%             $565,000               08/01/03
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------

The Apostolic Church of New York        $335,000       20 years        9.25%             $537,000               08/18/03
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------

All Faith's Christian Center            $645,000       20 years        8.65%             $922,000               09/11/03
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------

Landmark Apostolic Church               $400,000       20 years        8.65%             $750,000               09/19/03
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------

Ekklesia Fellowship Ministries          $227,500       20 years        8.65%             $335,000               09/25/03
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------

Grace Christian Center                  $640,000       20 years        9.25%            $1,310,000              10/14/03
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------

All Saints Community Church             $210,000       20 years        8.65%             $300,000               11/25/03
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------

Praise Tabernacle Jamaica               $600,000       20 years        8.65%             $950,143               11/25/03
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------

Crossroads Christian Center             $385,000       20 years        8.65%             $530,000               12/15/03
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------

The Word of the Living God              $650,000       20 years        8.65%            $1,125,000              12/16/03
Ministries, Inc.
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------

Praise Tabernacle Deliverance           $500,000       25 years        8.35%            $1,058,000              12/19/03
Baptist Church
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------

Greater Joy C.O.G.I.C.                  $275,000       20 years        8.65%             $600,000               02/14/04
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------

Chesapeake Christian Center             $551,077       20 years        8.25%            $1,100,000              02/29/04
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------

Faith Christian Center                  $475,000       20 years        8.65%             $746,000               04/21/04
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------

Christian Discipleship Ministries       $410,000       25 years        8.50%             $600,000               04/22/04
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------

                                       27

------------------------------------- -------------- -------------- ------------- ------------------------ --------------------

Shiloh Temple House of God              $500,000       20 years        8.25%             $710,000               04/29/04
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------

Inter-Denominiational Fellowship        $240,000       20 years        8.65%             $375,000               05/21/04
Ministries
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------

Fun Family Christian Center             $873,406       25 years        9.25%            $1,290,850              05/22/04
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------
------------------------------------- -------------- -------------- ------------- ------------------------ --------------------

Chapel Hill Harvester Church           $2,000,000       1 year         7.50%            $31,000,000             06/25/04
(Second Mortgage Loan)
===================================== ============== ============== ============= ======================== ====================

     (1)  Renewed for an additional six year period in June 2002.
     (2)  Renewed for an additional five year period in January 2003.
     (3) Renewed for an additional five year period in January 2003. Interest rate will be adjusted annually.
     (4) Church loan was due on September 24, 2003. Church is making payments at current rate. Church has not yet decided on loan renewal.
     (5) Church loan was due on March 2, 2004. Church is making payments at current rate. Church has not yet decided on loan renewal.
     (6) Includes an initial loan in the amount of $250,000 and an additional supplemental loan of $30,000 funded April 2001.
     (7) Includes an initial loan in the amount of $300,000 and an additional supplemental loan of $47,000 funded April 2003.

The following mortgage-secured bonds have been purchased by the Company:

===================================================================================================================================
Issuer                            Principal     Company    Face Yield of    Yield to     Current       Maturity        Original
                                    Amount      Purchase       Bonds        Maturity      Yield          Date           Issue
                                                 Price                                                                   Date
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Palm Beach Cathedral             $2,000       $ 871             7.75%        19.63%       17.80%       01/25/12        01/25/97
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Gospel Tabernacle Church         $3,000       $3,000            9.50%         9.50%        9.50%       02/01/10        02/01/98

-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Gospel Tabernacle                $1,000       $1,000            9.25%         9.25%        9.25%       08/01/08        02/01/98
Church
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Greater Open Door Church         $623,000     $623,000     From 7.90% to       N/A         9.55%     Serially to       12/17/98
                                                               9.80%                                   05/01/18
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Church of the Great Commission   $4,000       $4,000           10.50%        10.50%       10.50%       09/15/13        04/01/95
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
From the Heart Ministries, Inc.  $13,000      $13,000      From 8.00% to       N/A         8.71%    From 02/15/03      02/15/01
                                                               10.40%                                to 08/15/19
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Community Protestant Church      $5,000       $4,600           10.05%        11.46%       10.92%       02/15/11        08/15/95
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Abundant Life Family Worship     $3,000       $2,760           10.15%        11.65%       11.03%       02/15/10        10/15/95
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Church of the Great Commission   $5,000       $4,600           10.25%        12.26%       11.14%       03/15/07        03/15/95
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Abundant Life Family Christian   $3,000       $2,940           10.10%        10.56%       10.31%       08/15/07        08/15/96
Center
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
From the Heart                   $3,000       $3,000           10.40%        10.40%       10.40%       02/15/19        02/15/01
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
From the Heart                   $1,000       $1,000           10.00%        10.00%       10.00%       02/15/11        02/15/01
-----------------------------------------------------------------------------------------------------------------------------------

                                       28

-----------------------------------------------------------------------------------------------------------------------------------
From the Heart                   $1,000       $1,000           10.15%        10.15%       10.15%       02/15/11        02/15/01
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Chapel Hills Harvester           $4,000       $438             10.15%          N/A         N/A           N/A             N/A
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Chapel Hills Harvester           $6,000       $657             10.15%          N/A         N/A           N/A             N/A
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Greater Holy Trinity             $883,000     $883,000     From 6.70% to       N/A         8.50%     Serially to       12/15/01
                                                               9.75%                                   12/15/21
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Community Protestant             $5,000       $4,500           10.10%        11.53%       11.22%       05/15/16        11/15/97
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Church of the Great Commission   $5,000       $4,500           10.00%        11.46%       11.11%       09/15/05        03/15/95
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Church of the Great Commission   $5,000       $4,500           10.25%        12.60%       11.38%       03/15/08        03/15/95
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Full Gospel Pentecostal          $5,000       $4,500            8.95%        11.07%        9.94%       10/15/08        10/15/98
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Community Protestant             $3,000       $2,550           10.50%        12.62%       12.35%       04/01/20        04/01/00
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Church of the Great Commission   $3,000       $2,550           10.50%        13.33%       2.35%        09/15/10        03/15/95
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Community Protestant             $3,000       $2,550           10.05%        12.89%       11.82%       02/15/11        08/15/95
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Gospel Tabernacle                $3,000       $2,670           10.20%        13.33%       11.46%       03/01/19        03/01/00
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Full Gospel Pentecostal Church   $17,000      $15,640          8.95%         10.82%       9.73%        10/15/08        10/15/98
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Swope Parkway Church of Christ   $8,000       $7,440           9.95%         11.20%       10.70%       11/01/11        11/01/97
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Miracle Revival Center           $30,000      $28,500          10.00%          N/A        10.53%    From 06/01/18      12/01/99
                                                                                                     to 12/01/18
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Gospel Tabernacle Church         $15,000      $14,400          10.05%        10.64%       10.47%       02/01/15        02/01/98
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Christian Love Fellowship, Inc.  $790.10      $505.66          8.00%         13.51%       12.50%       02/15/19        02/15/99
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Gospel Tabernacle                $23,000      $20,470          9.95%         11.96%       11.18%       02/01/12        02/01/98
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Chapel Hill Harvester            $1,267       $886.90          7.00%         15.32%       7.89%        07/01/08        01/01/00
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Chapel Hill Harvester            $637         $445.90          7.00%         15.32%       15.70%       07/01/08        01/01/00
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Chapel Hill Harvester            $1,267       $886.90          7.00%         15.32%       7.89%        07/01/08        01/01/00
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Chapel Hill Harvester            $1,899       $1,329.30        7.00%         15.32%       10.53%       07/01/08        01/01/00
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Chapel Hill Harvester            $3,000       $0               7.00%           N/A         N/A         07/01/08        01/01/00
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Gospel Tabernacle Church         $1,000       $940             10.10%        10.92%       10.74%       02/01/18        02/01/98
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Gospel Tabernacle Church         $1,000       $950             10.75%        11.50%       11.32%       03/01/16        03/01/00
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Harvest Baptist Church           $10,000      $5,073.95    From 5.00% to       N/A         N/A         04/01/19        04/28/03
                                                              12.00%
-----------------------------------------------------------------------------------------------------------------------------------

                                       29

-----------------------------------------------------------------------------------------------------------------------------------
Harvest Baptist Church           $6,000       $3,031.14    From 5.00% to       N/A         N/A         04/01/19        04/28/03
                                                              12.00%
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Greater St. Matthew's Baptist    $372,000     $372,000         9.00%          9.00%       9.00%     From 01/15/23      07/15/03
Church                                                                                               to 07/15/23
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
New Life Christian Church        $210,000     $210,000         9.50%          9.50%       9.50%     From 08/15/07      08/15/03
                                                                                                     to 08/15/11
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
St. Agnes Missionary Baptist     $2,000,000   $2,000,000   From 5.35% to       N/A        6.71%     From 05/15/11      05/15/03
Church                                                         7.50%                                 to 05/15/22
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Peaceful Zion Missionary         $10,000      $7,900           9.70%         17.25%       12.28%       10/15/07        10/15/93
Baptist Church
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Morningstar Missionary Baptist   $10,000      $7,500           9.80%         14.40%       13.07%       09/15/14        09/15/94
Church
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
First Baptist Church of Corona   $10,000      $7,900           11.20%        20.18%       14.18%       03/01/07        03/01/92
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Christian Pentecostal Church     $10,000      $7,900           10.30%        17.51%       13.04%       02/01/08        02/01/93
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Central Holiness Church          $10,000      $7,900           9.65%         17.12%       12.22%       11/15/07        11/15/93
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Macedonia Missionary Baptist     $10,000      $7,900           11.20%        20.36%       14.18%       02/15/07        02/15/92
Church
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Antelope Valley Christian School $598,000     $598,000     From 4.00% to       N/A        5.44%     From 09/15/06      09/15/03
                                                               7.50%                                 to 09/15/22
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
New Life Tabernacle              $20,000      $20,000          7.35%          7.35%       7.35%        01/15/19        01/15/04
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
New Life Tabernacle              $40,000      $40,000          7.75%          7.75%       7.75%        07/15/21        01/15/04
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
New Life Tabernacle              $1,000       $1,000           7.50%          7.50%       7.50%        01/15/21        01/15/04
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Chapel Hill Harvester            $2,000,000   $2,000,000   From 7.25% to       N/A        7.70%     From 03/01/18      03/01/04
                                                               8.00%                                 to 03/01/29
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
New Life Tabernacle              $48,000      $48,000          7.50%          7.50%       7.50%        01/15/21        01/15/04
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
New Life Tabernacle              $68,000      $68,000          8.00%          8.00%       8.00%        01/15/27        01/15/04
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
New Life Tabernacle              $3,000       $3,000           6.75%          6.75%       6.75%        01/15/15        01/15/04
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
New Life Tabernacle              $3,000       $3,000           7.00%          7.00%       7.00%        01/15/16        01/15/04
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
New Life Tabernacle              $8,000       $8,000           7.00%          7.00%       7.00%        07/15/16        01/15/04
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
New Life Tabernacle              $10,000      $10,000          7.35%          7.35%       7.35%        01/15/19        01/15/04
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Gospel Tabernacle Church         $5,000       $4,900           9.50%          9.96%       9.69%        02/01/10        02/01/98
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Community Protestant Church      $6,000       $6,000           10.00%        10.00%       10.00%       10/01/18        04/01/00
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Chapel Hill Harvester Church     $472,000     $472,000         7.75%          7.75%       7.75%     From 03/01/23      03/01/04
                                                                                                     to 09/01/23
-----------------------------------------------------------------------------------------------------------------------------------
                                       30


-----------------------------------------------------------------------------------------------------------------------------------
Chapel Hill Harvester Church     $59,000      $59,000          8.00%          8.00%       8.00%     From 03/01/24      03/01/04
                                                                                                      to03/01/29
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Chapel Hill Harvester Church     $17,000      $17,000          8.00%          8.00%       8.00%        03/01/24        03/01/04
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Chapel Hill Harvester Church     $1,000       $1,000           8.00%          8.00%       8.00%        03/01/28        03/01/04
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Miracle Revival Center           $10,000      $9,600           9.60%         10.86%       10.00%       06/01/08        12/01/99
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Chapel Hill Harvester Church     $1,000       $1,000           8.00%          8.00%       8.00%        09/01/27        03/01/04
===================================================================================================================================

     We have four first mortgage loans that are three or more payments in arrears. The first loan has an outstanding balance of approximately $228,846. The church missed five mortgage payments in 2003 and missed one mortgage payment in 2004. We have engaged legal counsel to foreclose on the church's property. The church has made all required payments since being served foreclosure notice and is adhereing to a re-payment schedule. The second loan is a first mortgage loan with an outstanding balance of $390,000. The church has not made a mortgage payment since September 2003. We have engaged legal counsel and are currently foreclosing on the property. The third loan is a first mortgage loan with an outstanding balance of $410,674. The church missed five mortgage payments in 2003. We have reserved for this loan and are continuing to work with the church to bring their mortgage current. They have not missed a mortgage payment in the last five months. The fourth loan is a first mortgage loan with an outstanding balance of $339,095. The church has not made a payment since October 2003. There was a split in the congregation and the Church has agreed to sell their facility to another Church organization. We are in contact with the Church and are monitoring the progress of the sale.

Mortgage Loan Processing and Underwriting

     Our advisor's personnel process and verify mortgage loan applications. Verification procedures are designed to assure a borrower's qualification under our financing policies. Verification procedures include obtaining:

     o applications containing key information concerning the prospective borrower

     o    project description

     o    financial statements of the prospective borrower

     o    organizational documents and history of the borrower

     o    preliminary title report or commitment for mortgagee title insurance

     o    a real estate appraisal in accordance with our financing policies

     We  require  that  appraisals  and  financial  statements  be  prepared  by independent third-party professionals who are pre-approved based on their experience, reputation and education. Completed loan applications, together with a written summary are then considered by our loan committee, comprised of our advisor's president, our advisor's vice-president and our advisor's administrator. Our advisor may arrange for the provision of mortgage title insurance and for the services of professional independent third-party accountants and appraisers on behalf of borrowers in order to achieve pricing efficiencies on their behalf and to assure the efficient delivery of title commitments, preliminary title reports and title policies, and financial statements and appraisals meeting our loan lending criteria. Our advisor may arrange for the direct payment for professional services and for the direct reimbursement to it of related expenditures by borrowers and prospective borrowers. Upon closing and funding of mortgage loans, an origination fee based on the original principal amount of each loan is generally charged, of which one-half is payable to us and one-half is payable to our advisor.

Loan Commitments

     Subsequent to approval by our loan committee, and prior to funding a loan, we issue a loan commitment to qualified applicants. We may charge a loan commitment fee, but typically do not. Commitments indicate the loan amount, origination fees, closing costs, underwriting expenses (if any), funding conditions, approval expiration dates, interest rate and other terms. Commitments generally set forth a "prevailing" interest rate that is subject to change in accordance with market interest rate fluctuations until the final loan closing documents are prepared. In certain cases we may establish ("lock-in") interest rate commitments up to sixty days from the commitment to closing. Interest rate commitments beyond sixty days will not normally be issued unless we receive a fee premium based upon the assessment of the risk associated with a longer "lock-in" period.

Loan Portfolio Management

     Our advisor manages and services our portfolio of mortgage loans in accordance with an advisory agreement. Our advisor is responsible for all aspects of our mortgage loan business, including:

     o    closing and recording of mortgage documents

     o    collecting principal and interest payments

     o    enforcing loan terms and other borrower's requirements

     o    periodic review of each mortgage loan file

     o    determination of reserve classifications

     o exercising our remedies in connection with defaulted or non-performing loans

     Fees and costs of attorneys, insurance, bonds and other direct expenses incurred in connection with the exercise of remedies in connection with a loan default are our responsibility, although they may be recouped from the borrower in the process of pursuing our remedies. Our advisor will not receive any additional compensation for services rendered in connection with on-going loan portfolio management or exercising our remedies in the event of a loan default.

Loan Funding and Borrowing

     Our mortgage loans and purchases of church bonds are funded with available cash resources. Historically, we have obtained cash resources from the sale of our common stock, the repayment of our investments in loans and bonds, the sale of certificates and from our line of credit. We will use the proceeds of the sale of certificates to fund mortgage loans and purchase church bonds. We may borrow up to 300% of Shareholders' Equity. We have a $2,000,000 secured line of credit facility with Beacon Bank, Shorewood, Minnesota. We intend to use this loan facility to enable us to close loans on schedule while we may not otherwise have adequate funds on hand. The Beacon Bank line of credit is secured by church bonds owned by us. This line of credit is used periodically to fund loans when we do not otherwise have sufficient capital to do so. Historically, the line has been paid as soon as additional capital becomes available to us. We pay Beacon Bank a rate of interest equal to the prime interest rate plus 1/2% totalling 5.25% on the outstanding balance on the line, in addition to a nominal annual renewal fee.

Financing Policies

     Our business of mortgage lending to churches and other non-profit religious organizations is managed in accordance with and subject to our financing policies. Our financing policies identify our general business guidelines and the parameters of our lending business.

>> Loans we make are limited to churches and other non-profit religious organizations and are secured by mortgages. The total principal amount of our second mortgage loans and bonds funded is limited to 20% of our average invested assets. All other loans and bonds will be secured by first mortgages.

>> The total principal amount of mortgage-secured debt securities we purchase from churches and other non-profit religious organizations is limited to 30% of our average invested assets.

>> The loan amount cannot exceed 75% of the appraised value of the real estate and improvements securing each loan. On all loans, we require a written appraisal certified by a member of the Appraisal Institute or a state-certified appraiser.

>> The borrower must furnish us with an ALTA (American Land Title Association) or equivalent mortgagee title policy insuring our mortgage interest.

>> The borrower's long-term debt (including the proposed loan) cannot exceed four times the borrower's gross income for the previous 12 months.

>> The borrower must furnish us with financial statements (balance sheet and income and expense statement) for the last two complete fiscal years and a current financial statement as of and for the period within 90 days of the loan closing date. On loans of $500,000 or less, the last complete fiscal year must be reviewed by an independent accounting firm. On loans in excess of $500,000, our advisor may require that the last complete fiscal year financial statements be audited by an independent auditor. Borrowers in existence for less than three fiscal years must provide financial statements since inception. We do not extend loans to borrowers in operation less than two years absent express approval by our board of directors.

>> Our advisor typically requires the borrower to arrange for automatic electronic or drafting of monthly payments.

>> Our advisor may require (i) key-person life insurance on the life of the senior pastor of a church; (ii) personal guarantees of church members and/or affiliates; and (iii) other security enhancements for our benefit.

>> The borrower must agree to provide us with annual financial statements within 120 days of each fiscal year end during the term of the loan.

>> Our advisor may require the borrower to grant to us a security interest in all personal property located and to be located upon the mortgaged premises (excluding property leased by the borrower).

>> We may make fixed-interest rate loans having maturities of three to twenty-five years. >> We may borrow up to 300% of Shareholders' Equity.

     We require borrowers to maintain a general perils and liability coverage insurance policy naming us as the loss-payee in connection with damage or destruction to the property of the borrower which typically includes weather-related damage, fire, vandalism and theft. In its discretion, our advisor may require the borrower to provide flood, earthquake and/or other special coverage.

     These financing policies are in addition to the prohibited investments and activities set forth in our bylaws, which are discussed in the next section.

Prohibited Investments and Activities

     Our bylaws impose certain prohibitions and restrictions on our investment practices and activities, including prohibitions against:

>> Investing more than 10% of our total assets in unimproved real property or mortgage loans on unimproved real property;

>>   Investing  in  commodities  or  commodity   futures  contracts  other  than
     "interest rate futures" contracts intended only for hedging purposes;

>> Investing in mortgage loans (including construction loans) on any one property which in the aggregate with all other mortgage loans on the property would exceed 75% of the appraised value of the property unless substantial justification exists because of the presence of other underwriting criteria;

>> Investing in mortgage loans that are subordinate to any mortgage or equity interest of our advisor or our directors or any of their affiliates;

>>   Investing in equity securities;

>> Engaging in any short sales of securities or in trading, as distinguished from investment activities;

>>   Issuing redeemable equity securities;

>> Engaging in underwriting or the agency distribution of securities issued by others;

>> Issuing options or warrants to purchase our shares at an exercise price less than the fair market value of the shares on the date of the issuance or if the issuance thereof would exceed 10% in the aggregate of our outstanding shares;

>>   Issuing  debt  securities  unless the debt  service  coverage  for the most
     recently  completed  fiscal  year,  as  adjusted  for  known  changes,   is
     sufficient to properly service the higher level of debt;

>> Investing in real estate contracts of sale unless such contracts are in recordable form and are appropriately recorded in the chain of title;

>> Selling or leasing to our advisor, a director or any affiliate thereof unless approved as being fair and reasonable by a majority of directors (including a majority of independent directors), not otherwise interested in such transaction;

>> Acquiring property from our advisor or any director, or any affiliate thereof (other than church bonds from American Investors Group, Inc. in the ordinary course of our investing activities), unless a majority of our directors (including a majority of our independent directors) not otherwise interested in such transaction approve the transaction as being fair and reasonable and at a price no greater than the cost of the asset to our advisor, director or any affiliate thereof, or if the price is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable. In no event shall the cost of such asset exceed its current appraised value;

>> Investing or making mortgage loans unless a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or condition of title is obtained; or

>>   Issuing  our  shares  on  a  deferred   payment   basis  or  other  similar
     arrangement.

     We do not intend to invest in the securities of other issuers for the purpose of exercising control, to engage in the purchase and sale of investments other than as described in this prospectus, to offer securities in exchange for property unless deemed prudent by a majority of our directors, to repurchase or otherwise reacquire our shares or to make loans to other persons except in the ordinary course of our business as described herein.

     We will not make loans to or borrow from, or enter into any contract, joint venture or transaction with, any director or officer of ours, our advisor or any affiliate of any of the foregoing unless a majority of our directors, including a majority of the independent directors, approves the transaction as fair and reasonable to us and the transaction is on terms and conditions no less favorable to us than those available from unaffiliated third parties. If we invest in any property, mortgage or other real estate interest pursuant to a transaction with our advisor or any directors or officers thereof, then the investment will be based upon a current appraisal of the underlying property from an independent qualified appraiser selected by the independent directors and will not be made at a price greater than fair market value as determined by such appraisal.

Policy Changes

     Our bylaw relating to policies, prohibitions and restrictions referred to under "Our Business - Prohibited Investments and Activities" may not be changed (except in certain immaterial respects by a majority approval of the board of directors) without the approval of a majority of the independent directors and the approval of the holders of a majority of our shares, at a duly held meeting for that purpose.

Competition

     The business of making loans to churches and non-profit religious organizations is competitive. We compete with a wide variety of investors, including banks, savings and loan associations, insurance companies, pension funds and fraternal organizations which may have investment objectives similar to ours. Some competitors have greater financial resources, larger staffs and longer operating histories than we have. We compete by offering loans with competitive and flexible terms, and emphasizing our expertise in this specialized industry segment.

Employees

     We have no employees. Subject to the supervision of our board of directors, our business is managed by our advisor, which provides investment advisory and administrative services to us. Our advisor is owned by Philip J. Myers, our president and one of our directors. Mr. Myers also controls the underwriter. At present, certain officers and directors of the underwriter and our advisor are providing services to us at no charge. These services include, among others, legal and analytic services relating to the implementation of our business plan, preparation of this prospectus (and registration statement of which this prospectus is a part) and development and drafting of documents utilized by our advisor in connection with our business operations.

     Our advisor employs three persons on a part-time or other basis and expects to hire additional persons depending on the success of this offering and the volume of new loans to be funded. We do not expect to directly employ any persons in the foreseeable future, since all administrative functions and operations are contracted for through our advisor. Legal and accounting services will be provided by outside professionals. We will pay for these services directly.

Description of Property

     Foreclosure was completed on a church located in Battle Creek, Michigan. We have determined the fair value of the property to be $120,000. The church congregation has disbanded and the church's property is currently unoccupied. We have taken possession of the church and have listed the property for sale through a local realtor for $129,900.

Facilities

     We are located in the 8,200 square foot offices of American Investors Group, Inc., 10237 Yellow Circle Drive, Minnetonka, Minnesota 55343. These facilities are owned by Yellow Circle Partners, LLP, a partnership controlled by Philip J. Myers, our president and one of our directors. We are not charged any rent for our use of these facilities, or for our use of copying services, telephones, facsimile machines, postage service, office supplies or employee services, which are paid by our advisor. Payments to our advisor under the advisory agreement are intended, at least in part, to cover the general costs of personnel, operating facilities, equipment and services used. We will not reimburse our advisor for these expenses. We believe that the terms of this arrangement are at least as favorable as those obtainable from unaffiliated third parties. We believe that our current facilities will be adequate for the foreseeable future.

                                   MANAGEMENT

General

     Directors are elected for a term expiring at the next annual meeting of our shareholders and serve for one-year terms and until their successors are duly elected and qualified. Annual shareholder meetings are typically held in May. Officers serve at the discretion of the Board of Directors. Among other requirements, in order to maintain our REIT status, a majority of our directors must be "independent." Our executive officers and directors are as follows:

               Name                     Age                              Office                                Director Since

Philip J. Myers                         48       President, Treasurer, Secretary and Director                       2001
Kirbyjon H. Caldwell                    50       Independent Director                                               1994
Robert O. Naegele, Jr.                  64       Independent Director                                               1994
Dennis J. Doyle                         51       Independent Director                                               1994
Michael G. Holmquist                    54       Independent Director                                               2003

     Philip J. Myers has been our President since April 2001 and a director of ACMC since October 2001. He has also served as President, Treasurer, shareholder and a director of our advisor, Church Loan Advisors, Inc. since 1994, President, Secretary, and a director of the underwriter, American Investors Group, Inc. since 1996, and of its parent company, Apostle Holdings Corp. since 2000. Mr. Myers has been an officer of the underwriter and directly engaged in church mortgage lending since 1989. He earned his bachelor of arts degree in political science in 1977 from the State University of New York at Binghamton and his juris doctor degree from the State University of New York at Buffalo School of Law in 1980. From 1980 to 1982, Mr. Myers served as an attorney in the Division of Market Regulation of the U.S. Securities and Exchange Commission in Washington, D.C. and, from 1982 to 1984, as an attorney with the Division of Enforcement of the Securities and Exchange Commission in San Francisco. From August 1984 to January 1986, he was employed as an attorney with the San Francisco law firm of Wilson, Ryan and Compilongo where he specialized in corporate finance, securities and broker-dealer matters. From January 1986 to January 1989, Mr. Myers was engaged as Senior Vice-President and General Counsel of Financial Planners Equity Corporation, a 400 broker securities dealer formerly located in Marin County, California. He became affiliated with American Investors Group, Inc. in 1989. He is a member of the New York, California (inactive status) and Minnesota State Bar Associations. Mr. Myers holds General Securities Representative and General Securities Principal licenses with the National Association of Securities Dealers, Inc.

     Kirbyjon H. Caldwell, has served as an independent director of ACMC since September 1994. He has been Senior Pastor of Windsor Village United Methodist Church in Houston, Texas since January 1982. The membership of Windsor Village is approximately 14,400. Mr. Caldwell received his B.A. degree in Economics from Carlton College (1975), an M.B.A. in Finance from the University of Pennsylvania's Wharton School (1977), and his Masters in Theology from Southern Methodist University School of Theology (1981). He is a member of the Boards of Directors of JP Morgan Chase--Texas, Continental Airlines, National Children's Defense Fund, Baylor College of Medicine, Greater Houston Partnership and the American Cancer Society. He is also the founder and member of several foundations and other community development organizations.

     Robert O. Naegele, Jr. has served as an independent director since September 1994. Mr. Naegele's professional background includes advertising, real estate development and consumer products, with a special interest in entrepreneurial ventures and small developing companies. Most recently, he led a group of investors to apply for, and receive an NHL expansion franchise, the Minnesota Wild, which began play in the Xcel Energy Center in St. Paul, Minnesota, in October 2000.

     Dennis J. Doyle has served as an independent director since September 1994. He is the majority shareholder and co-founder of Welsh Companies, Inc., Minneapolis, Minnesota, a full-service real estate company involved in property management, brokerage, investment sales, construction and commercial development. Welsh Companies was co-founded by Mr. Doyle in 1980, and has over 350 employees. Mr. Doyle is the recipient of numerous civic awards relating to his business skills. He also is a member of the post board of directors of Rottlund Homes and Hope For the City.

     Michael G.Holmquist has served as an independent director of the Company since July 17, 2003. Mr. Holmquist is a Certified Public Accountant practicing from his office in Deephaven, Minnesota. He entered the public accounting field in 1977. Prior to entering the accounting field he worked for two years as a public school teacher and served four years in the U.S. Coast Guard. He is a graduate of St. Olaf College and has taken additional studies in accounting and income tax at the University of Minnesota. Mr. Holmquist was an original incorporator of American Investors Group, Inc. and an employee of the firm from 1986-1989. He participated in establishing the firm's church bond underwriting department and has extensive additional experience in church auditing. Mr. Holmquist is a member of the American Institute of CPAs and the Minnesota Society of CPAs.

Day-to-Day Management of Operations

     We have no employees. Our advisor manages our day-to-day operations under the advisory agreement. Our officers receive no compensation for their services, other than through their interests in our advisor and our affiliates. Our officers have no employment contracts with us or our advisor and are considered employees of the advisor "at will." We believe that because of the depth of management of our advisor and its affiliates the loss of one or more key employees of our advisor, or one or more of our officers, would not have a material adverse effect upon our operations. As required by our bylaws, a majority of our directors are independent directors in that they are otherwise unaffiliated with and do not receive compensation from us (other than in their capacity as directors) or from our advisor or the underwriter.

Duties of Directors

     Our directors are responsible for considering and approving our policies. Directors meet as often and devote such time to our business as their oversight duties may require. Pursuant to our bylaws, the independent directors have the responsibility of evaluating the capability and performance of our advisor and determining that the compensation we pay to our advisor is reasonable. During 2003, our directors held four meetings. All of our directors attended more than 75% of our board meetings.

     Neither our articles of incorporation or bylaws nor any of our policies restrict officers or directors from conducting, for their own account, or on behalf of others, business activities of the type we conduct.

     Directors and officers have a duty to us and our shareholders. Our directors may be removed by a majority vote of all shares outstanding and entitled to vote at any annual meeting or special meeting called for such purpose.

Executive Compensation

     Officers are not compensated other than through their interest in our advisor.

     We currently pay each of our independent directors a fee of $500 for each board meeting ($400 for telephonic meetings), limited to $2,500 per year. We reimburse directors for travel expenses incurred in connection with their duties as directors. In 2003, our independent directors (four in number) were paid a total of $3,800 in director's fees.

Fiduciary Responsibility of Board of Directors and Indemnification

     The board of directors and our advisor are accountable to us and our shareholders as fiduciaries. Consequently, they must exercise good faith and integrity in handling our affairs. Similarly, our advisor has contractual obligations to us which it must discharge with the utmost good faith and integrity.

     Our articles require us to indemnify and pay or reimburse reasonable expenses to any individual who is our present or former director, advisor or affiliate, provided that: (i) the director, advisor or affiliate seeking indemnification has determined, in good faith, that the course of conduct which caused the loss or liability was in our best interest; (ii) the director, advisor or affiliate seeking indemnification was acting on our behalf or performing services on our behalf; (iii) such liability or loss was not the result of negligence or misconduct on the part of the indemnified party, except that in the event the indemnified party is or was an independent director, such liability or loss shall not have been the result of gross negligence or willful misconduct; and (iv) such indemnification or agreement to be held harmless is recoverable only out of our assets and not from our shareholders directly.

     We may advance amounts to persons entitled to indemnification for legal and other expenses and costs incurred as a result of legal action instituted against or involving such person if: (i) the legal action relates to the performance of duties or services by the indemnified party for or on our behalf; (ii) the legal action is initiated by a third party who is not a shareholder, or the legal action is initiated by a shareholder acting in his or her capacity as such and a court specifically approves such advancement; and (iii) the indemnified party receiving such advances undertakes, in writing, to repay the advanced funds, with interest at the rate we determined, in cases in which such party would not be entitled to indemnification.

     Notwithstanding the foregoing, we may not indemnify our directors, advisor, or affiliates and any persons acting as a broker-dealer for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as the particular indemnitee;
(ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws.

     Subject to the limitations described above, we have the power to purchase and maintain insurance on behalf of an indemnified party. We may procure insurance covering our liability for indemnification. The indemnification permitted by our Articles is more restrictive than permitted under the Minnesota Business Corporation Act.

Warrants and Options

     In January 2003, we terminated our stock option plan for directors and the adviser and outstanding stock options were surrendered and cancelled. No options were exercised during the option plan's existence. No options or warrants are outstanding as of the date of this Prospectus.


                   SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

     The following table sets forth as of June 30, 2004, certain information regarding beneficial ownership of our shares, by (i) each person known by us to be the beneficial owner of 5% or more of the outstanding shares; (ii) each of our directors and executive officers; and (iii) all of our directors and officers as a group. The percentage of shares outstanding before and after the Offering is calculated separately for each person. Unless otherwise noted, each of the following persons has sole voting and investment power with respect to the shares set forth opposite their respective names.


                                                              Number of Shares               Percentage of Outstanding
Name of Beneficial Owner (1)                                 Beneficially Owned                        Shares

Philip J. Myers                                                      20,000                             0.8%
Robert O. Naegele, Jr.                                                8,033                             0.3%
Kirbyjon H. Caldwell                                                      0                               0%
Dennis J. Doyle                                                           0                               0%
Michael G. Holmquist                                                      0                               0%
All Executive Officers and Directors as a Group                      28,333 (2)                         1.2%
     (5 individuals)

(1) The address for our directors is 10237 Yellow Circle Drive, Minnetonka, Minnesota 55343.
(2) Includes 300 shares owned by Scott J. Marquis. Mr. Marquis is an officer of our advisor.

             CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH MANAGEMENT

     Our advisor, Church Loan Advisors, Inc., manages our business subject to the supervision of our board of directors. Our advisor provides us with investment advisory and administrative services. Our advisor is owned by Philip
J. Myers. Mr. Myers is also the sole shareholder, officer and director of Apostle Holdings Corp., which owns American Investors Group, Inc. (the underwriter of this offering). Our advisor employs, among others, two key persons on a part-time basis, including Philip J. Myers, President and Scott J. Marquis, Vice President. Our advisor, on our behalf, regularly uses the services of personnel employed by American Investors Group, Inc. We incur no direct cost for such services, except for the advisory fee we pay to our advisor.

Transactions With Our Advisor.

     We pay our advisor advisory fees and expenses and one-half of any origination fee collected from a borrower. For the six month period ended June 30, 2004, we paid our advisor advisory fees in the amount of $101,673 and our advisor received loan origination fee income of $41,236. For the year ended December 31, 2003, we paid our advisor advisory fees in the amount of $269,043 and our advisor received loan origination fee income of $275,860. In 2002, we paid our advisor advisory fees in the amount of $172,151 and our advisor received loan origination fee income of $98,270. In 2001, we paid our advisor total advisory fees in the amount of $161,131 and our advisor received loan origination fees income of $37,297. In 2000, we paid our advisor total advisory fees in the amount of $154,389 and our advisor received loan origination fee income of $21,250. In 1999, we paid our advisor total advisory fees in the amount of $116,293, and our advisor received loan origination fee income of $114,685. Our advisor voluntarily waived $12,250 in advisory fees in 2000. The waiver of fees by our advisor in 2000 was voluntary and cannot be expected to occur in the future. We believe that the terms of the advisory agreement are no less favorable to us had we entered into the agreement with an independent third party as advisor.

Transactions with the Underwriter.

     Pursuant to a distribution agreement we have entered into with the underwriter, we will pay the underwriter a commission based on the gross principal amount and maturity of certificates sold in this offering and an underwriter's management fee based on the principal amount and term of certificates sold in this offering. We will also pay the underwriter a commission when certificates are renewed. We will also pay the underwriter a non-accountable expense reimbursement of up to $120,000, assuming all of the certificates are sold. The underwriter is an affiliate of our advisor. We believe that the terms of the distribution agreement are no less favorable to us than if we had entered into the agreement with an independent third party. The following table sets forth the name and positions of certain officers and all directors of the underwriter:

                Name                        Position

       Philip J. Myers                President, Treasurer and Director
      Scott J. Marquis               Chief Financial and Operating Officer

     In the course of our business, we may purchase church bonds being underwritten and sold by American Investors Group, Inc., ("American"). Although we would not pay any commissions, American will benefit from such purchases as a result of commissions paid to it by the issuer of the bonds. American also may benefit from mark-ups on bonds we buy from it and mark-downs on bonds we sell through it on the secondary market. We will purchase church bonds for investment purposes only, and only at the public offering price. Church bonds we purchase in the secondary market, if any, will be purchased at the best price available, subject to customary markups (or in the case of sales - markdowns), on terms no less favorable than those applied to other customers of American. Principals of ours and our advisor may receive a benefit in connection with such transactions due to their affiliation with the underwriter. Other than with respect to the purchase and sale of church bonds for our portfolio in the ordinary course of business, all future transactions between us and our officers, directors and affiliates will be approved, in advance, by a majority of our independent and disinterested directors.

                     THE ADVISOR AND THE ADVISORY AGREEMENT

Church Loan Advisors, Inc.

     Church Loan Advisors, Inc. renders lending and advisory services to us and administers our business affairs and operations. Our advisor's offices are located at 10237 Yellow Circle Drive, Minnetonka (Minneapolis), Minnesota 55343.

         The following table sets forth the names and positions of the officers and directors of our advisor:

          Name                                    Position

     Philip J. Myers                    President, Treasurer and Director
     Scott J. Marquis                   Vice President, Secretary

     Scott J. Marquis, age 46, is Vice-President and Secretary of our advisor, having served in such capacities since December 13, 1994. He is also currently employed full-time as Chief Financial and Operating Officer of the underwriter, American Investors Group, Inc., where he has been employed since February 1987. Prior to his employment with American Investors Group, Inc., Mr. Marquis was employed for approximately seven years with the Minneapolis-based broker dealer, Piper Jaffray Companies in various capacities within its operations department. Mr. Marquis attended the University of Minnesota, Minneapolis, Minnesota and served in the United States Coast Guard Reserve. Mr. Marquis is a licensed financial principal and registered representative of American Investors Group, Inc., holds his Series 7, 63 and 27 licenses from the National Association of Securities Dealers, Inc. and holds a Minnesota life/accident/health insurance license.

     See "Management" for a description of the positions and business experience of Philip J. Myers.

The Advisory Agreement

     We have entered into an advisory agreement with our advisor under which our advisor provides advice and recommendations concerning our business affairs, provides us with administrative services and manages our day-to-day affairs. Our advisor provides us with the following services:

     o serves as our mortgage loan underwriter and advisor in connection with our primary business of making loans to churches

     o advises and selects church bonds for us to purchase and hold for investment

     o    services all mortgage loans that we make

     o provides marketing and advertising and generates loan leads directly and through its affiliates

     o    deals  with  borrowers,  lenders,  banks,  consultants,   accountants,
          brokers, attorneys, appraisers, insurers and others

     o supervises the preparation, filing and distribution of tax returns and reports to governmental agencies, prepares reports to shareholders and acts on our behalf in connection with shareholder relations

     o    provides   office   space,   personnel,    supplies,   equipment   and
          communications

     o    reports to us on its performance of the foregoing services

     o furnishes advice and recommendations with respect to other aspects of our business.

     The advisory agreement expires annually. We expect to renew the agreement annually, subject to our determination, including a majority of the independent directors, that our advisor's performance has been satisfactory and that the compensation we have paid to our advisor has been reasonable. We may terminate the advisory agreement on 60 days written notice with or without cause or penalty upon a vote of the majority of our independent directors. Upon termination of the advisory agreement by either party, our advisor may require us to change our name to a name that does not contain the word "American," "America" or the name of our advisor or any approximation or abbreviation thereof, and that is sufficiently dissimilar to the word "America" or "American" or the name of our advisor as to be unlikely to cause confusion or identification with either our advisor or any person or entity using the word "American" or "America" in its name. We may continue to use the word "church" in our name. Our

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directors  will  determine  that  any  successor  advisor  possesses  sufficient qualifications to perform the advisory function for us and justify the compensation provided for in its contract with us.

     Our advisor's compensation under the advisory agreement is set forth under "Compensation to Advisor and Affiliates." Our advisor is required to pay all of the expenses it incurs in providing services to us, including, personnel expenses, rental and other office expenses, expenses of officers and employees of our advisor, and all of its overhead and miscellaneous administrative expenses relating to performance of its functions under the advisory agreement. We pay other expenses, including expenses of reporting to governmental agencies and shareholders, fees and expenses of appraisers, directors, auditors, outside legal counsel and transfer agents, and costs directly incurred relating to closing of loan transactions and to enforcing loan agreements.

     In the event that our total operating expenses (before interest expense) exceed in any calendar year the greater of (a) 2% of our average invested assets or (b) 25% of our net income, our advisor must reimburse us, to the extent of its fees for such calendar year, for the amount by which the aggregate annual operating expenses paid or incurred exceeds the limitation. The independent directors may, upon a finding of unusual and non-recurring factors which they deem sufficient, determine that a higher level of expenses is justified.

     Our bylaws require the independent directors to determine at least annually the reasonableness of the compensation we pay to our advisor. Our independent directors originally approved the Amended and Restated Advisory Agreement and the Amended and Restated Bylaws on May 19, 1995 and most recently approved on January 22, 2004 the renewal of the Restated Advisory Agreement for another year. Factors considered in reviewing the advisory fee include the size of the fees of our advisor in relation to the size, composition and profitability of our loan portfolio, the rates charged by other investment advisors performing comparable services, the success of our advisor in generating opportunities that meet our investment objectives, the amount of additional revenues realized by our advisor for other services performed for us, the quality and extent of service and advice furnished by our advisor, the quality of our investments in relation to investments generated by our advisor for its own account, if any, and the performance of our investments. In addition, on January 22, 2004, the board approved, as recommended by our advisor, to revise the management fee payout structure to the advisor. It is the opinion of our advisor that certain economies of scale are reached as our assets continue to grow. Loan servicing, accounting, legal and banking are costs which remain relatively constant with continual deployment of funds into loans and investments. We pay our advisor an annual advisory fee equal to a 1.25% of our average invested assets. This fee is reduced to 1.0% on average invested assets from $35 million to $50 million and to .75% on average invested assets over $50 million.

     The advisory agreement requires us to indemnify our advisor and each of its directors, officers and employees against expense or liability arising out of such person's activities in rendering services to us, provided that the conduct against which the claim is made was determined by such person, in good faith, to be in our best interest and was not the result of negligence or misconduct.

     The foregoing is a summary of the material provisions of the advisory agreement. Reference is made to the advisory agreement, filed as an exhibit to the registration statement of which this prospectus is a part, for a complete statement of its provisions.

    MATERIAL FEDERAL INCOME TAX CONSEQUENCES ASSOCIATED WITH THE CERTIFICATES

     The following discussion summarizes the material United States federal income tax consequences relating to the acquisition, ownership and disposition of the certificates, and it is not exhaustive of all possible tax considerations. This discussion does not provide a discussion of any estate, state, local, or foreign tax considerations.

     The information in this summary is based on the Internal Revenue Code (the "Code"), current, temporary, and proposed Treasury regulations promulgated under the Code, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service ("IRS"), and court decisions, all as of the date of this prospectus. The administrative interpretation and practices of the IRS upon which this summary is based includes the practices and policies as expressed in private letter rulings, which are not binding on the IRS, except with respect to taxpayers who request and receive such rulings. No assurance can be given that future legislation, Treasury regulations, administrative interpretations and practices, and court decisions will not significantly change current law, or adversely affect the existing interpretations of current law, on which the information in this summary is based. Even if there is no change in applicable law, no assurance can be provided that the statements made in the following summary will not be challenged by the IRS or will be sustained by a court if so challenged, and

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we will not seek a ruling with respect to any part of the information  discussed in this  summary.  This summary is  qualified in its entirety by the  applicable
Code  provisions,   Treasury   regulations,   and  administrative  and  judicial
interpretations of the Code.

     The discussion applies only to original purchasers of certificates at par value. The discussion is included for general information purposes only and does not deal with persons in special situations, such as banks or other financial institutions, insurance companies, regulated investment companies, dealers in securities or currencies, tax-exempt entities, persons holding certificates in a tax-deferred or tax-advantaged account traders in securities that elect to use a mark-to-market accounting method for securities holdings, expatriates, persons holding certificates as a hedge against currency or interest-rate risks, as a position in a "straddle," or as part of a "hedging," "conversion," or integrated transaction for federal income tax purposes consisting of the certificates and one or more other investments, holders who are U.S. persons for federal income tax purposes whose functional currency for federal income tax purposes is not the U.S. dollar, holders who are not U.S. persons for federal income tax purposes, trusts and estates, and pass-through entities, any equity holder of which is any of the foregoing. This discussion also assumes that you will hold the certificates as "capital assets" within the meaning of Section 1221 of the Code.

     YOU ARE ADVISED TO CONSULT WITH YOUR OWN TAX ADVISOR TO DETERMINE THE IMPACT OF YOUR PERSONAL TAX SITUATION ON THE ANTICIPATED TAX CONSEQUENCES OF THE ACQUISITION, OWNER, AND DISPERSITION OF THE CERTIFICATES. THIS INCLUDES THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE CERTIFICATES AND THE POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Tax Classification of the Certificates

     We believe that the certificates will be classified as debt of our company for federal income tax purposes. By your acceptance of a certificate, and by virtue of any person's acquisition of a beneficial interest in a certificate, you and or any such beneficial owner agree to treat the certificates as debt for all tax purposes.

     Our characterization of the certificates as debt is not binding on the IRS, and the IRS could assert that the certificates represent an ownership interest in the equity of the company or in the mortgage collateral. The IRS's treatment of the certificates as equity interests could adversely affect our ability to maintain our REIT status, and could result in collateral tax consequences to certificate holders, including changes in the characterization and timing of income received with respect to the certificates and could adversely affect our cash flow. The remainder of this discussion assumes that the certificates are treated as debt for federal income tax purposes.

Interest Income on the Certificates

     We will pay interest on the certificates quarterly. Interest paid on the certificates will generally be taxable to you as ordinary income as the interest is paid to you if you are a cash-method taxpayer or as the interest accrues if you are an accrual method taxpayer.

Treatment of Dispositions of Certificates

     Upon the sale, exchange, retirement or other taxable disposition of a certificate, you will recognize gain or loss in an amount equal to the difference between the amount realized on the disposition (other than any amounts attributable to, and taxable as, accrued interest) and your adjusted tax basis in the certificate. Your adjusted tax basis of a certificate generally will equal your original cost for the certificate, increased by any accrued but unpaid interest you previously included in income with respect to the certificate and reduced by any principal payments you previously received with respect to the certificate. Any gain or loss will be capital gain or loss, except for gain representing accrued interest not previously included in your income. This capital gain or loss will be long-term or capital gain or loss if the certificate had been held for more than one year and otherwise short-term capital gain or loss.

Reporting and Backup Withholding

     We will report annual interest income paid and any other information that is required to be reported with respect to the certificates, to the Internal Revenue Service and to holders of record that are not excepted from the reporting requirements.

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

     Under certain circumstances, as a holder of a certificate, you may be subject to "backup withholding." Backup withholding may apply to you if you are a United States person and, among other circumstances, you fail to furnish your Social Security Number or other taxpayer identification number to us. Backup withholding may apply, under certain circumstances, if you are a foreign person and fail to provide us with the statement necessary to establish an exemption from federal income and withholding tax on interest on the certificates. Backup withholding is not an additional tax and may be refunded against your United States federal income tax liability provided that you furnish the Internal Revenue Service with certain required information.

              FEDERAL INCOME TAX CONSEQUENCES ASSOCIATED WITH REITS

     The discussion of federal income tax treatment of real estate investment trusts ("REITs") set forth below is a summary. It does not address all potential consequences of whether we qualify as a REIT.

Qualification as a Real Estate Investment Trust

     General. We operate as a REIT under the Code. Our ability to qualify as a REIT depends, in part, on the timing and nature of our investments. There can be no assurance that we will continue to qualify as a REIT. Qualification as a REIT is dependent on future events. No assurance can be given that our business or that the actual results of our operation for any particular taxable year will satisfy the REIT requirements. The anticipated income tax treatment described in this prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time.

     The following is a general summary of the provisions that govern the federal income tax treatment of a REIT. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof.

     Benefits of Qualification as a REIT. The Code provides special tax treatment for organizations that qualify as REITs. An entity that qualifies as a REIT generally is not subject to federal corporate income taxes on its net income that is currently distributed to shareholders. This treatment substantially eliminates the "double taxation" that generally results from investment in a corporation. "Double taxation" means being subject to tax once at the corporate level when income is earned, and once again at the shareholder level when the income is distributed to shareholders.

     Even if we qualify as a REIT, we will be subject to federal income tax as follows:

     o We will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

     o Under certain circumstances, we may be subject to the "alternative minimum tax" on our items of tax preference.

     o If we have (i) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or (ii) other nonqualifying income from foreclosure property, it will be subject to tax at the highest regular corporate rate on such income.

     o If we have net income from "prohibited transactions" (which are, in general, certain sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of our business (i.e., when we are acting as a dealer)), such income will be subject to a 100% tax.

     o    If we fail to  distribute  by the end of each year at least the sum of
          (i) 90% of our REIT ordinary income for such year, (ii) 90% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

     Requirements for Qualification. The Code defines a REIT as a corporation, trust or association (i) which is managed by one or more trustees or directors;
(ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) which would be taxable, but for Sections 856 through 859 of the Code, as a domestic corporation; (iv) which is neither a financial institution nor an insurance company subject to certain provisions of the Code; (v) the beneficial ownership of which is held by 100 or more persons; (vi) during the last half of each taxable year not more than 50% of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals (which term includes certain entities);

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

and (vii) which meets certain other tests,  described  below.  Conditions (i) to
(iv) must be met during the entire taxable year. Condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months.

     To qualify as a REIT for a taxable year, we must elect or previously have elected to be so treated and must meet other requirements, including percentage tests relating to the sources of its gross income, the nature and diversification of our assets and the distribution of our income to our shareholders.

The Effect of Failure to Qualify as a Real Estate Investment Trust

     If we fail to qualify as a REIT in any taxable year and the relief provisions described above do not apply, then we will be subject to a tax (including any applicable minimum tax) on our taxable income computed in the usual manner for corporate taxpayers without any deduction for dividends paid. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable to us at the corporate level as ordinary income, and, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, we will also be prohibited from electing to be taxed as a REIT for the four taxable years following the year during which qualification is lost. To renew our REIT qualifications at the end of such a four-year period, we would be required to distribute all of our current and accumulated earnings and profits before the end of the period. Loss of REIT status from either our disqualification as a REIT or our revocation of REIT status would not affect whether we may deduct interest paid to certificate holders for United States federal income tax purposes. To generate funds with which to pay federal income taxes because of the loss of REIT status, however, could reduce our funds that are available for investment, could cause us to incur additional indebtedness, or could cause us to liquidate investments, each of which could affect adversely our ability to make interest payments to holders of certificates.

                              ERISA CONSIDERATIONS

     Certain employee benefit plans and individual retirement accounts and individual retirement annuities (collectively, "Plans"), are subject to various provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Internal Revenue Code. Before investing in the certificates, a Plan fiduciary should ensure that such investment is in accordance with ERISA's fiduciary standards and that the investment will comply with the diversification, prudence, liquidity, and composition requirements of ERISA. A Plan fiduciary also should consider the prohibitions under ERISA on improper delegation of control over, or responsibility for "plan assets" and ERISA's imposition of co-fiduciary liability on a fiduciary who participates in, or permits, by action or inaction, the occurrence of, or fails to remedy, a known breach of duty by another fiduciary with respect to "plan assets," and a Plan fiduciary should consider the need to value the assets of the Plan annually. A Plan fiduciary also should ensure that the investment is in accordance with the governing instruments and the overall policy of the Plan. In addition, provisions of ERISA and the Code prohibit certain transactions in Plan assets that involve persons who have specified relationships with a Plan. The consequences of such prohibited transactions include excise taxes, disqualifications of IRAs and other liabilities. A Plan fiduciary should ensure that any investment in the shares will not constitute a prohibited transaction. A Plan fiduciary also should consider the illiquid nature of an investment in our certificates and that no secondary market will exist for them.


                          DESCRIPTION OF CAPITAL STOCK

General

     Our authorized capital stock consists of 50,000,000 undesignated shares, of which our board of directors has established that 30,000,000 shares are Common Stock, par value of $0.01 per share. Pursuant to our articles of incorporation, our board of directors has the authority to divide the balance of the authorized capital stock into classes and series with relative rights and preferences and at such par value as the board of directors may establish from time to time. Each share of Common Stock is entitled to participate equally in dividends when and as declared by the directors and in the distribution of our assets upon liquidation. Each authorized share is entitled to one vote and will be fully paid and nonassessable upon issuance and payment therefor. Each authorized share has no preference, conversion, exchange, preemptive or cumulative voting rights. There are no cumulative voting rights in electing directors.

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Repurchase of Shares and Restrictions on Transfer

     Two of the requirements for qualification for the tax benefits accorded by the real estate investment trust provisions of the Internal Revenue Code are that (i) during the last half of each taxable year not more than 50% of the outstanding capital stock may be owned directly or indirectly by five or fewer individuals and (ii) there must be at least 100 shareholders for at least 335 out of 365 days of each taxable year or the proportionate amount for any partial taxable year.

     Our articles of incorporation prohibit any person or group of persons from holding, directly or indirectly, ownership of a number of shares in excess of 9.8% of the outstanding capital stock. Shares owned by a person or group of persons in excess of such amounts are referred to in the articles of incorporation and herein as "excess shares." For this purpose, shares shall be deemed to be owned by a person if they are constructively owned by such person under the provisions of Section 544 of the Code (as modified by Section 856(h) of the Code) or are beneficially owned by such person under the provisions of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The term "group" has the same meaning as that term has for purposes of Section 13(d)(3) of the Exchange Act. Accordingly, shares owned or deemed to be owned by a person who individually owns less than 9.8% of the outstanding capital stock may nevertheless be Excess Shares if such person is a member of a group which owns more than 9.8% of the outstanding capital stock.

     Our articles of incorporation provide that in the event any person acquires excess shares, we may redeem such Excess Shares, at the discretion of the board of directors. Except as set forth below, the redemption price for excess shares is, the closing price as reported on the NASDAQ System on the last business day prior to the redemption date or, if the shares are listed on an exchange, the closing price on the last business day prior to the redemption date or, if neither listed on an exchange nor quoted on the NASDAQ System, the net asset value of the excess shares as determined in good faith by the board of directors. In no event, however, may the purchase price of the shares redeemed be greater than their net asset value as determined by the board of directors in good faith. To redeem excess shares, the board of directors must give a notice of redemption to the holder of such excess shares not less than 30 days prior to the date fixed by the board of directors for redemption. The redemption price for excess shares will be paid on the redemption date fixed by the board of directors and included in such notice. Excess shares cease to be entitled to any distribution and other benefits from and after the date fixed for redemption, except the right to payment of the redemption price for such shares.

     Under our articles of incorporation, any transfer of shares that would result in our disqualification as a real estate investment trust under the Code is void to the fullest extent permitted by law. The board of directors is authorized to refuse to transfer shares to a person if, as a result of the transfer, that person would own excess shares. Upon demand by the board of directors, a shareholder is required to provide us with an affidavit setting forth, as to that shareholder, the information required to be reported in returns filed by shareholders under the Treasury Regulation Section 1.857-9 and in reports filed under Sections 13(d) and 16(b) of the Exchange Act. Each proposed transferee of shares, upon demand of the board of directors, also may be required to provide us with a statement or affidavit setting forth the number of shares already owned by the transferee and any related persons. The transfer or sale of shares also are subject to compliance with applicable state "Blue Sky" laws.

Repurchase of Shares by Us

     Although our shares are not redeemable, we may at our complete discretion, repurchase shares offered to us by shareholders. We may pay whatever price our advisor deems appropriate and reasonable and is acceptable to the selling shareholder and us. Any shares repurchased will be re-designated as "unissued," will no longer be entitled to distribution of dividends, and will cease to have voting rights.

Transfer Agent and Registrar

     The transfer agent and registrar for our capital stock is Computershare Trust Company, Inc., 350 Indiana Street Suite 800, Golden, CO 80401, telephone:
(303) 262-0600.

                         DESCRIPTION OF THE CERTIFICATES

     General. The certificates we are offering by this prospectus are secured debt obligations of American Church Mortgage Company. We will issue the certificates under an indenture between us and The Herring National Bank, as trustee. The terms and conditions of the certificates include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939. The following is a summary of some, but not all, provisions of the certificates, the indenture and the Trust

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     Indenture Act. For a complete understanding of the certificates, you should review the terms and conditions contained in the global certificate that we will issue to the trustee, the indenture and the Trust Indenture Act, which include definitions of certain terms used below. Copies of the form of the certificates and the indenture are available from us at no charge upon request.

     The certificates are secured by our assignment to the trustee of mortgage backed promissory notes or mortgage secured bonds issued by churches and other not-for profit religious organizations, which we own or will receive as a result of loans we make to churches and other nonprofit religious organizations and bonds we purchase. The mortgages securing the promissory notes will not be assigned to the trustee nor will any bonds be re-registered to the trustee. Further, we are not required to establish or maintain a sinking fund to provide for payment of maturing certificates.

     You may determine the amount (any multiple of $1,000) and term (8, 9, 10, 11, 12, 13, 14 or 15 years) of the certificates you would like to purchase when you subscribe, subject to availability. However, we may not always offer certificates of each maturity, depending on market conditions and our capital requirements. Each certificate will mature on the anniversary of the last day of the fiscal quarter in which the certificate is purchased. We will set interest rates based on current market conditions and our need for capital. Interest rates will not be derived from any reference or published interest rate.

     We have reserved $3,000,000 of the certificates in this offering for exchange of the two and three year series "A" certificates which will begin to mature June 30, 2004. Our plan is to allow investors who purchased the series "A" certificates to exchange their certificates for series "B" certificates for the same period of time at the new published rates. However, we are under no obligation to renew any certificates. We will set interest rates based on current market conditions and our need for capital. Investors may choose not to exchange their series "A" certificates for series "B" certificates. Any investor who chooses not to exchange their series "A" certificates will have their principal investment returned to them and their certificate will be retired. There are $684,000 certificates maturing in 2004, $1,321,000 certificates maturing in 2005 and $1,982,000 maturing in 2006.

     The interest rate will be fixed for the term of your certificate. As of the offering date rates we will pay for each maturity of certificates are set forth below. The interest rate will vary based on the term to maturity of the certificate you purchase.

                    Certificate Term                        Interest Rate
                         8 Year                                 5.50%
                         9 Year                                 5.75%
                        10 Year                                 6.00%
                        11 Year                                 6.25%
                        12 Year                                 6.50%
                        13 Year                                 6.75%
                        14 Year                                 7.00%
                        15 Year                                 7.00%

     Upon acceptance of your subscription to purchase certificates, the trustee, who is also acting as our servicing agent, will create an account in our book-entry registration system for you and credit the principal amount of your subscription to your account. Our trustee will send you a book-entry receipt that will indicate our acceptance of your subscription. If we reject your subscription, all funds deposited will be promptly returned to you without any interest. Investors whose subscriptions for certificates have been accepted and anyone who subsequently acquires certificates in a qualified transfer are referred to as "holders" or "registered holders" in this document and in the indenture.

     We may modify or supplement the terms of the certificates described in this prospectus from time to time in a supplement to this prospectus. Except as set forth under "Amendment, Supplement and Waiver" below, any modification or amendment will not affect then-outstanding certificates. Investors are advised to check for prospectus supplements as interest rates are subject to change.

     Denomination.   You  may  purchase  certificates  in  principal  amount  of multiples of $1,000. You will determine the original principal amount of each certificate you purchase when you subscribe.

     Term and Maturity. We are offering certificates with terms ranging from eight years to fifteen years as follows:

o        eight (8) years                  o    twelve (12) years
o        nine (9) years                   o    thirteen (13) years
o        ten (10) years                   o    fourteen (14) years
o        eleven (11) years                o    fifteen (15) years

You will select the term of each certificate you purchase when you subscribe, depending on availability. You may purchase multiple certificates with different terms by filling in investment amounts for more than one term.

     The maturity date will be the anniversary of the last day of the calendar quarter in which you purchase your certificate. For example, if you purchase a ten (10) year certificate on July 10, 2004, the certificate will mature on September 30, 2014. We may cease offering specified maturities, and re-continue their offering, at any time during the offering period.

     Collateral. We will assign to the trustee to secure the certificates mortgage-secured promissory notes and bonds issued by churches and other nonprofit religious organizations evidencing loans made by us which have an aggregate unpaid principal balance of at least 100% of the aggregate outstanding principal amount of the certificates. We will not assign the mortgages securing the assigned promissory notes and bonds to the trustee.

     We will be obligated to replace a promissory note or bond that we have assigned to the trustee if the church obligor prepays the promissory note or bond or if it defaults in the payment of principal or interest on the promissory note or bond and the default continues for at least 90 days. We will assign additional promissory notes and bonds to the trustee as necessary to maintain the aggregate outstanding principal balance of the assigned notes at a level of at least 100% of the outstanding principal balance of the certificates sold in this offering.

         We will furnish the following to the trustee in connection with our assigning mortgage-secured promissory notes to the trustee:

     o An opinion of counsel to the effect that all necessary action has been taken to create and perfect a first lien and security interest in favor of the trustee in the assigned promissory notes and bonds.

     o Annual opinions of counsel to the effect that all necessary action has been taken to maintain a first lien and security interest in favor of the trustee in the assigned promissory notes and bonds.

     o Annual certification of our officers that all provisions of the indenture relating the deposit, release and substitution of collateral have been complied with.

     Generally, neither we nor the trustee will be required to provide reports to holders concerning the deposit, release or substitution of promissory notes and bonds securing the certificates. However, the trustee will be required to report to holders if we default in our obligations to maintain the 100% collateral coverage requirement and that default has not been cured within 60 days.

     To the extent not collateralized, the certificates will constitute a subordinated claim again the issuer.

     Interest Rate. The interest rate on a particular certificate will be the interest rate for the particular term of the certificate at the time of subscription or renewal. Please see the interest rate chart above. The interest rate will remain fixed for the original or renewal term of the certificate. We will set interest rates based on current market conditions and our need for capital. Interest rates will not be derived from any reference or published interest rate. We will establish and may change the interest rates payable for unsold certificates of various terms in a supplement to this prospectus.

     Computation of Interest. We will compute interest on certificates on the basis of an actual calendar year. Interest will accrue from the date of purchase, but will not be compounded. The date of purchase will be the first business day immediately following the date we receive funds. Our business days are Monday through Friday, except for legal holidays recognized by the National Association of Securities Dealers, Inc.

     Interest Payment Dates. Interest will be payable quarterly and interest checks will be mailed to certificate holders on the last day of each calendar quarter (i.e., March 31, June 30, September 30 and December 31). If the last day of a quarter falls on a weekend or a holiday, we will pay interest on the next business day.

     Place And Method Of Payment. We will pay principal and interest on the certificates through the trustee, who will act as our paying agent, by check mailed on each interest payment date to your address appearing in the certificate register. If the foregoing payment method is not available, principal and interest on the certificates will be payable at our principal executive office or at such other place as we may designate for payment purposes. We will not wire interest payments to holders of certificates.

     Servicing Agent. We have engaged The Herring National Bank, who is also acting as the trustee in this offering, to act as our servicing agent for the certificates. The trustee's responsibilities as servicing agent will include serving as our registrar and transfer agent and fulfilling certain of our responsibilities to the holders.

     You may contact the trustee as follows with any questions about the certificates:

                  The Herring National Bank
                  1001 South Harrison Street
                  Amarillo, TX  79101
                  (800) 753-1439

     Book-Entry Registration and Transfer. You will not receive or be entitled to receive physical delivery of a certificate. The issuance and transfer of certificates will be accomplished exclusively through the crediting and debiting of the appropriate accounts in our book-entry registration and transfer system. However, you will receive a book-entry acknowledgement from the trustee that will show all pertinent information regarding your certificate, including the principal amount of your certificate, its interest rate and maturity, and verification of its registration. The trustee will maintain our book-entry system.

     The holders of the accounts established upon the purchase or transfer of certificates will be deemed to be the owners of the certificates under the indenture. The holders of certificates must rely upon the procedures established by the trustee to exercise any rights of a holder of certificates under the indenture. The servicing agent will determine the interest payments to be made to the book-entry accounts and maintain, supervise and review any records relating to book-entry beneficial interests in the certificates.

     Book-entry notations in the accounts evidencing ownership of the certificates are exchangeable for actual certificates only if: (i) we, at our option, advise the trustee in writing of our election to terminate the book-entry system, or (ii) after the occurrence of an event of default under the indenture, holders of the certificates aggregating more than 50% of the aggregate outstanding amount of the certificates advise the trustee in writing that the continuation of a book-entry system is no longer in the best interests of the holders of certificates and the trustee notifies all registered holders of the occurrence of any such event and the availability of definitive certificates. Subject to the exceptions described above, the book-entry interests in these securities will not be exchangeable for fully registered certificates. The trustee will also issue fully registered certificates if required by the administrator of an Individual Retirement Account or similar tax deferred account in which a holder has acquired a certificate. The trustee may charge a $10 fee per certificate issuance.

     Right  To  Reject   Applications.   We  may  reject  any   application  for
certificates in our sole discretion.

     Renewal Or Payment On Maturity. Approximately 30 days prior to maturity of your certificate, you will be notified that your certificate is about to mature and whether we will allow you to renew the certificate. If we are offering renewal of certificates, we will provide you with a schedule of interest rates then in effect, which will apply if you elect to renew your certificate, along with a form on which you may elect to renew or not to renew your certificate. You will have until 10 days prior to the maturity date to exercise one of the following options:

     o You can inform us in writing on or before 10 days prior to the scheduled maturity date that you would like to renew the certificate, in which case the principal amount of your certificate will be renewed for the same term at the interest rate we are offering at the time of renewal and we will pay you accrued interest through the maturity date of your certificate.

     o You can do nothing or inform us that you would like us to pay the certificate in full; in either case we will pay the principal amount and accrued interest when due.

     We reserve the right to stop offering the option to renew certificates and to refuse to renew any certificate in our complete discretion. Interest will accrue from the first day of each renewed certificate term. Each renewed certificate will continue in all its provisions, including provisions relating to payment, except that the interest rate payable during any renewed term will be the interest rate that we are then offering at the time of renewal.

     If your certificate is not renewed for any reason, no interest will accrue after the stated date of maturity and we will pay you the principal and unpaid accrued interest on your certificate within 5 business days of the stated maturity date.

     Redemption Prior To Stated Maturity. The certificates may be redeemed prior to stated maturity only as set forth below. You will have no right to require us to prepay any certificate prior to its maturity date except as indicated below.

     Redemption By Us On Change of Control. We have the option to redeem all outstanding certificates in the event that we are subject to a change of control. If we exercise this option, we will give all certificate holders 30 days notice that we intend to redeem all outstanding certificates. A change of control will be deemed to have occurred if any person is or becomes the beneficial owner (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of shares of our capital stock entitling such person to exercise 50% or more of the total voting power of all shares of our capital stock entitled to vote in elections of directors (or the capital stock of any successor of ours in the case of a merger or transfer of all or substantially all of our assets).

     Redemption By Us If Required By Our Bylaws. Our bylaws place certain limitations on the amount of debt that we may have outstanding at any time. If the aggregate amount of the certificates outstanding causes us to be in violation of these limitations, we may redeem a sufficient amount of certificates so that we will be brought back into compliance with these limitations. We may redeem any of the certificates pursuant to this option, and need not redeem the certificates on a pro rata basis. We will provide you with a notice that your certificate has been selected for redemption because of these limitations.

     Offer to Redeem By Us Upon a Change of Our Advisor. Our advisor is currently Church Loan Advisors, Inc. If we terminate our advisory agreement with our current advisor for any reason, we will offer to redeem all certificates outstanding as of the date of such termination. In such case, certificates will be redeemable at the option of the holders. If we terminate our advisory agreement with our current advisor, we will provide our certificate holders with notices offering to redeem all outstanding certificates within 10 days of the termination. Holders of outstanding certificates will have 30 days after the date of the notice to inform us in writing whether they will require us to redeem their certificates. The redemption price will be the principal amount of the certificate, plus interest accrued and not previously paid up to the date of redemption.

     Redemption By The Holder Upon Death. Certificates may be redeemed upon the death of a holder who is a natural person (including certificates held in an individual retirement account), by his or her estate giving us written notice within 45 days following his or her death. The redemption price will be the principal amount of the certificate, plus interest accrued and not previously paid up to the date of redemption. Subject to the limitations described below, we will pay the redemption price within 10 days of receiving notice of the holder's death. If spouses are joint registered holders of a certificate, the election to redeem will apply when either registered holder dies. If the certificate is held by a person who is not a natural person such as a trust, partnership, corporation or other similar entity, the right of redemption upon death does not apply. In addition, we will not be required to redeem any certificates at the request of the holder in excess of $25,000 aggregate principal amount for all holders per calendar quarter. For purposes of the $25,000 limit, redemption requests will be honored in the order in which they are received and any redemption request not honored in a calendar quarter will be honored, to the extent possible, in the next calendar quarter. Redemptions in the next calendar quarter are also subject to the $25,000 limitation. We will not redeem certificates in connection with a holder's death if an uncured event of default exists with respect to the outstanding certificates.

     Discretionary Redemption. If you request us to redeem your certificate prior to maturity, we may do so and charge you early redemption penalties, both at our complete discretion.

     Transfers. The certificates are not negotiable debt instruments and, subject to certain exceptions, will be issued only in book-entry form. The book-entry receipt issued upon our acceptance of a subscription is not a negotiable instrument, and no rights of record ownership can be transferred without our advisor's prior written consent. Transfers of certificates will generally be prohibited. However, our advisor intends to approve transfers of certificates upon a demonstrated need for liquidity, such as upon the death or bankruptcy of a certificates holder, or to facilitate estate planning objectives. Ownership of certificates may be transferred on our register only as follows:

     o The holder must deliver written notice requesting a transfer to the trustee signed by the holder(s) or such holder's duly authorized representative on a form to be supplied by our servicing agent.

     o    Our advisor must provide its written consent to the proposed transfer.

     o The trustee may require a signature guarantee in connection with such transfer.

     Upon transfer of a certificate, the trustee will provide the new holder of the certificate with a book-entry receipt which will evidence the transfer of the account on our records. The record date of any transfer will be the last day of the quarter in which the transfer is made. The transferee will be entitled to all interest accruing in the quarter in which the transfer is made.

     No Sinking Fund. We will not contribute funds to a separate account, commonly known as a sinking fund, to repay principal or interest on the certificates upon maturity or default.

     Restrictive Covenants. The indenture contains certain covenants that require us to maintain certain financial standards and restrict us from certain actions as set forth below.

     Maintenance of Certain Financial Standards. The indenture provides that, so long as the certificates are outstanding:

     o we will maintain a positive net worth, which includes shareholders' equity and subordinated debt; and

     o our long-term liabilities, will not exceed our shareholders' equity at the end of any fiscal year.

     Prohibition on Certain Actions. The indenture provides that, so long as the certificates are outstanding:

     o we will not pay any dividends on our common or preferred stock unless there is no uncured event of default with respect to the certificates;

     o we will not allow any other lien to be created or maintained on the collateral securing the certificates; and

     o we will not guarantee, endorse or otherwise become liable for any obligations of any of our control persons, or other parties controlled by or under common control with any of our control persons.

     Consolidation, Merger Or Sale. The indenture generally permits a consolidation or merger between us and another entity. It also permits the sale or transfer by us of all or substantially all of our property and assets. These transactions are permitted if:

     o the resulting or acquiring entity, if other than us, is organized and existing under the laws of a domestic jurisdiction and assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the certificates and performance of the covenants in the applicable indenture; and

     o immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists.

     If we consolidate or merge with or into any other entity or sell or lease all or substantially all of our assets, according to the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture. As a result, such successor entity may exercise our rights and powers under the indenture, in our name and, except in the case of a lease, we will be released from all our liabilities and obligations under the indenture and under the certificates.

     Events Of Default. The indenture provides that each of the following constitutes an event of default:

     o any default for thirty days in the payment of interest when due on the certificates;

     o any default for thirty days in payment of principal when due on the certificates;

     o if we default in our obligations to maintain the 100% collateral coverage requirement and that default has not been cured within 60 days;

     o our failure to observe or perform any material covenant or our breach of any material representation or warranty, but only after we have been given notice of such failure or breach and such failure or breach is not cured within 30 days after our receipt of notice;

     o    defaults in certain of our other financial obligations; and

     o    certain events of bankruptcy or insolvency with respect to us.

     If any event of default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then-outstanding certificates may declare the unpaid principal of and any accrued interest on the certificates to be due and payable immediately. In the case of an event of default arising from certain events of bankruptcy or insolvency, with respect to us, all outstanding certificates will become due and payable without further action or notice. Holders of the certificates may not enforce the indenture or the certificates except as provided in the indenture. Subject to certain limitations, holders of a majority in principal amount of the then-outstanding certificates may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the certificates notice of any continuing default or event of default (except a default or event of default relating to the payment of principal or interest) if the trustee determines that withholding notice is in the interest of the holders.

     The holders of a majority in aggregate principal amount of the certificates then outstanding by notice to the trustee may, on behalf of the holders of all of the certificates, waive any existing default or event of default and its consequences under the indenture, except a continuing default or event of default in the payment of interest on, or the principal of, the certificates.

     Amendment, Supplement And Waiver. Except as provided in this prospectus or the indenture, the terms of the certificates then outstanding may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the certificates then outstanding, and any existing default or compliance with any provision of the indenture or the certificates may be waived with the consent of the holders of a majority in principal amount of the then outstanding certificates.

     Notwithstanding the foregoing, an amendment or waiver will not be effective with respect to certificates held by a holder who has not consented if it has any of the following consequences, unless holders of at least 80% of the outstanding principal amount of the certificates consent to the amendment or waiver:

     o reduces the principal of or changes the fixed maturity of any certificate or alters the redemption provisions or the price at which we shall offer to redeem the certificate;

     o reduces the interest rate of or changes the time for payment of interest on any certificate;

     o waives a default or event of default in the payment of principal or premium, if any, or interest on or redemption payment with respect to the certificates except a rescission of acceleration of the certificates by the holders of at least a majority in aggregate principal amount of the then outstanding certificates and a waiver of the payment default that resulted from such acceleration;

     o makes any certificate payable in money other than United States currency;

     o makes any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of certificates to receive payments of principal of or interest on the certificates;

     o    modifies or eliminates holders' redemption rights; or

     o    makes any change in the foregoing amendment and waiver provisions.

         Notwithstanding the foregoing, without the consent of any holder of the certificates, we or the trustee may amend or supplement the indenture or the certificates:

     o    to cure any ambiguity, defect or inconsistency;

     o to provide for assumption of our obligations to holders of the certificates in the case of a merger or consolidation;

     o to make any change that would provide any additional rights or benefits to the holders of the certificates or that does not materially adversely affect the legal rights under the indenture of any such holder, including an increase in the aggregate dollar amount of certificates which may be outstanding under the indenture;

     o to modify our policy regarding redemptions elected by a holder of certificates and our policy regarding redemptions of the certificates upon the death of any holder of the certificates, but such modifications shall not materially adversely affect any then outstanding certificates;

     o to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; or

     o    to maintain our status as a REIT.

     The Trustee. The Herring National Bank has agreed to be the trustee under the indenture. The indenture contains certain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any claim as security or otherwise. The trustee will be permitted to engage in other transactions with us.

     The indenture provides that in case an event of default specified in the indenture shall occur and not be cured, the trustee will be required, in the exercise of its power, to use the degree of care of a reasonable person in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of certificates, unless the holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

     Resignation Or Removal Of The Trustee. The trustee may resign at any time, or may be removed by the holders of a majority of the principal amount of then-outstanding certificates. In addition, upon the occurrence of contingencies relating generally to the insolvency of the trustee or the trustee's ineligibility to serve as trustee under the Trust Indenture Act of 1939, as amended, we may remove the trustee or a court of competent jurisdiction may remove the trustee upon petition of a holder of certificates. However, no resignation or removal of the trustee may become effective until a successor trustee has been appointed.

     No Personal Liability Of Directors, Officers, Employees, Stockholders and Servicing Agent. No director, officer, employee, incorporator or shareholder of ours or our servicing agent, will have any liability for any of our obligations under the certificates, the indenture or for any claim based on, in respect to, or by reason of, these obligations or their creation. Each holder of the certificates waives and releases these persons from any liability. The waiver and release are part of the consideration for issuance of the certificates. We have been advised that the waiver may not be effective to waive liabilities under the federal securities laws since it is the view of the Securities and Exchange Commission that such a waiver is against public policy.

     Service Charges. We and the trustee may assess service charges for changing the registration of any certificate to reflect a change in name of the holder or transfers (whether by operation of law or otherwise) of a certificate.

     Variations By State. We may offer different securities and vary the terms and conditions of the offer (including, but not limited to, different interest rates and maturity dates) depending upon the state where the purchaser resides.

     Interest Withholding. We or the trustee will withhold the required portion of any interest paid to any investor who has not provided us with a Social Security Number, Employer Identification Number, or other satisfactory equivalent in the account application (or another document) or where the Internal Revenue Service has notified us that back-up withholding is otherwise required.

     Liquidity. There is no market for the certificates. We do not believe that a public market will develop for the certificates. You will not be able to sell your certificates. You should be prepared to hold any certificates you purchase until maturity.

     Reports. We publish and file with the Securities and Exchange Commission annual reports on form 10-KSB containing financial statements and quarterly reports on 10-QSB containing financial information for the first three quarters of each fiscal year. We will send copies of our reports at no charge to any certificate holder who requests them in writing.

                     SUMMARY OF THE ORGANIZATIONAL DOCUMENTS

     Our organizational documents, consisting of Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, were reviewed and ratified by our directors (including our independent directors) on May 19, 1995. The following is a summary of certain provisions of these documents. This summary is qualified in its entirety by specific reference to the organizational documents filed as exhibits to the registration statement of which this prospectus is a part. On May 28, 2004 at a regular annual meeting of shareholders, a majority of our shareholders voted for amendments to our bylaws in certain technical aspects.

Certain Articles of Incorporation and Bylaws Provisions

     Shareholders' rights and related matters are governed by the Minnesota Business Corporation Act, our Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws. Certain provisions of our articles of incorporation and bylaws, which are summarized below, may make it more difficult to change the composition of our board and may discourage an attempt by a person or group to obtain control of us through acquisitions of shares.

Shareholder Meetings

     Our bylaws provide for annual meetings of shareholders. Special meetings of shareholders may be called by (i) our Chief Executive Officer, (ii) a majority of the members of our board of directors or a majority of our independent directors, or (iii) shareholders holding at least 10% of the outstanding shares of common stock entitled to vote at the meeting.

Board of Directors

     Our bylaws provide that our board establishes the number of our directors, which may not be fewer than three (3) nor more than nine (9), and a majority of which must be independent directors. Any vacancy will be filled by a majority of the remaining directors, except that a vacancy of an independent director position must follow a nomination by the remaining independent directors. The directors may leave a vacancy unfilled until the next regular meeting of the shareholders.

Limitations on Director Actions

     Without concurrence of a majority of the outstanding shares, the directors may not: (i) amend our articles or bylaws, except for amendments which do not adversely affect the rights, preferences and privileges of shareholders including amendments to provisions relating to, director qualifications, fiduciary duty, liability and indemnification, conflicts of interest, investment policies or investment restrictions; (ii) sell all or substantially all of our assets other than in the ordinary course of our business or in connection with liquidation and dissolution; (iii) cause us to merge with another entity or otherwise reorganize; or (iv) cause us to dissolve or liquidate.

     A majority of the then outstanding shares may, without the necessity for concurrence by our directors, vote to: (i) amend the bylaws; (ii) terminate the corporation; or (iii) remove the directors.

Minnesota Anti-Takeover Law

     We are governed by the provisions of Sections 302A.671 and 302A.673 of the Minnesota Business Corporation Act. In general, Section 302A.671 provides that the shares of a corporation acquired in a "control share acquisition" have no voting rights unless voting rights are approved in a prescribed manner. A "control share acquisition" is an acquisition, directly or indirectly, of beneficial ownership of shares that would, when added to all other shares beneficially owned by the acquiring person, entitle the acquiring person to have voting power of 20% or more in the election of directors. In general, Section 302A.673 prohibits a public Minnesota corporation from engaging in a "business combination" with an "interested shareholder" for a period of four years after the date of the transaction in which the person became an interested shareholder, unless the business combination is approved in a prescribed manner. "Business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested shareholder. An "interested shareholder" is a person who is the beneficial owner, directly or indirectly, of 10% or more of the corporation's voting stock or who is an affiliate or associate of the corporation and at any time within four years prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the corporation's stock.

Restrictions on Roll-Ups

     "Roll-up" means a transaction involving our acquisition, merger, conversion, or consolidation (either directly or indirectly) and the issuance of securities of a roll-up entity. Such term does not include: (i) a transaction involving our securities that have been for at least 12 months listed on a national securities exchange or traded through the NASDAQ National Market System; or (ii) a transaction involving the conversion to corporate, trust, or association form if, as consequence of the transaction, there will be no significant adverse change in any of the following: (a) shareholders' voting rights; (b) our term of existence; (c) sponsor or advisor compensation; (d) our investment objectives. "Roll-up entity" means a partnership, real estate investment trust, corporation, trust, or other entity created or surviving after the completion of a roll-up transaction.

     In connection with a roll-up, an appraisal of all of our assets would be required to be obtained from a competent independent expert. The appraiser would evaluate all relevant information, indicate the value of the assets as of a date immediately prior to the announcement of the roll-up and assume an orderly liquidation of the assets over a 12-month period. Notwithstanding the foregoing, we may not participate in any proposed roll-up which would:

     >> result in our shareholders having rights to meeting less frequently or which are more restrictive to shareholders than those provided in our bylaws;

     >> result in our shareholders having voting rights that are less than those provided in our bylaws;

     >> result in our shareholders having greater liability than as provided in our bylaws;

     >> result in our shareholders having rights to receive reports that are less than those provided in our bylaws;

     >> result in our shareholders having access to records that are more limited than those provided in our bylaws;

     >> include provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity (except to the minimum extent necessary to preserve the tax status of the roll-up entity);

     >> limit the ability of an investor to exercise the voting rights of its securities in the roll-up entity on the basis of the number of the shares held by that investor;

     >> result in investors in the roll-up entity having rights of access to the records of the roll-up entity that are less than those provided in our bylaws; or

     >> place upon us any of the costs of the transaction if the roll-up is not approved by the shareholders.

Nothing prevents our participation in any proposed roll-up resulting in shareholders having rights and restrictions comparable to those contained in our bylaws, with the prior approval of a majority of our shareholders.

     Shareholders voting against a proposed roll-up have the choice of (i) accepting the securities of the roll-up entity offered in the proposed roll-up; or (ii) one of either: (a) remaining as our shareholders and preserving their interests therein on the same terms and conditions as previously existed, or (b) receiving cash in an amount equal to the shareholders' pro rata share of the appraised value of our net assets. We do not intend to participate in a roll-up transaction.

Limitation on Total Operating Expenses

     Our bylaws provide that, subject to the conditions described in this paragraph, our annual total operating expenses cannot exceed the greater of 2% of our average invested assets or 25% our net income, computed before interest expense. The independent directors have a fiduciary responsibility to limit our annual total operating expenses to amounts that do not exceed the foregoing limitations. The independent directors may determine that a higher level of operating expenses is justified for such period because of unusual and non-recurring expenses. Any such finding by the independent directors and the reasons in support thereof must be recorded in the minutes of the meeting of the board of directors. We will send a written disclosure to our shareholders within 60 days after the end of any fiscal quarter for which operating expenses (for the 12 months then ended) exceed 2% of the average invested assets or 25% of net income. In the event the operating expenses exceed the limitations described above and if our directors are unable to conclude that such excess was justified then within 60 days after the end of our fiscal year, our advisor must reimburse us for the amount by which the aggregate annual total operating expenses paid or incurred by us exceed the limitation.

Transactions with Affiliates

     Our bylaws restrict our dealings with our advisor, sponsor and any director or affiliates thereof. In approving any transaction or series of transactions with such persons or entities, a majority of our directors not otherwise interested in such transaction, including a majority of the independent directors must determine that:

     (a) the transaction as contemplated is fair and reasonable to us and our shareholders and its terms and conditions are not less favorable to us than those available from unaffiliated third parties;

     (b) if the transaction involves compensation to any advisor or its affiliates for services rendered in a capacity other than contemplated by the advisory arrangements, such compensation is not greater than the customary charges for comparable services generally available from other competent unaffiliated persons and is not in excess of compensation paid to any advisor and its affiliates for any comparable services;

     (c) if the transaction involves the making of loans (other than in the ordinary course of our business) or the borrowing of money, the transaction is fair, competitive, and commercially reasonable and no less favorable to us than loans between unaffiliated lenders and borrowers under the same circumstances; and

     (d) if the transaction involves the investment in a joint venture, the transaction is fair and reasonable and no less favorable to us than to other joint venturers.

     If the proposed transaction involves a loan to any advisor, director or any affiliate thereof, or to a wholly-owned subsidiary of ours, a written appraisal of the underlying property must be obtained from an independent expert. The appraisal must be maintained in our records for at least five years and be available for inspection and duplication by any shareholder. Such loan is subject to all requirements of our Financing Policy.

     We cannot borrow money from any advisor, director or any affiliate thereof, unless a majority of our directors (including a majority of the independent directors) not otherwise interested in the transaction approve the transaction as being fair, competitive, and commercially reasonable and no less favorable to us than loans between unaffiliated parties under the same circumstances.

     We cannot make or invest in any mortgage loans subordinate to any mortgage or equity interest of our advisor, directors, sponsors or any of our affiliates.

Restrictions on Investments

     The investment policies and restrictions set forth in our bylaws have been approved by a majority of our independent directors. In addition to other investment restrictions imposed by the directors consistent with our objective to qualify as a REIT, we will observe the guidelines and prohibitions on our investments set forth in our bylaws. These guidelines and prohibitions are discussed at the section headed "Our Business-Prohibited Investments and Activities."

                              PLAN OF DISTRIBUTION

General

     The underwriter is offering the certificates pursuant to the terms and conditions of a distribution agreement (a copy of which is filed as an exhibit to the Registration Statement of which this prospectus is a part). The underwriter is offering $23,000,000 principal amount of certificates on our behalf on a "best efforts" basis. "Best efforts" means that the underwriter is not obligated to purchase any certificates. This is a "no minimum" offering. No minimum principal amount of certificates must be sold, and we will receive the proceeds from the sale of certificates as they are sold. This offering will be conducted on a continuous basis pursuant to applicable rules of the Securities and Exchange Commission and will terminate upon completion of the sale of all certificates. We may terminate this offering at any time.

Compensation

     We will pay to the underwriter a commission based on the principal amount of certificates sold. The amount of this commission is 3.0% for sales of new certificates sold and 1.5% for sales of certificates sold on renewal of matured certificates. We will also pay the underwriter 1.0% management fee upon the original issuance of each certificate. We will not pay an underwriter's management fee on renewals of maturing certificates.

     We have agreed to pay the underwriter a non-accountable expense allowance of up to $120,000 to reimburse the underwriter for certain expenses incurred by it in connection with the offer and sale of the shares, $20,000 of which is payable upon the sale of $1,000,000 of certificates, and the balance ($100,000) is payable ratably based on the principal amount of certificates sold thereafter. In no event or circumstance will the compensation paid to the underwriter in connection with the offer and sale of the certificates exceed ten percent (10%) commission and a one-half of one percent (.5%) due diligence fee.

     Other Compensation Information We will not pay or award any commissions or other compensation to any person engaged by a potential investor for investment advice to induce such person to advise the investor to purchase shares or certificates. This provision does not prohibit the normal sales commission payable to a registered broker-dealer or other properly licensed person for selling certificates.

Subscription Process

     Our certificates will be offered to the public through the underwriter and soliciting dealers. The certificates are being sold when, as and if we receive and accept account applications. We have the right to accept or reject any application. If we reject your application, your funds will be returned to you, without interest. We will not accept applications for less than $1,000 for each maturity term of certificates.

     The underwriter may offer the certificates through its own registered representatives and broker-dealers who are members of the NASD ("soliciting dealers"). The underwriter may re-allow to soliciting dealers a portion of its commissions, fees and reimbursable expenses payable to it under the distribution agreement. In no event will the compensation re-allowed by the underwriter to soliciting dealers exceed the total of compensation payable to the underwriter under the distribution agreement.

     Clients of soliciting dealers who wish to purchase certificates will receive a confirmation of their purchase directly from the underwriter and must remit payment for the purchase of certificates directly to the underwriter payable to "American Investors Group, Inc."

     A sale will be deemed to have been made on the date reflected in the written confirmation. The confirmation will be sent to each purchaser by the underwriter on the first business day following the date upon which we advise the underwriter in writing that a application has been accepted. Generally, payment for certificates should accompany the account application. However, the underwriter must receive payment of the purchase price by the settlement date set forth in the confirmation. You may rescind your purchase of certificates for up to five (5) business days after you receive a final prospectus.

     The distribution agreement provides for reciprocal indemnification between us and the underwriter against certain liabilities in connection with this offering, including liabilities under the Securities Act of 1933.

     The foregoing discussion of the material terms and provisions of the distribution agreement is qualified in its entirety by reference to the detailed terms and provisions of the distribution agreement, a copy of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

Determination of Investor Suitability

     We, the Underwriter and each soliciting dealer will make reasonable efforts to determine that those persons being offered or sold the certificates are appropriate in light of the suitability standards set forth herein and are appropriate to such investor's investment objectives and financial situation. The soliciting dealer must ascertain that you can reasonably benefit from an investment in our certificates. The following shall be relevant to such determination: (i) you are capable of understanding the fundamental aspects of our business, which capacity may be evidenced by the following: (a) employment experience; (b) educational level achieved; (c) access to advice from qualified sources, such as attorneys, accountants, tax advisors, etc.; and (d) prior experience with similar investments; (ii) you have apparent understanding of (a) the fundamental risk and possible financial hazards of this type of investment;
(b) the lack of liquidity of this investment; (c) that the investment will be directed and managed by the Advisor; and (d) the tax consequences of the investment; and (iii) you have the financial capability to invest in our certificates.

     By executing your account application, each soliciting dealer acknowledges its determination that the certificates are a suitable investment for you, and will be required to represent and warrant its compliance with the applicable laws requiring the determination of the suitability of the certificates as an investment for you. In addition to the foregoing, we will coordinate the processes and procedures utilized by the Underwriter and soliciting dealers and, where necessary, implement additional reviews and procedures deemed necessary to determine that you meet the suitability standards set forth herein. The Underwriter and/or the soliciting dealers must maintain for at least six (6) years a record of the information obtained to determine that you meet the suitability standards imposed on the offer and sale of certificates and your representation that you are investing for your own account or, in lieu of such representation, information indicating that you met the suitability standards.

Suitability of the Investment

     Our certificates are suitable only for investment by persons who have adequate financial means and can commit their investment for the full term of the certificates purchased. You will be required to provide us with certain financial information in your account application. You may purchase up to $5,000 of certificates if you meet one of the following standards: (i) a net worth (excluding home, home furnishings and automobiles) of at least $30,000 and a minimum gross income (without regard to investment in the certificates) of at least $30,000; or (ii) a net worth (excluding home, home furnishings and automobiles) of at least $100,000. To purchase in excess of $5,000 of certificates, you must meet one of the following standards: (i) a net worth (excluding home, home furnishings and automobiles) of at least $45,000 and a minimum gross income (without regard to investment in the certificates) of at least $45,000; or (ii) a net worth (excluding home, home furnishings and automobiles) of at least $150,000. In the case of gifts to minors or purchases in trusts, the suitability standards must be met by the custodian or the grantor. By acceptance of the confirmation of purchase or delivery of the certificates, you will represent satisfaction of the applicable suitability standards and acknowledge receipt of this prospectus.

     Suitability standards may be higher in certain states. You must meet all of the applicable requirements set forth in the account application.

     The account application to be signed by all purchasers of the Series B Secured Investors Certificates contains an arbitration agreement. By this agreement, each purchaser agrees that all controversies relating to the Certificates will be determined by arbitration before the NASD.

      COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to our bylaws, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable.

                                  LEGAL MATTERS

     Certain legal matters, including the legality of the certificates being offered hereby and certain federal income tax matters, are being passed upon for us by Winthrop & Weinstine, P.A., Minneapolis, Minnesota.

                                     EXPERTS

     Our balance sheets as of December 31, 2003 and 2002 and related statements of operations, stockholder's equity and cash flows for the years ended December 31, 2003, 2002, and 2001 included in this prospectus have been audited by Boulay, Heutmaker, Zibell and Company, P.L.L.P., independent certified public accountants, as set forth in the report thereon appearing elsewhere herein, and are included herein in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

                REPORTS TO SHAREHOLDERS AND RIGHTS OF EXAMINATION

     Our advisor will keep, or cause to be kept, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles ("GAAP"). All books of account, together with a copy of our Articles and any amendments thereto, will be maintained at our principal office, and will be open to inspection, examination and duplication at reasonable times by our shareholders or their agents. We will provide to shareholders, upon request, a list of the names and addresses of all of our shareholders by mail. The shareholders will also have the right to inspect our records in the same manner as shareholders of any other Minnesota corporation. Our shareholders have rights under our bylaws to inspect our records that are in addition to those available under applicable federal and state law.

     We will send an annual report to shareholders in connection with our annual meeting. We prepare our annual report on Securities and Exchange Commission Form 10-KSB.

     Our regular accountants will prepare our federal and state tax returns. We will submit tax information to shareholders within 90 days following the end of each fiscal year. A specific reconciliation between GAAP and income tax information will not be provided to the shareholders. Reconciling information will be available in our office for inspection and review by any shareholder. Dividend check statements will reflect the number of shares owned by each of our shareholders, including shares purchased under our dividend reinvestment plan.

                             ADDITIONAL INFORMATION

     We have filed with the Securities and Exchange Commission in Washington, D.C., a registration statement (as amended) on Form S-11 (of which this prospectus is a part) under the Securities Act of 1933, as amended, with respect to the certificates offered hereby. This prospectus does not contain all the information set forth in the registration statement. Statements contained in the prospectus as to the contents of any contract or other document are not necessarily complete. In each instance reference is made to the copy of such contract or document filed as an exhibit to the registration statement. The registration statement and to the exhibits and schedules thereto contain further information regarding us.

     We are subject to the information requirements of the Exchange Act, and in accordance therewith file reports and other information with the Commission. Reports and other information we have filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth St. N.W., Washington, DC 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other materials that are filed through the Commission's Electronic Data Gathering, Analysis and Retrieval system (EDGAR). This Web site can be accessed at http://www.sec.gov.

                        AMERICAN CHURCH MORTGAGE COMPANY
                          INDEX TO FINANCIAL STATEMENTS



     Financial Statements
        Report of Independent Auditors                                                          F-1
        Balance Sheet at June 30, 2004 and 2003                                                 F-2
        Balance Sheet at December 31,2003 and 2002                                              F-4
        Statements of Operations for years ended December 31, 2003, 2002, 2001
        and the six month period ended June 30, 2004 and 2003                                   F-6
        Statements of  Stockholders'  Equity for the years ended December 31, 2003,
        2002 and 2001 and the six month period ended June 30, 2004                              F-7
        Statements of Cash Flows for the years ended December 31, 2003, 2002,
        2001 and the six month period ended June 30, 2004 and 2003                              F-9
        Notes to Financial Statements                                                           F-10

              REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNT FIRM



Board of Directors
American Church Mortgage Company
Minnetonka, Minnesota

We have audited the accompanying balance sheet of American Church Mortgage Company as of December 31, 2003 and 2002 and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 2003, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Church Mortgage Company as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the years ended December 31, 2003, 2002 and 2001, in conformity with U.S. generally accepted accounting principles.



                          /s/ Boulay, Heutmaker, Zibell & Co., P.L.L.P.
                              Certified Public Accountants

Minneapolis, Minnesota
February 24, 2004

                        AMERICAN CHURCH MORTGAGE COMPANY

                                  Balance Sheet





-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                 June 30
                         ASSETS                                                          2004                2003
                                                                                               (Unaudited)
-----------------------------------------------------------------------------------------------------------------------------------


Current Assets
    Cash and equivalents                                                              $ 2,325,357         $  9,945,877
    Accounts receivable                                                                    67,061               44,830
    Interest receivable                                                                   134,075              107,273
    Current maturities of mortgage loans receivable, net of
          allowance of $85,000 and $112,111 at June 30, 2004 and       2003
                                                                                        2,496,705              763,005
     Prepaid expense                                                                       11,001
     Deferred Offering Costs                                                                                   126,461
    Current maturities of bond portfolio                                                   49,000               78,000
                                                                                      -----------          -----------
            Total current assets                                                        5,083,199           11,065,446


Mortgage Loans Receivable, net of current maturities                                   25,100,288           21,640,616

Real-Estate Held for Sale                                                                 120,000

Deferred Investors Saver Certificates Offering Costs,
    net of accumulated amortization of $228,584 and $79,012 at
June 30, 2004 and 2003                                                                    530,988              413,113

Bond Portfolio, net of current maturities                                               7,628,044            3,222,103


Other                                                                                      60,000               60,000
                                                                                    -------------          -----------

            Total assets                                                              $38,522,519          $36,401,278
                                                                                       ==========           ==========



Notes to Financial Statements are an integral part of this Statement.

                        AMERICAN CHURCH MORTGAGE COMPANY

                                  Balance Sheet




------------------------------------------------------------------------------------------------------------------------------------
                                                                                                     June 30
 LIABILITIES AND STOCKHOLDERS' EQUITY                                                         2004                2003
                                                                                                    (Unaudited)
------------------------------------------------------------------------------------------------------------------------------------

Current Liabilities
    Current maturities of investor saver certificates                                  $     952,000        $   260,000
    Accounts payable                                                                          46,131             98,862
     Mortgage loan commitment                                                                                 1,243,827
    Deferred income                                                                           33,393             29,155
    Dividends payable                                                                        388,255            378,124
                                                                                        ------------         ----------
            Total current liabilities                                                      1,419,779          2,009,968


Deferred Income, net of current maturities                                                   512,410            477,963


Investors Saver Certificates                                                              13,920,000         11,794,000


Stockholders' Equity
    Common stock, par value $.01 per share
        Authorized, 30,000,000 shares
         Issued and outstanding, 2,546,094 and 2,356,573 at June 30,   2004 and
2003                                                                                          25,461             23,566
    Additional paid-in capital                                                            23,321,854         21,586,392
    Accumulated deficit                                                                     (676,985)          (561,661)
                                                                                        ------------       ------------
            Total stockholders' equity                                                    22,670,330         21,048,297
                                                                                          ----------         ----------

            Total liabilities and equity                                                 $38,522,519        $36,401,278
                                                                                          ==========         ==========

Notes to Financial Statements are an integral part of this Statement.

                        AMERICAN CHURCH MORTGAGE COMPANY

                                  Balance Sheet




-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                  December 31
                       ASSETS                                                             2003                   2002
-----------------------------------------------------------------------------------------------------------------------------------

Current Assets
    Cash and equivalents                                                              $ 4,368,769         $  7,852,220
    Accounts receivable                                                                    61,423               63,602
    Interest receivable                                                                   135,648               94,385
    Current maturities of mortgage loans receivable, net of
          allowance of $52,111 and $112,111 at
          December 31, 2003 and 2002                                                      919,859              290,759
    Current maturities of bond portfolio                                                   54,000               47,000
                                                                                      -----------          -----------
            Total current assets                                                        5,539,699            8,347,966


Mortgage Loans Receivable, net of current maturities                                   25,383,192           16,140,961

Real-Estate Held for Sale                                                                 156,352

Deferred Investors Saver Certificates Offering Costs,
    net of accumulated amortization of $143,339 and
    $29,875 at December 31, 2003 and 2002                                                 568,458              377,174

Bond Portfolio, net of current maturities                                               5,431,286            4,309,637


Other                                                                                      60,000               60,000
                                                                                    -------------        -------------

            Total assets                                                              $37,138,987          $29,235,738
                                                                                       ==========           ==========


Notes to Financial Statements are an integral part of this Statement.

                        AMERICAN CHURCH MORTGAGE COMPANY

                                  Balance Sheet



-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                 December 31
           LIABILITIES AND STOCKHOLDERS' EQUITY                                            2003                  2002
-----------------------------------------------------------------------------------------------------------------------------------

Current Liabilities
    Current maturities of investor saver certificates                                  $     684,000
    Accounts payable                                                                          17,296     $       39,690
    Mortgage loan commitment                                                                                  1,243,827
    Deferred income                                                                           31,630             18,247
    Dividends payable                                                                        411,481            361,941
                                                                                        ------------       ------------
            Total current liabilities                                                      1,144,407          1,663,705


Deferred Income, net of current maturities                                                   556,673            346,722


Investors Saver Certificates                                                              13,573,000          7,428,000


Stockholders' Equity
    Common stock, par value $.01 per share
        Authorized, 30,000,000 shares
        Issued and outstanding, 2,452,277 at December 31, 2003
            and 2,205,568 shares at December 31, 2002                                         24,523             22,056
    Additional paid-in capital                                                            22,471,234         20,182,798
    Accumulated deficit                                                                     (630,850)          (407,543)
                                                                                        ------------       ------------
            Total stockholders' equity                                                    21,864,907         19,797,311
                                                                                          ----------         ----------

            Total liabilities and equity                                                 $37,138,987        $29,235,738
                                                                                          ==========         ==========


Notes to Financial Statements are an integral part of this Statement.

                        AMERICAN CHURCH MORTGAGE COMPANY

                             Statement of Operations




------------------------------------------------------------------------------------------------------------------------------------
                                                                                                     Six Months Ended
                                                                                                          June 30
                                                                                                   2004                2003
                                                                                                        (Unaudited)
------------------------------------------------------------------------------------------------------------------------------------

Interest Income                                                                                  $ 1,513,227       $1,097,223

Operating Expenses                                                                                   329,849          214,464
                                                                                                   ---------         --------

Operating Income                                                                                   1,183,378          882,759

Other Expense
    Interest expense                                                                                 437,725          289,712

Income Taxes                                                                                             -                -
                                                                                                   ---------          -------

Net Income                                                                                          $745,653         $593,047
                                                                                                     =======          =======

Basic and Diluted Income Per Common Share                                                         $      .30         $    .26
                                                                                                   ==========         =======


Weighted Average Common Shares Outstanding                                                         2,503,080        2,278,624
                                                                                                   =========        =========

Notes to Financial Statements are an integral part of this Statement.

                        AMERICAN CHURCH MORTGAGE COMPANY

                             Statement of Operations



-----------------------------------------------------------------------------------------------------------------------------------
                                                                                        Years Ended December 31
                                                                                 2003              2002             2001

------------------------------------------------------------------------------------------------------------------------------------

Interest Income                                                                $ 2,459,254       $ 1,785,443       $1,525,562

Operating Expenses
    Other operating expenses                                                       406,362           376,852          220,717
     Real-estate impairment expenses                                                60,000               -                -
                                                                                 ---------        ----------        ---------
        Total operating expenses                                                   466,362           376,852          220,717
                                                                                 ---------        ----------        ---------

Operating Income                                                                 1,992,892         1,408,591        1,304,845

Other Expense
    Interest expense                                                               692,138           118,650           26,835

Income Taxes                                                                           -                 -                -
                                                                                 ---------         ---------        ---------

Net Income                                                                      $1,300,754        $1,289,941       $1,278,010
                                                                                 =========         =========        =========

Basic and Diluted Income Per Common Share                                       $      .55        $      .66       $      .80
                                                                                ==========         =========        =========


Weighted Average Common Shares Outstanding                                       2,345,604         1,964,428        1,593,568
                                                                                 =========         =========        =========

Notes to Financial Statements are an integral part of this Statement.

                        AMERICAN CHURCH MORTGAGE COMPANY

                        Statement of Stockholders' Equity

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                      Additional
                                                             Common Stock               Paid-In            Accumulated
                                                          -------------------
                                                          Shares         Amount        Capital               Deficit
-----------------------------------------------------------------------------------------------------------------------------------


Balance, December 31, 2000                             1,469,817         $ 14,698     $   13,454,746          ($  155,034)

    Issuance of 325,651 shares of
        common stock, net of offering
        costs                                            325,651            3,256          3,058,649

    Redemption of 25,694 shares of
        common stock                                     (25,694)            (256)          (256,683)

    Net income                                                                                                  1,278,010

    Dividends declared                                                                                          (1,324,091)
                                                       ---------           ------         ---------              ---------

Balance, December 31, 2001                             1,769,774           17,698         16,256,712              (201,115)

    Issuance of 464,544 shares of
        common stock, net of offering
        costs                                            464,544            4,645          4,194,541

    Redemption of 28,750 shares of
        common stock                                     (28,750)            (287)          (268,455)

    Net income                                                                                                   1,289,941

    Dividends declared                                                                                          (1,496,369)
                                                                                                               -----------

Balance, December 31, 2002                             2,205,568           22,056         20,182,798           (   407,543)

    Issuance of 263,292 shares of
        common stock, net of offering
        costs                                            263,292            2,633          2,439,755

    Redemption of 16,583 shares of
        common stock                                    (16,583)            (166)          (151,319)

    Net income                                                                                                  1,300,754

    Dividends declared                                  ________         ________         __________          (1,524,061)
                                                                                                              -----------

Balance, December 31, 2003                             2,452,277          $24,523        $22,471,234          ( $630,850)

                                      F-8



                        AMERICAN CHURCH MORTGAGE COMPANY

                  Statement of Stockholders' Equity (continued)


    Issuance of 102,826 shares of
        common stock, net of offering
        costs                                            102,826            1,028            931,633

    Redemption of 9,009 shares of
        common stock                                      (9,009)             (90)           (81,013)

    Net income                                                                                                    745,653

    Dividends declared                                                                                           (791,788)
                                                       ---------          -------        -----------            ---------

Balance, June 30, 2004                                 2,546,094          $25,461        $23,321,854           ( $676,985)
                                                       =========           ======         ==========              =======


Notes to Financial Statements are an integral part of this Statement.

                        AMERICAN CHURCH MORTGAGE COMPANY

                             Statement of Cash Flows

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                        Six Months Ended
                                                                                                             June 30
                                                                                                      2004               2003
                                                                                                            (Unaudited)
------------------------------------------------------------------------------------------------------------------------------------

Cash Flows from Operating Activities
    Net income                                                                                      $745,653            $593,047
    Adjustments to reconcile net income to net cash
        from operating activities:
        Amortization                                                                                  85,244
        Deferred income                                                                              (42,500)             142,149
        Impairment loss on real estate                                                                36,352
        Provision for losses on mortgage loans receivable                                             32,889
        Change in assets and liabilities
            Accounts receivable                                                                       (5,638)             18,772
            Interest receivable                                                                        1,573             (12,888)
            Prepaid expenses                                                                         (11,001)
            Accounts payable                                                                          28,835              59,172
                                                                                                    --------            --------
            Net cash from operating activities                                                       871,407             800,252

Cash Flows from Investing Activities
    Investment in mortgage loans receivable                                                       (3,900,000)         (7,020,950)
    Collections of mortgage loans receivable                                                       2,573,169           2,120,099
    Investment in bond portfolio                                                                  (3,193,000)           (161,860)
    Proceeds from bond portfolio called/sold                                                       1,001,242           1,218,394
                                                                                                   ---------           ---------
            Net cash used for investing activities                                                (3,518,589)         (3,844,317)

Cash Flows from Financing Activities
    Proceeds from secured investors certificates                                                     615,000           4,626,000
    Proceeds from stock offering, net of offering costs                                              932,661           1,528,817
    Payments for deferred saver certificate offering costs                                           (47,774)            (35,939)
    Deferred equity offering costs                                                                                      (126,461)
    Stock redemptions                                                                                (81,103)           (123,713)
    Dividends paid                                                                                  (815,014)           (730,982)
                                                                                                     -------             -------
            Net cash from financing activities                                                       603,770           5,137,722
                                                                                                     -------           ---------

Net (decrease) increase in Cash and Equivalents                                                   (2,043,412)          2,093,657

Cash and Equivalents - Beginning of Year                                                           4,368,769           7,852,220
                                                                                                   ---------           ---------

Cash and Equivalents - End of Year                                                                $2,325,357          $9,945,877
                                                                                                   =========           =========

Notes to Financial Statements are an integral part of this Statement.

                        AMERICAN CHURCH MORTGAGE COMPANY

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                       Six Months Ended
                                                                                                             June 30
                                                                                                     2004               2003
                                                                                                           (Unaudited)
-----------------------------------------------------------------------------------------------------------------------------------

Supplemental Schedule of Noncash Financing and
    Investing Activities
    Dividends payable                                                                               $388,255           $378,124
                                                                                                     =======            =======

    Mortgage loan commitments                                                                                        $1,071,050
                                                                                                                      =========

Supplemental Cash Flow Information
    Cash paid during the year for
        Interest                                                                                    $437,725           $289,712
                                                                                                     =======            =======


Notes to Financial Statements are an integral part of this Statement.

                        AMERICAN CHURCH MORTGAGE COMPANY

                             Statement of Cash Flows


-----------------------------------------------------------------------------------------------------------------------------------
                                                                                        Years Ended December 31
                                                                                2003                2002                  2001
------------------------------------------------------------------------------------------------------------------------------------

Cash Flows from Operating Activities
    Net income                                                                $1,300,754          $1,289,941          $1,278,010
    Adjustments to reconcile net income to net cash
        from operating activities:
        Impariment loss on real-estate                                            60,000
        Provision for losses on mortgage loans receivable                        (60,000)            101,000              11,111
        Amortization of deferred bond offering costs                             113,464              29,875
        Deferred income                                                          223,334             104,027              47,883
        Change in assets and liabilities
            Accounts receivable                                                    2,179              (5,594)            (48,116)
            Interest receivable                                                  (41,263)            (28,149)            (50,585)
            Prepaid expenses                                                                                               9,110
            Accounts payable                                                     (22,394)             35,340             (76,425)
            Management fees payable                                                                                      (36,222)
                                                                               ---------           ---------           ---------
            Net cash from operating activities                                 1,576,074           1,526,440           1,134,766

Cash Flows from Investing Activities
    Investment in mortgage loans receivable                                  (14,596,927)         (5,261,000)         (1,248,000)
    Collections of mortgage loans receivable                                   3,325,417           1,995,300             953,745
    Investment in bond portfolio                                              (2,763,890)         (2,048,000)          (1,905,605)
    Proceeds from bond portfolio called/sold                                   1,635,241             853,874            1,033,056
                                                                              ----------           ---------            ---------
            Net cash used for investing activities                           (12,400,159)         (4,459,826)          (1,166,804)

Cash Flows from Financing Activities
    Proceeds from investors savers certificates                                6,829,000           7,428,000
    Net payments on note payable, line of credit                                                                        (399,653)
    Proceeds from stock offering, net of offering costs                        2,442,392           4,199,186           3,061,905
    Payments for deferred saver certificate offering costs                      (304,752)           (378,755)            (28,294)
    Deferred equity offering costs                                                                   (28,293)            (28,293)
    Stock redemptions                                                           (151,485)           (268,742)           (256,940)
    Dividends paid                                                            (1,474,521)         (1,478,932)         (1,273,215)
                                                                               ---------           ---------           ---------
            Net cash from financing activities                                 7,340,634           9,529,050           1,075,510
                                                                               ---------           ---------           ---------

Net Increase in Cash and Equivalents                                          (3,483,451)          6,595,664           1,043,472

Cash and Equivalents - Beginning of Year                                       7,852,220           1,256,556             213,084
                                                                               ---------           ---------           ---------

Cash and Equivalents - End of Year                                            $4,368,769          $7,852,220          $1,256,556
                                                                               =========           =========           =========

Notes to Financial Statements are an integral part of this Statement.

                        AMERICAN CHURCH MORTGAGE COMPANY

------------------------------------------------------------------------------------------------------------------------------------
                                                                                        Years Ended December 31
                                                                                  2003               2002               2001

-----------------------------------------------------------------------------------------------------------------------------------

Supplemental Schedule of Noncash Financing and
    Investing Activities
    Offering costs reclassified and charged to additional
        paid-in capital                                                          $49,478            $182,628          $  42,443
                                                                                  ======             =======           ========
    Dividends payable                                                           $411,481            $361,941           $344,504
                                                                                 =======             =======            =======
    Mortgage loan commitment                                                                      $1,243,827
                                                                                                   =========
   Reclassification of mortgage receivable to
        real-estate held for sale                                               $216,352
                                                                                 =======

Supplemental Cash Flow Information
    Cash paid during the year for
        Interest                                                                $692,138            $131,367          $  26,835
                                                                                 =======             =======           ========

Notes to Financial Statements are an integral part of this Statement.

                        AMERICAN CHURCH MORTGAGE COMPANY

                          Notes to Financial Statements

                       June 30, 2004 and 2003 (Unaudited)
                        December 31, 2003, 2002 and 2001



1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying unaudited financial statements have been prepared in accordance with the instructions for interim statements and, therefore, do not include all information and disclosures necessary for a fair presentation of results of operations, financial position, and changes in cash flow in conformity with generally accepted accounting principles. However, in the opinion of management, such statements reflect all adjustments (which include only normal recurring adjustments) necessary for a fair presentation of financial position, results of operations, and cash flows for the period presented.

Nature of Business

American Church Mortgage Company, a Minnesota corporation, was incorporated on May 27, 1994. The Company was organized to engage primarily in the business of making mortgage loans to churches and other nonprofit religious organizations throughout the United States, on terms that it establishes for individual organizations.

Accounting Estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates. The most sensitive estimates relate to the allowance for mortgage loans, and the valuation of the bond portfolio. It is at least reasonably possible that these estimates could change in the near term and that the effect of the change, in any, would be material to the financial statements.

Cash

The Company considers all highly liquid debt instruments purchased with maturities of three months or less to be cash equivalents.

The Company maintains its accounts primarily at two financial institutions. At times throughout the year, the Company's cash and equivalents balances may exceed amounts insured by the Federal Deposit Insurance Corporation. Cash in money market funds is not Federally insured. The Company has not experienced any losses in such accounts.

                        AMERICAN CHURCH MORTGAGE COMPANY

                          Notes to Financial Statements

                       June 30, 2004 and 2003 (Unaudited)
                        December 31, 2003, 2002 and 2001

Bond Portfolio

The Company accounts for its bond portfolio under Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

The Company classifies its bond portfolio as "available-for sale." Available-for-sale bonds are carried at fair value. Although no ready public market for these bonds exists, management believes that their cost approximates their fair value. During the six month period ended June 30, 2004 the Company bought 3,193,000 bonds at or below par. During the six month period ended June 30, 2003, the Company bought $161,860 of bonds at or below par. During 2003, the Company sold $56,000 of its bonds below par (which was the Company's cost) to an affiliate of the Advisor. During 2002, the Company sold $497,000 of its bonds at par, to an affiliate of the Advisor. During 2001, the Company sold $716,000 of its bonds at par or above cost, to an affiliate of the Advisor (see Note 5). There were no losses on the sale of the bonds in 2003, 2002 or 2001.

Allowance for Mortgage Loans Receivable

The Company records its loans at their estimated net realizable value. The Company's loan policy provides an allowance for estimated uncollectible loans based on its evaluation of the current status of its loan portfolio. This policy reserves for principal amounts outstanding on a particular loan if cumulative interruptions occur in the normal payment schedule of a loan. The Company policy will reserve for the outstanding principal amount of a loan in the Company's portfolio if the amount is in doubt of being collected. Additionally, no interest income is recognized on impaired loans. At June 30, 2004 the Company reserved $85,000 for five mortgage loans totaling approximately $1,800,000 which are three or more payments in arrears, two of which are in the process of being foreclosed. At June 30, 2003, the Company reserved $112,111 for two mortgage loans which are three or more payments in arrears, one of which was in the process of being foreclosed. At December 31, 2003, the Company reserved $52,111 for four mortgage loans that are three or more mortgage payments in arrears. At December 31, 2002, the Company reserved $112,111 for two mortgage loans which are three or more mortgage payments in arrears, one of which was in the process of being foreclosed. The total impaired loans were $0 and $228,441 at December 31, 2003 and 2002, respectively.

Real-Estate Held for Sale

Foreclosure was completed on a church located in Battle Creek, Michigan valued at $120,000 and $156,352 at June 30, 2004 and December 31, 2003 respectively. The value of the real estate held for sale was written down by $36,352 to $120,000 in the quarter ended March 31, 2004. The church congregation disbanded and the church property is currently unoccupied. The Company owns and has taken possession of the church and has listed the property for sale through a local realtor.

                        AMERICAN CHURCH MORTGAGE COMPANY

                          Notes to Financial Statements

                       June 30, 2004 and 2003 (Unaudited)
                        December 31, 2003, 2002 and 2001

Deferred Offering Costs

Deferred equity offering costs are charged to stockholders' equity when equity subscriptions are received.

Deferred investors saver certificates offering costs are amortized over the term of the certificates using the straight line method which approximates the effective interest method.

Revenue Recognition

Interest income on mortgage loans is recognized as earned. Interest income on the bond portfolio is recognized on the interest payable date.

Deferred income represents loan origination fees which are recognized over the life of the loan as an adjustment to the yield on the loan.

Dividend Re-investment Plan

Dividends re-invested to purchase common stock were $156,393 and $110,149 for the six-month periods ended June 30, 2004 and 2003, respectively, and $266,850, $217,419 and $202,095 for the years ended December 31, 2003, 2002 and 2001, respectively.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences in recognition of income from loan origination fees for financial and income tax reporting.

The Company has elected to be taxed as a Real Estate Investment Trust (REIT). Accordingly, the Company will not be subject to Federal income tax to the extent of distributions to its shareholders if the Company meets all the requirements under the REIT provisions of the Internal Revenue Code.

Income Per Common Share

No adjustments were made to income for the purpose of calculating earnings per share. Stock options had no effect on the weighted average number of shares outstanding.

2.  MORTGAGE LOANS AND BOND PORTFOLIO

At June 30, 2004, the Company had mortgage loans receivable totaling $27,681,993. The loans bear interest ranging from 6.75% to 12.00%. The Company also had a portfolio of secured church bonds at June 30, 2004 which are carried at cost plus amortized interest income. The bonds pay either semi-annual or quarterly interest ranging from 3.50% to 11.20%. The combined principal of $7,723,860 at June 30, 2004 is due at various maturity dated between November 1, 2004 and March 1, 2029.

                        AMERICAN CHURCH MORTGAGE COMPANY

                          Notes to Financial Statements

                       June 30, 2004 and 2003 (Unaudited)
                        December 31, 2003, 2002 and 2001


At December 31, 2003, the Company had first mortgage loans receivable totaling $26,355,162. The loans bear interest ranging from 6.00% to 12.00%. At December 31, 2002, the Company had first mortgage loans receivable totaling $16,543,831 that bore interest ranging from 8.50% to 12.00%. Included in mortgage loans receivable for 2002 is $1,243,827, representing loans that were closed in 2002 and the proceeds disbursed in 2003.

The Company also had a portfolio of secured church bonds at December 31, 2003 and 2002, which are carried at cost plus amortized interest income. The bonds pay either semi-annual or quarterly interest ranging from 5.00% to 12.00%. The combined principal of $5,533,860 at December 31, 2003 is due at various maturity dates between February 1, 2004 and July 15, 2023. Six bond issues comprised 84% and 86% of the Company's bond portfolio at December 31, 2003 and 2002, respectively.

At June 30, 2003, the Company had mortgage loans receivable totaling $22,717,732. The loans bear interest ranging from 6.00% to 12.00%. The Company also had a portfolio of secured church bonds at June 30, 2003 which are carried at cost plus amortized interest income. The bonds pay either semi-annual or quarterly interest ranging from 5.00% to 12.00%. The combined principal of $3,346,860 at June 30, 2003 is due at various maturity dates between July 15, 2003 and June 15, 2021.

The maturity schedule for mortgage loans and bonds receivable as of June 30, 2004 and December 31, 2003 is as follows:

                                       June 30, 2004          June 30, 2004          December 31, 2003        December 31, 2003
                                      Mortgage Loans         Bond Portfolio            Mortgage Loans          Bond Portfolio
                                      --------------         --------------            --------------          --------------
                                        (Unaudited)            (Unaudited)
  2004                                $    2,496,705            $    49,000               $ 919,859               $    54,000
  2005                                       593,913                 55,000                 619,142                    55,000
  2006                                       651,521                 89,000                 680,076                    57,000
  2007                                       715,108                199,000                 747,063                   198,000
  2008                                       784,310                107,070                 820,049                   175,070
  Thereafter                              22,440,436              7,224,790               22,568,97                 4,994,790
                                          ----------              ---------              ----------                 ---------
                                          27,681,993              7,723,860              26,355,162                 5,533,860
  Less loan loss reserves                    (85,000)                                       (52,111)
  Less Discount from par                                            (46,816)                                          (48,574)
                                          ----------              ---------              ----------                  --------

              Totals                     $27,596,993             $7,677,044             $26,303,051                $5,485,286
                                          ==========              =========              ==========                 =========

                        AMERICAN CHURCH MORTGAGE COMPANY

                          Notes to Financial Statements

                       June 30, 2004 and 2003 (Unaudited)
                        December 31, 2003, 2002 and 2001

3.  INVESTORS SAVER CERTIFICATES

Investors saver certificates (see Note 7) are collateralized by certain mortgage loans receivable of approximately the same value as the certificates. Additionally, the Company incurred deferred offering costs related to the debt offering. The maturity schedule for the investors saver certificates at June 30, 2004 and December 31, 2003, is as follows:

                                                               June 30, 2004            December 31, 2003
                                                              Investor Saver             Investor Saver
                                                               Certificates               Certificates
                                                                (Unaudited)
           2004                                               $    952,000               $    684,000
           2005                                                  1,321,000                  1,321,000
           2006                                                  2,118,000                  1,982,000
           2007                                                  2,900,000                  2,900,000
           2008                                                  2,374,000                  2,374,000
           Thereafter                                            5,207,000                  4,996,000
                                                                 ---------                  ---------

                                                               $14,872,000                $14,257,000
                                                                ==========                 ==========

Interest expense related to these certificates for the six month periods ended June 30, 2004 and 2003 and for the year ended December 31, 2003, 2002 and 2001 was $437,725, $289,712, $692,138, 118,650 and $0, respectively.

4.  STOCK OPTION PLAN

The Company adopted a Stock Option Plan granting each member of the Board of Directors and the president of the Advisor an option to purchase 3,000 shares of common stock annually upon their re-election. The purchase price of the stock is the fair market value at the grant date. No options were outstanding at December 31, 2003 due to the termination of the plan. Options outstanding were 99,000 shares at a price of $10 per share at December 31, 2002. The options are exercisable November 15, 1996 and incrementally at one year intervals after the date of grant and expire November 15, 2002 through November 15, 2006. No options were exercised as of December 31, 2002. The Stock Option Plan was terminated by the Company's Board of Directors in January 2003 and all outstanding stock options were cancelled. No options were exercised during the Plan's existence.

The Company has chosen to account for stock based compensation in accordance with APB Opinion 25. Management believes that the disclosure requirements of Statement of Financial Accounting Standards No. 123, as amended, are not material to its financial statements.

                        AMERICAN CHURCH MORTGAGE COMPANY

                          Notes to Financial Statements

                       June 30, 2004 and 2003 (Unaudited)
                        December 31, 2003, 2002 and 2001

5.  TRANSACTIONS WITH AFFILIATES

The Company has an Advisory Agreement with Church Loan Advisors, Inc., Minnetonka, Minnesota ("Advisor"). The Advisor is responsible for the day-to-day operations of the Company and provides office space, administrative services and personnel.

Under the terms of the Advisory Agreement, the Company pays the Advisor an annual base management fee of 1.25 percent of average invested assets (generally defined as the average of the aggregate book value of the assets invested in securities and equity interests in and loans secured by real estate), which is payable on a monthly basis. The fee is reduced to 1.00% on assets from $35 million to $50 million and to .75% on assets over $50 million. The Advisor will also receive one-half of the origination fees paid by a mortgage loan borrower in connection with a mortgage loan made or renewed by the Company. The Company has expensed Advisor management and origination fees of approximately $142,909 and $312,724 for the six month periods ended June 30, 2004 and 2003, respectively, and $545,000, $291,000 and $199,000 during 2003, 2002, and 2001, respectively.

The Advisor and the Company are related through common ownership and common management. See Notes 1 and 7 for additional transactions.

6.  INCOME TAXES

As discussed in Note 1, a REIT is subject to taxation to the extent that taxable income exceeds dividend distributions to its shareholders. In order to maintain its status as a REIT, the Company is required to distribute at least 90% of its taxable income. In 2003, the Company had pretax income of $1,300,754 and distributions to shareholders in the form of dividends during the tax year of $1,524,061. The expected tax expense to the Company, pre-dividends would have been $442,256.

In 2002, the Company had pretax income of $1,289,941 and distributions to shareholders in the form of dividends during the tax year of $1,496,369. The expected tax expense to the Company, pre-dividends would have been $438,580.

In 2001, the Company had pretax income subject to tax of $1,278,010 and distributions to shareholders in the form of dividends during the tax year of $1,324,091. The expected tax expense to the Company, pre-dividends, would have been $434,523 in 2001.

                        AMERICAN CHURCH MORTGAGE COMPANY

                          Notes to Financial Statements

                       June 30, 2004 and 2003 (Unaudited)
                        December 31, 2003, 2002 and 2001

The following reconciles the income tax benefit with the expected provision obtained by applying statutory rates to pretax income at December 31:

                                                                          2003           2002             2001
                                                                          ----           ----             ----

         Expected tax expense                                           $442,256       $438,580         $434,623
         Benefit of REIT distributions                                  (490,990)      (508,289)        (450,190)
         Valuation allowance                                              48,734         69,709           15,667
                                                                         -------        -------          -------

                     Totals                                            $    -           $    -           $    -
                                                                         =======         ======           ======

The components of deferred income taxes are as follows at December 31:

                                                                          2003           2002
                                                                          ----           ----

         Loan origination fees                                          $172,823        $124,089
         Loan loss allowance                                              17,718          38,118
         Valuation allowance                                            (130,541)       (102,207)
                                                                        --------        --------

                                                                         $60,000         $60,000
                                                                          ======          ======

The total deferred tax assets are as follows at December 31:

                                                                          2003            2002
                                                                          ----            ----

         Deferred tax assets                                            $190,541       $162,207
         Deferred tax asset valuation allowance                         (130,541)      (102,207)
                                                                         -------        -------

                     Net deferred tax asset                              $60,000        $60,000
                                                                          ======         ======

The change in the valuation allowance was $28,334, $69,709 and $15,667 for 2003, 2002 and 2001, respectively.

7.  PUBLIC OFFERINGS OF THE COMPANY'S COMMON STOCK

The Company filed a Registration Statement with the Securities and Exchange Commission for a third public offering of its common stock in August 1999. The Company offered 1,500,000 shares of its common stock at a price of $10 per share. The offering was underwritten by an underwriter (an affiliate of the Advisor) on a "best efforts" basis, and no minimum sale of stock was required. The stock sale commenced on September 23, 1999 and concluded September 23, 2001. A total of 569,207 shares were sold during the Company's third public offering.

                        AMERICAN CHURCH MORTGAGE COMPANY

                          Notes to Financial Statements

                       June 30, 2004 and 2003 (Unaudited)
                        December 31, 2003, 2002 and 2001

In December 2001, the Company filed a Registration Statement with the Securities and Exchange Commission for a fourth public offering of its common stock and its first public offering of debt securities, which the Securities and Exchange Commission declared effective April 30, 2002. In May 2003, the Company extended the offering period to May 2004. The Company concluded its fourth public offering on April 30, 2004. The Company offered 1,500,000 shares of its common stock at a price of $10 per share and $15,000,000 principal amount of Series "A" secured investor certificates. The certificates pay quarterly interest with two, three, four, five and seven year maturities with interest rates ranging from 5.00% to 7.00%. Certificates may be purchased in any multiple of $1,000. The offering was underwritten by American Investors Group, Inc. (an affiliate of the Advisor) on a "best efforts" basis, and no minimum sale of stock or certificates will be required. The Company has sold 763,471 shares and $15,000,000 of its Series "A" secured investor certificates during its fourth public offering. As of December 31, 2003 and 2002, respectively, the Company has sold 671,450 and 452,424 shares of common stock and $14,257,000 and $7,428,000 of its Series "A" secured investor certificates.

Pursuant to the terms of the Underwriting Agreement, the Company incurred expense to the managing underwriter and participating broker-dealers commissions and non-reimbursable expenses of approximately $449,154, $669,579 and $217,000 during 2003, 2002 and 2001, respectively, in connection with these last two public offerings.

The Company has filed a Registration Statement with the Securities and Exchange Commission for a second public offering of debt securities. The Company is offering $23,000,000 principal amount of Series "B" secured investor certificates. The Company expects this offering will become effective in 2004.

8.  FAIR VALUE OF FINANCIAL INSTRUMENTS

The estimated fair value of the Company's financial instruments, none of which are held for trading purposes, are as follows at June 30, 2004 and 2003 and December 31, 2003 and 2002:

                                                       June 30,                                       June 30,
                                                        2004                                            2003
                                      -----------------------------------------       ---------------------------------------
                                            Carrying                Fair                  Carrying                   Fair
                                             Amount                Value                   Amount                    Value
Cash and equivalents                        $ 2,325,357           $ 2,325,357           $ 9,945,877               $ 9,945,877
Accounts receivable                              67,061                67,061                44,830                    44,830
Interest receivable                             134,075               134,075               101,273                   101,273
Mortgage loans receivable                    27,596,993            27,596,993            22,403,621                22,403,621
Bond portfolio                                7,677,044             7,677,044             3,300,103                 3,300,103
Investors saver certificates                 14,872,000            14,872,000            12,054,000                12,054,000

                        AMERICAN CHURCH MORTGAGE COMPANY

                          Notes to Financial Statements

                       June 30, 2004 and 2003 (Unaudited)
                        December 31, 2003, 2002 and 2001

                                                     December 31,                                   December 31,
                                                         2003                                            2002
                                         -----------------------------------             -----------------------------------
                                            Carrying                Fair                  Carrying                   Fair
                                             Amount                Value                   Amount                   Value
Cash and equivalents                      $  4,368,769          $  4,368,769         $   7,852,220             $   7,852,220
Accounts receivable                             61,423                61,423                63,602                    63,602
Interest receivable                            135,648               135,648               135,648                   135,648
Mortgage loans receivable                   26,303,051            26,303,051            16,431,720                16,431,720
Bond portfolio                               5,485,286             5,485,286             4,356,637                 4,356,637
Investors saver certificates                14,257,000            14,257,000             7,428,000                 7,428,000

The carrying value of cash and equivalents approximates fair value. The carrying value of the mortgage loans receivable approximates fair value because of the substantial turnover and activity in this portfolio. The carrying value of the bond portfolio approximates fair value because of minimal changes in interest rates and quality of the underlying collateral since initial purchase. The carrying value of the investor saver certificates approximates fair value because the interest rates that the certificates have been sold at have not changed significantly in the past year.

9.  LINE OF CREDIT

The Company obtained a $1,000,000 line of credit with its bank, Beacon Bank of Shorewood, MN, on July 22, 1999 which was increased to $2,000,000 on March 18, 2002, subject to certain borrowing base limitations, through August 1, 2004. Interest is charged at 1/2% over the prime rate totaling 5.00% at June 30, 2004 and 4.50% at December 31, 2003 and 4.75% at June 30, 2003 and December 31, 2002. The line of credit is collateralized by the mortgage secured bonds held by the Company. There was no balance outstanding at June 30, 2004 or December 31, 2003 and 2002. Interest expense related to the line of credit was $0 for June 30, 2004 and 2003 and December 31, 2003 and $12,717 for December 31, 2002.

Account Application                                  Account Number:
__   New Account  (check one)                        _____________________
__   Update                Years Known:  _________

1.   Account Registration:  (Check One):
__   Individual            __       Joint Tenants with Rights of Survivorship __       Corporate*             __     Non-Profit*
__   Custodial             __       Community Property                        __       Partnership*           __     Trust*
__   Investment Club*      __       Pension/Profit Sharing Plan*              __       Sole Proprietorship*   __     Estate*
__   IRA*                  __       Joint Tenants in Common  (50%/50%  unless otherwise noted  _____%  __     __     TOD/POD

*Additional Paperwork May Be Required

2.     Account Registration:


-------------------------------------------------------------------------------------------------------------------------------
Full Legal Name:  Individual/Corporation/Trust/IRA Trustee                                         Social Security Number

-------------------------------------------------------------------------------------------------------------------------------
Full Legal Name:  Co-Applicant/Minor/Trustees                                                      Social Security Number

-------------------------------------------------------------------------------------------------------------------------------
Home Address:  (P.O. Box Unacceptable)               City                  State             Zip            Length at Residence

-------------------------------------------------------------------------------------------------------------------------------
Alternate Mailing Address (P.O. Box Acceptable)      City                  State             Zip

-----------------        -----------------------       -------------------------------       -------------------------------
Date of Birth            Date of Birth (Co-Applicant)  Daytime Phone                         Evening Phone

-------------------------        -----------------------------------------------------       -------------------------------
Fax Number                       E-mail Address                                              Name of your Bank

3. Customer Identification Program (CIP)

To help the United States fight the funding of terrorism and money laundering activities, Federal law requires us to obtain, verify and record information that identifies each person who opens an account with us.

Individuals:  __  Driver's License __  Govt. or State Issued I.D. __ Entities__  Trust Agreement  Dated:  __________________

Issuer:  _________________________________________________________           __  Articles of Incorporation

I.D. Number:  ____________________________________________________           __   Partnership Agreement

Date of Issuance:  ______________  Date of Expiration  ______________Other:  ____________________________________________

4.  Investor Information

Marital Status: __ Single __  Married __  Divorced __  Widowed    Number of Dependents:  ____________  U.S. Citizen? __  Yes __  No*

Employment Information:  (Please specify if unemployed, retired, homemaker or student.
If unemployed or retired please indicate your former occupation)

--------------------------------------------------------------------------------------------------------------------------------
Employer (If self-employed, please specify name of business.)                                   Occupation or former Occupation

------------------------
Length of current Employment

Co-Applicant's Employment Information: (Please specify if unemployed, retired, homemaker or student.
If unemployed or retired please indicate your former occupation)

--------------------------------------------------------------------------------------------------------------------------------
Employer (If self-employed, please specify name of business.)                                    Occupation or former Occupation


-------------------------
Length of Current Employment

Page 1 of 2

Account Application                          ________________   Account Number:
(Continued)

4.   Investor Information (Continued):

Investment Objectives  (Check all that apply):

__ Capital Preservation: Preserving the value of your existing assets by investing in securities with a smaller degree of risk of loss of principal.

__   Income:   Generating   current  income  rather  than   generating   capital
     appreciation.

__ Growth: Generating capital appreciation by investing in securities with a higher degree of volatility and risk of loss of principal, which will generate little if any current income.

__ Speculation: Trading volatile securities with a higher than average possibility of loss of principal with the hope of achieving significant capital appreciation.

Financial Information Primary Applicant __ Check Here If You Are Combining Financial Information


                                                                                  Estimated Liquid Net Worth
 Investment Experience (# of    Estimated Annual        Estimated Net Worth     (Cash, Bank C.D.'s, Liquid Securities) Tax Bracket
            Years)                 Income

__  Stocks         ________   ___  Under $25,000        ___ Under $50,000           ___ Under $50,000                    __  10%
__  Bonds          ________   ___  $25,001 - $50,000    ___ $50,000 - $100,000      ___ $50,000 - $100,000               __  15%
__  Mutual Funds   ________   ___  $50,001 - $75,000    ___ $100,001 - $150,000     ___ $100,001 - $150,000              __  25%
__  Municipal Bonds________   ___  $75,001 - $100,000   ___ $150,001 - $250,000     ___ $150,001 - $250,000              __  28%
__  Limited                   ___  $100,001 - $175,00   ___ $250,001 - $500,000     ___ $250,001 - $500,000              __  33%
      Partnerships ________   ___  $175,001 - $250,00   ___ $500,001 - $1,000,000   ___ $500,001 - $1,000,000            __  35%
                              ___ $250,001 - $500,000   ___ Over $1,000,000         ___ Over $1,000,000
                              ___  Over $500,001

------------------------------  ----------------------- --------------------------  ------------------------------------ -----------

Financial Information Co-Applicant (If Applicable):

                                                                                  Estimated Liquid Net Worth
 Investment Experience (# of    Estimated Annual        Estimated Net Worth     (Cash, Bank C.D.'s, Liquid Securities) Tax Bracket
            Years)                 Income

__  Stocks         ________   ___  Under $25,000        ___ Under $50,000           ___ Under $50,000                    __  10%
__  Bonds          ________   ___  $25,001 - $50,000    ___ $50,000 - $100,000      ___ $50,000 - $100,000               __  15%
__  Mutual Funds   ________   ___  $50,001 - $75,000    ___ $100,001 - $150,000     ___ $100,001 - $150,000              __  25%
__  Municipal Bonds________   ___  $75,001 - $100,000   ___ $150,001 - $250,000     ___ $150,001 - $250,000              __  28%
__  Limited                   ___  $100,001 - $175,00   ___ $250,001 - $500,000     ___ $250,001 - $500,000              __  33%
      Partnerships ________   ___  $175,001 - $250,00   ___ $500,001 - $1,000,000   ___ $500,001 - $1,000,000            __  35%
                              ___ $250,001 - $500,000   ___ Over $1,000,000         ___ Over $1,000,000
                              ___  Over $500,001

------------------------------  ----------------------- --------------------------  ------------------------------------ -----------

5.  Account Agreement (Please read and sign)

Certification of Taxpayer ID Number (Substitute W-9): Under penalty of perjury, you certify that (1) the number shown on this form is your correct taxpayer identification number and (2) you are not subject to backup withholding because
(i) you are exempt from backup withholding, or (ii) you have not been notified by the Internal Revenue Service (IRS) that you are subject to backup withholding as a result of a failure to report all interest and dividends, or (iii) the IRS has notified you that you are no longer subject to backup withholding and (3) you are a U.S. person (including a U.S. resident alien).

Arbitration Agreement: The customer agrees, and by carrying an account for the customer, American Investors Group, Inc. agrees that all controversies which may arise between us concerning any transaction or the construction, performance, or breach of this or any other agreement between us pertaining to securities, whether entered into prior, on or subsequent to the date hereof, shall be determined by arbitration. Any arbitration under this agreement shall be conducted pursuant to the federal arbitration act before the National Association of Securities Dealers, Inc. in accordance with the rules then prevailing at the organization. Both parties agree that (i) arbitration is final and binding on the parties. (ii) The parties are waiving their right to seek remedies in court, including the right to jury trial. (iii) Pre-arbitration discovery is generally more limited than and different from court proceedings.
(iv) The arbitrators' award is not required to include factual findings or legal reasoning and the party's right to appeal or seek modification of rulings by the arbitrators is strictly limited. (v) The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

X __________________________________________  X  ___________________________________________
  Applicants Signature              (Date)       Co-Applicants Signature            (Date)

                               FOR BROKER USE ONLY

Rep Last Name:  ________________________  Rep #:   ______________

X __________________________________________   X  ___________________________________________
  Registered Representative Signature (Date)       Principals Signature               (Date)

                                    EXHIBIT A
                         STATE SUITABILITY REQUIREMENTS

If you are a resident of one of the states listed below, you must be able to represent that you meet the financial suitability requirements for the state in which you live to invest in the Series B Secured Investor Certificates of American Church Mortgage Company. The investment firms that solicit purchases are required by law to ask you whether you meet these requirements to determine whether a purchase of the certificates is suitable for you. When you sign the account application you are required to represent that you meet the suitability standards contained under the caption "Who May Invest" (at page 11 of this prospectus), and if applicable, the higher standards set forth in the table below.

IF YOU ARE A RESIDENT OF ONE OF THE STATES BELOW, YOU MUST SATISFY THE NET WORTH REQUIREMENT OR THE COMBINED NET WORTH- NET INCOME REQUIREMENT SET FORTH OPPOSITE THE STATE. When considering the net worth standards, you cannot include the value of your home, furnishings and automobiles.

--------------------- ---------------------- ---------------------- -------------------- -------------------------------------
       STATE              ALTERNATIVE 1          ALTERNATIVE 2      MINIMUM INVESTMENT            MAXIMUM INVESTMENT
                            NET WORTH          NET INCOME + NET
                                                     WORTH
--------------------- ---------------------- ---------------------- -------------------- -------------------------------------
--------------------- ---------------------- ---------------------- -------------------- -------------------------------------
Arizona               $150,000               $45,000 net income     N/A                  N/A
                                             PLUS $45,000 net
                                             worth
--------------------- ---------------------- ---------------------- -------------------- -------------------------------------
--------------------- ---------------------- ---------------------- -------------------- -------------------------------------
Arkansas              $150,000               $45,000 net income     N/A                  N/A
                                             PLUS $45,000 net
                                             worth
--------------------- ---------------------- ---------------------- -------------------- -------------------------------------
--------------------- ---------------------- ---------------------- -------------------- -------------------------------------
Kansas                N/A                    N/A                    N/A                  It is recommended that Kansas
                                                                                         investors limit their investment to
                                                                                         no more than 10% of their net worth.
--------------------- ---------------------- ---------------------- -------------------- -------------------------------------
--------------------- ---------------------- ---------------------- -------------------- -------------------------------------
Minnesota             $150,000               $45,000 net income     N/A                  N/A
                                             PLUS $45,000 net
                                             worth
--------------------- ---------------------- ---------------------- -------------------- -------------------------------------
--------------------- ---------------------- ---------------------- -------------------- -------------------------------------
North Dakota          $150,000               $45,000 net income     N/A                  N/A
                                             PLUS $45,000 net
                                             worth
--------------------- ---------------------- ---------------------- -------------------- -------------------------------------
--------------------- ---------------------- ---------------------- -------------------- -------------------------------------
Texas                 $150,000               $45,000 net income     N/A                  10% of net worth
                                             PLUS $45,000 net
                                             worth
--------------------- ---------------------- ---------------------- -------------------- -------------------------------------
--------------------- ---------------------- ---------------------- -------------------- -------------------------------------
Washington            $150,000               $45,000 net income     N/A                  N/A
                                             PLUS $45,000 net
                                             worth
--------------------- ---------------------- ---------------------- -------------------- -------------------------------------

==================================================================    ==============================================================
Prospective  investors may rely only on the information contained
in this  prospectus.  Neither  American Church  Mortgage  Company                            American Church
nor the  Underwriter  has authorized  anyone to provide any other                           Mortgage Company
information.  This prospectus  isn't an offer to sell to - nor is it  seeking an offer to buy  securities  from - any person in any jurisdiction  in  which  it  is  illegal  to  make  an  offer  or solicitation.  The  information  here is correct only on the date of this  prospectus,  regardless  of the time of the  delivery of this prospectus or any sale of these securities.

                        TABLE OF CONTENTS
Prospectus Summary                                           1
Risk Factors                                                 6


Who May Invest                                              11                $23,000,000 of Series B Investor Certificates
Use of Proceeds                                             12
Compensation to Advisor and Affiliates                      13
Conflicts of Interest                                       15
Distributions                                               17
Capitalization                                              19
Selected Financial Data                                     20                                 PROSPECTUS
Management's Discussion and Analysis of Financial Condition
  and Results of Operations                                 21
Our Business                                                25
Management                                                  36
Security Ownership of Management and Other                  38
Certain Relationships and Transactions With Management      39
The Advisor and the Advisory Agreement                      40
Federal Income Tax Consequences Associated With
  the Certificates                                          41
Federal Income Tax Consequences Associated With REITS       43
ERISA Consequences                                          44
Description of the Capital Stock                            44
Description of the Certificates                             45
Summary of the Organizational Documents                     53
Plan of Distribution                                        56
Commission Position on Indemnification for Securities Act
  Liabilities                                               57
Legal Matters                                               57
Experts                                                     58
Reports to Shareholders and Rights of Examination           58
Additional Information                                      58
Index to Financial Statements                              F-1

Dealers  effecting  transactions in the securities  offered by this  prospectus, whether or not  participating  in the  offering,  may be  required  to deliver a
prospectus until 45 days after completion of this offering.  Dealers may also be      American Investors Group, Inc.
required  to deliver a  prospectus  when  acting as  underwriters  and for their
unsold allotments or subscriptions.                                                          October __, 2004

==================================================================    ==============================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.  Other Expenses of Issuance and Distribution.

           Item                                                  Estimated Cost
           ----                                                  --------------
           SEC Registration Fee...............................   $         2,914
           NASD Filing Fee....................................   $         2,800
           Blue Sky Qualification Fees and Expenses*..........   $        20,000
           Underwriter's Expense Allowance**                     $       120,000
           Printing and Engraving*............................   $         5,000
           Legal Fees and Expenses*...........................   $        45,000
           Accounting Fees and Expenses*......................   $        12,000
           Miscellaneous*.....................................   $        12,286
                                                                      ----------
               Total..........................................   $       220,000
                                                                         -------

        *     Estimated
       **     Assumes sale of all securities offered

Item 32.  Sales to Special Parties.

         None.

Item 33.  Recent Sales of Unregistered Securities.

         None.

Item 34.  Indemnification of Directors and Officers.

     Our articles require us to indemnify and pay or reimburse reasonable expenses to any individual who is our present or former director, advisor or affiliate, provided that: (i) the director, advisor or affiliate seeking indemnification has determined, in good faith, that the course of conduct which caused the loss or liability was in our best interest; (ii) the director, advisor or affiliate seeking indemnification was acting on our behalf or performing services on our behalf; (iii) such liability or loss was not the result of negligence or misconduct on the part of the indemnified party, except that in the event the indemnified party is or was an independent director, such liability or loss shall not have been the result of gross negligence or willful misconduct; and (iv) such indemnification or agreement to be held harmless is recoverable only out of our assets and not from our shareholders directly.

     We may advance amounts to persons entitled to indemnification for legal and other expenses and costs incurred as a result of legal action instituted against or involving such person if: (i) the legal action relates to the performance of duties or services by the indemnified party for or on our behalf; (ii) the legal action is initiated by a third party who is not a shareholder, or the legal action is initiated by shareholder acting in his or her capacity as such and a court specifically approves such advancement; and (iii) the indemnified party receiving such advances undertakes, in writing, to repay the advanced funds, with interest at the rate we determined, in cases in which such party would not be entitled to indemnification.

     Notwithstanding the foregoing, we may not indemnify our directors, advisor, or affiliates and any persons acting as a broker-dealer for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as the particular indemnitee;
(ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws.

     Subject to the limitations described above, we have the power to purchase and maintain insurance on behalf of an indemnified party. We may procure insurance covering our liability for indemnification. The indemnification permitted by our Articles is more restrictive than permitted under the Minnesota Business Corporation Act.

Item 35.  Treatment of Proceeds From Stock Being Registered.

         None.

Item 36.  Financial Statements and Exhibits.

         (a)  Financial Statements:

         Financial Statements
                  Report of Independent Auditor
                  Balance Sheet at December 31, 2003, 2002 and June 30, 2004, 2003
                  Statements of Operations for years ended December 31, 2003, 2002, 2001 and the six month period ended June 30, 2004, 2003
                  Statements of Stockholders' Equity for the years ended December 31, 2003, 2002, 2001 and the six month period ended June 30, 2004
                  Statements of Cash Flows for the years ended December 31, 2003, 2002, 2001 and the six month period ended
                    June 30, 2004, 2003
                  Notes to Financial Statements

         (b)  Exhibits:

                  See attached exhibit index.

Item 37.  Undertakings.

The undersigned registrant hereby undertakes:

1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

     b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss. 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

5) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

6) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.




                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Minnetonka, state of Minnesota, on October 6, 2004.

                                            AMERICAN CHURCH MORTGAGE COMPANY


                                            By      /s/ Philip J. Myers
                                                    ---------------------------
                                                     Philip J. Myers, President

                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Philip J. Myers and Scott J. Marquis, or either of them, such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such person and in such person's name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-11 of American Church Mortgage Company and any and all amendments (including post-effective amendments) to the Registration Statement, and to file same, with all exhibits hereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.



     /s/ Kirbyjon H. Caldwell                                      Director                     October 6, 2004
---------------------------------------------------
Kirbyjon H. Caldwell


     /s/ Dennis J. Doyle                                           Director                     October 6, 2004
---------------------------------------------------
Dennis J. Doyle


     /s/ Michael G. Holmquist                                      Director                     October 6, 2004
---------------------------------------------------
Michael G. Holmquist

                                                             Director, President,
     /s/ Philip J. Myers                                    Secretary and Treasurer             October 6, 2004
---------------------------------------------------
Philip J. Myers


     /s/ Robert O. Naegele, Jr.                                    Director                     October 6, 2004
---------------------------------------------------
Robert O. Naegele, Jr.


                                INDEX TO EXHIBITS
Exhibit No.     Title
1               Distribution Agreement                                                                              1
3.1             Amended and Restated Articles of Incorporation                                                      4
3.2             Third Amended and Restated Bylaws                                                                   1
4.1             Specimen Common Stock Certificate                                                                   4
4.2             Trust Indenture                                                                                     1
5               Opinion Letter of Winthrop & Weinstine, P.A. as to the legality of the securities                   1
8               Opinion Letter of Winthrop & Weinstine, P.A. as to certain tax matters relating to the              1
                securities
10.1            Amended and Restated REIT Advisory Agreement Between the Company and Church Loan Advisory,  Inc.    5
                dated May 19, 1995
10.2            Amendment No. 1 to Advisory  Agreement Between the Company and Church Loan Advisors,  Inc. dated    2
                January 1, 1999
10.3            Line of Credit Agreement with Beacon Bank dated March 18, 2002                                      6
10.4            $2,000,000  Promissory Note and Combined Security  Agreement between the Company and Beacon Bank    6
                dated March 18, 2002
10.5            Security Agreement between the Company and The Herring National Bank, as Trustee                    1
12              Statements Regarding Computation of Ratios                                                          7
21              Subsidiaries of the Registrant                                                                      3
23.1            Consent of Counsel (included in Exhibit 5 and 8)                                                    1
23.2            Consent of Auditor                                                                                  1
24              Power of Attorney (included on signature page)                                                      7
25              Statement of Eligibility of Trustee                                                                 1
-----------------

(1)      Incorporated  herein by reference to the Company's  Registration  Statement on Form S-11/A filed
         September 28, 2004.
(2)      Incorporated  herein by reference to the Company's  Registration  Statement on Form S-11 filed June 29, 1999
         (Commission File No. 333-81819).
(3)      None.
(4)      Incorporated herein by reference to the Company's Registration Statement on Form 8-A filed April 30, 1999.
(5)      Incorporated herein by reference to the Company's Registration Statement on Form S-11 filed December 21, 2001
(6)      Incorporated herein by reference to the Company's Registration Statement on Form S-11/A filed April 26, 2002.
(7)      Files herewith